                                                                       EXHIBIT 4

                           DATED AS OF APRIL 14, 2000

                                HOLLY CORPORATION
                             NAVAJO REFINING COMPANY
                                BLACK EAGLE, INC.
                                  NAVAJO CORP.
                              NAVAJO SOUTHERN, INC.
                              NAVAJO NORTHERN, INC.
                                  LOREFCO, INC.
                        NAVAJO CRUDE OIL PURCHASING, INC.
                              NAVAJO HOLDINGS, INC.
                              HOLLY PETROLEUM, INC.
                               NAVAJO PIPELINE CO.
                              LEA REFINING COMPANY
                         NAVAJO WESTERN ASPHALT COMPANY
                  AND MONTANA REFINING COMPANY, A PARTNERSHIP,
                           AS BORROWERS AND GUARANTORS

                             THE BANKS LISTED HEREIN
                       CANADIAN IMPERIAL BANK OF COMMERCE,
                             AS ADMINISTRATIVE AGENT

                                   CIBC INC.,
                               AS COLLATERAL AGENT

                               FLEET NATIONAL BANK
                  AS COLLATERAL MONITOR AND DOCUMENTATION AGENT

                                       AND

                            CIBC WORLD MARKETS CORP.,
                      AS SOLE LEAD ARRANGER AND BOOKRUNNER


===============================================================================

                                  $100,000,000
                              AMENDED AND RESTATED
                       CREDIT AND REIMBURSEMENT AGREEMENT

===============================================================================

                                    CONTENTS

CLAUSE                                                                                           PAGE
1.    DEFINITIONS....................................................................................1

      Definitions....................................................................................1
      Accounting Terms and Determinations...........................................................20
      Types of Borrowings...........................................................................20

2.    THE CREDITS...................................................................................20

      Commitments to Lend...........................................................................20
      Method of Borrowing...........................................................................21
      Letters of Credit.............................................................................22
      Notes.........................................................................................26
      Maturity of Loans.............................................................................27
      Interest Rates................................................................................27
      Commitment Fees...............................................................................28
      Optional Termination or Reduction of the Commitments..........................................28
      Mandatory Termination of Commitments..........................................................29
      Optional Prepayments..........................................................................29
      General Provisions as to Payments.............................................................29
      Funding Losses................................................................................30
      Computation of Interest and Fees..............................................................30
      Deficiencies in the Borrowing Base............................................................30
      Method of Electing Interest Rates.............................................................31
      Regulation D Compensation.....................................................................32
      Register......................................................................................33
      Increase......................................................................................33

3.    CONDITIONS....................................................................................35

      Effectiveness.................................................................................35
      All Credit Events.............................................................................37

4.    REPRESENTATIONS AND WARRANTIES OF THE BORROWERS...............................................38

      Corporate Existence and Power.................................................................38
      Corporate and Governmental Authorization; No Contravention....................................38
      Binding Effect................................................................................38
      Lien Enforceable..............................................................................38
      Assignments Valid.............................................................................39
      Financial Information.........................................................................39
      Litigation....................................................................................39


      Compliance with ERISA.........................................................................40
      Environmental Matters.........................................................................40
      Taxes.........................................................................................40
      Restricted Subsidiaries.......................................................................41
      Full Disclosure...............................................................................41
      Compliance with Margin Regulations............................................................41
      Investment Company Act........................................................................41
      Patents, Trademarks, Licenses.................................................................41

5.    COVENANTS.....................................................................................42

      Information...................................................................................42
      Payment of Obligations........................................................................44
      Maintenance of Property; Insurance............................................................45
      Conduct of Business and Maintenance of Existence..............................................45
      Compliance with Laws..........................................................................45
      Inspection of Property, Books and Records.....................................................45
      Investments...................................................................................46
      Minimum Consolidated Tangible Net Worth.......................................................47
      Leverage Ratio................................................................................47
      Working Capital...............................................................................47
      Negative Pledge...............................................................................47
      Consolidation, Mergers and Sales of Assets....................................................48
      Use of Proceeds...............................................................................50
      Other Debt....................................................................................50
      Restricted Payments and Restricted Investments................................................51
      Transactions with Affiliates..................................................................51
      Designation of Subsidiaries; Restricted Subsidiaries; Additional Guarantors...................52
      Consolidated Capital Expenditures.............................................................53

6.    DEFAULTS......................................................................................54

      Events of Default.............................................................................54
      Notice of Default.............................................................................57

7.    THE AGENTS....................................................................................57

      Appointment and Authorization.................................................................57
      Agents and Affiliates.........................................................................57
      Action by Agents..............................................................................57
      Consultation with Experts.....................................................................58
      Liability of Agents...........................................................................58
      Indemnification...............................................................................58
      Credit Decision...............................................................................58
      Successor Agents..............................................................................59


                                                                         Page II


8.    CHANGE IN CIRCUMSTANCES.......................................................................59

      Basis for Determining Interest Rate Inadequate or Unfair......................................59
      Illegality....................................................................................60
      Increased Cost and Reduced Return.............................................................60
      Taxes.........................................................................................62
      Base Rate Loans Substituted for Affected Euro-Dollar Loans....................................63
      Substitution of Bank..........................................................................64

9.    MISCELLANEOUS.................................................................................64

      Notices.......................................................................................64
      No Waiver.....................................................................................65
      Expenses; Indemnification.....................................................................65
      Sharing of Set-Offs...........................................................................66
      Amendments and Waivers........................................................................67
      Successors and Assigns........................................................................67
      Collateral....................................................................................68
      Proprietary Information.......................................................................69
      Governing Law; Submission to Jurisdiction.....................................................69
      Counterparts; Integration.....................................................................70
      Severability..................................................................................70
      WAIVER OF JURY TRIAL..........................................................................70

SCHEDULE I     -     Investments on and as of the Date Hereof

SCHEDULE II    -     Liens Existing on and as of the Date Hereof



EXHIBIT A      -     Note

EXHIBIT B-1    -     Opinion of Hughes & Luce, L.L.P., Special Counsel for the
                     Obligors

EXHIBIT B-2    -     Opinion of W. John Glancy, General Counsel of the Obligors

EXHIBIT C      -     Opinion of Freshfields LLP, Special Counsel for the Agents

EXHIBIT D      -     Form of Subsidiary Security Agreement

EXHIBIT E      -     Form of Company Security Agreement

EXHIBIT F      -     Form of Assignment and Assumption Agreement



                                                                        Page III

EXHIBIT G-1    -     Government Contracts

EXHIBIT G-2    -     Form of Assignment

EXHIBIT G-3    -     Form of Notice of Assignment

EXHIBIT H      -     Form of Guarantee Agreement

EXHIBIT I      -     Designated Customers





                                                                        Page IV

AMENDED AND RESTATED CREDIT AND REIMBURSEMENT AGREEMENT dated as of April 14, 2000 among HOLLY CORPORATION, NAVAJO REFINING COMPANY, BLACK EAGLE, INC., NAVAJO CORP., NAVAJO SOUTHERN, INC., NAVAJO NORTHERN, INC., LOREFCO, INC., NAVAJO CRUDE OIL PURCHASING, INC., NAVAJO HOLDINGS, INC., HOLLY PETROLEUM, INC., NAVAJO PIPELINE CO., LEA REFINING COMPANY, NAVAJO WESTERN ASPHALT COMPANY, and MONTANA REFINING COMPANY, A PARTNERSHIP, as Borrowers and Guarantors, the BANKS listed on the signature pages hereof, CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent, CIBC INC. as Collateral Agent, FLEET NATIONAL BANK (formerly known as Bank Boston Corp.), as Collateral Monitor and Documentation Agent, and CIBC WORLD MARKETS CORP., as Sole Lead Arranger and Bookrunner.

The Borrowers, the Guarantors, certain lenders, the Administrative Agent, the Collateral Agent and Morgan Guaranty Trust Company of New York, as Documentation Agent, are parties to a Credit Agreement dated as of October 14, 1997 (as heretofore modified and supplemented and in effect on the date of this Agreement, the ORIGINAL CREDIT AGREEMENT). The parties hereto agree to amend and restate the Original Credit Agreement so that, amended and restated, it will read in its entirety as provided herein.

W I T N E S S E T H :

The parties hereto agree as follows:

DEFINITIONS

DEFINITIONS

1.1      The following terms, as used herein, have the following meanings:

ACCOUNT DEBTOR means, with respect to any Receivable, the Person or Persons obligated to make payments with respect to such Receivable, including any guarantor thereof.

ADDITIONAL LENDER has the meaning set forth in Section 2.18(a);

ADMINISTRATIVE AGENT means Canadian Imperial Bank of Commerce in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

ADMINISTRATIVE QUESTIONNAIRE means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Company) duly completed by such Bank.

AFFILIATE means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Company (a CONTROLLING PERSON) or (ii) any Person (other than the Company or a Restricted Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

AGENT means the Administrative Agent, the Collateral Agent, the Collateral Monitor and Documentation Agent or the Sole Lead Arranger and Bookrunner, as the context may require, and AGENTS means any combination of them.

AGGREGATE LC AMOUNT has the meaning set forth in Section 6.1.

APPLICABLE LENDING OFFICE means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

ASSET SALE means any sale, lease, license or other disposition (including any such transaction effected by way of merger or consolidation) by a Borrower or any Restricted Subsidiary to any Person other than a Borrower or a Restricted Subsidiary of any asset, including without limitation any sale-lease-back transaction, whether or not involving a capital lease, but excluding (i) dispositions of cash, First Tier Cash Investments, Second Tier Cash Investments or Third Tier Cash Investments in the ordinary course of business, (ii) dispositions of inventory in the ordinary course of business and (iii) dispositions of obsolete, unused or unnecessary equipment or undeveloped real estate.

ASSIGNEE has the meaning set forth in Section 9.6(c).

ASSIGNMENT OF CLAIMS ACT means the Assignment of Claims Act of 1940, as amended, or any successor statute.

BANK means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.6(c), and their respective successors.

BASE RATE means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

BASE RATE LOAN means a Loan which bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Article 8.

BENEFIT ARRANGEMENT means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA that is not a Plan or a Multiemployer Plan and that is maintained or otherwise contributed to by any member of the ERISA Group.

BOARD OF DIRECTORS means, at any time, the board of directors of the Company or any committee thereof which, at the relevant time, shall have the lawful power to exercise the power and authority of such board of directors.

BORROWERS means the Company and each of the Borrower Subsidiaries, and BORROWER means any one of them. When used in the context of a Loan or Letter of Credit, references to "the Borrower" are to the Borrower to which such Loan is or is to be made or upon whose request such Letter of Credit is or is to be issued.

BORROWER SALE has the meaning set forth in Section 5.12(c).

BORROWER SUBSIDIARIES means Navajo Refining Company, Navajo Holdings, Inc., Holly Petroleum, Inc., Navajo Pipeline Co., Lea Refining Company, Navajo Western Asphalt Company and Montana Refining Company, A Partnership and BORROWER SUBSIDIARY means any one of them.

BORROWING BASE means as of the date of the most recent Borrowing Base Certificate delivered to the Collateral Agent by the Company, an amount equal to the lesser of (x) the sum (without duplication) of (i) 85% of the outstanding balance of Eligible Commercial Receivables; (ii) 95% of the outstanding balance of Eligible Government Receivables; (iii) 80% of Eligible Inventory; (iv) 80% Eligible Product In Transit; (v) 85% of Eligible Back-to-Back Transactions; (vi) 95% of Designated Eligible Back-to-Back Transactions; (vii) at the option of the Company, 100% of Pledged Cash; (viii) at the option of the Company, 100% of the fair market value of First Tier Cash Equivalents; (ix) at the option of the Company, 90% of the fair market value of Second Tier Cash Equivalents; and (x) at the option of the Company, 80% of the fair market value of Third Tier Cash Equivalents; provided that amounts included in the Borrowing Base pursuant to clause (iii) above shall not exceed 60% of the Borrowing Base and (y) the aggregate principal amount of the Commitments. The Borrowing Base as set forth in the Borrowing Base Certificate most recently delivered to the Collateral Agent by the Company hereunder shall constitute the "Borrowing Base" for all purposes hereunder.

BORROWING BASE CERTIFICATE means a certificate executed by the chief financial officer, treasurer or the controller of the Company, in a form mutually agreed to by the Company and the Administrative Agent.

COLLATERAL means all of the collateral in which a security interest is granted to the Collateral Agent on behalf of the Banks in the Security Agreements.

COLLATERAL ACCOUNT has the meaning set forth in the Company Security Agreement.

COLLATERAL AGENT means CIBC Inc. in its capacity as collateral agent for the Secured Parties hereunder and under each Security Agreement and its successors in such capacity.

COLLATERAL MONITOR means FLEET NATIONAL BANK in its capacity as collateral monitor and documentation agent for the Secured Parties hereunder and its successors and assigns.

COMMITMENT means (i) with respect to each Bank listed on the signature pages hereof, the amount set forth opposite the name of such Bank on the signature pages hereof and (ii) with respect to each Assignee that becomes a Bank pursuant to Section 9.6(c), the amount of the Commitment thereby assumed by it, in each case as such amount may be increased or reduced from time to time pursuant to
Section 2.8, 2.18 or 9.6(c). As of the date of this Agreement the aggregate principal amount of the Commitments is $80,000,000.

COMMITMENT FEE RATE means a rate per annum determined daily in accordance with the Pricing Schedule.

COMMITMENT INCREASE NOTICE has the meaning set forth in Section 2.18(a).

COMMITMENT PERCENTAGE means, with respect to each Bank, at any time, the percentage that such Bank's Commitment constitutes of the aggregate amount of the Commitments at such time.

COMPANY means Holly Corporation, a Delaware corporation, and its successors.

COMPANY SECURITY AGREEMENT means a Security Agreement substantially in the form of Exhibit E between the Company and the Collateral Agent, as amended from time to time.

COMPANY'S 1999 FORM 10-K means the Company's annual report on Form 10-K for the fiscal year ended July 31, 1999, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

CONSOLIDATED CAPITAL EXPENDITURES means, for any period, the additions to property, plant and equipment and other capital expenditures, including without limitation turnaround expenditures, of the Company and the Restricted Subsidiaries for such period, as the same are or would be set forth in a consolidated statement of cash flows of the Company and the Restricted Subsidiaries for such period.

CONSOLIDATED CURRENT ASSETS means at any date the consolidated amount of assets of the Company and the Restricted Subsidiaries which are properly classified as current assets, provided that, in determining Consolidated Current Assets, all inventory shall be valued on a FIFO basis.

CONSOLIDATED CURRENT LIABILITIES means at any date the consolidated amount of liabilities of the Company and the Restricted Subsidiaries maturing on demand or within one year from the date as of which current liabilities are to be determined and such other liabilities as may properly be classified as current liabilities.

CONSOLIDATED NET INCOME means, for any period, the consolidated net income of the Company and the Restricted Subsidiaries for such period.

CONSOLIDATED OPERATING CASH FLOW means for any period (i) Consolidated Net Income for such period plus (ii) to the extent deducted in determining Consolidated Net Income for such period, the sum of depreciation, amortization and dry hole and leasehold costs plus (iii) any increase (or minus any decrease) during such period in the consolidated deferred income taxes of the Company and the Restricted Subsidiaries.

CONSOLIDATED SUBSIDIARY means, at any date with respect to any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

CONSOLIDATED TANGIBLE NET WORTH means, at any date, the consolidated stockholders' equity of the Company and the Restricted Subsidiaries less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition INTANGIBLE ASSETS means the amount (to the extent reflected in determining such consolidated stockholders' equity) of all goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible assets.

CONTROLLING PERSON has the meaning assigned to such term in the definition of "Affiliate".

CREDIT EVENT means the making of a Loan or the issuance, extension or renewal of a Letter of Credit.

CREDIT EXPOSURE means, with respect to each Bank at any time, an amount equal to the sum of (i) such Bank's Loan Exposure at such time and (ii) such Bank's LC Exposure at such time.

DEBT of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all obligations of such Person (whether fixed or contingent) to reimburse any bank or other Person in respect of amounts paid or payable under a letter of credit or similar instrument, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person (such Debt to have a principal amount, for purposes of determinations under this Agreement, not exceeding the greater of (x) the net unencumbered carrying value of such asset under generally accepted accounting principles and (y) the fair market value of such asset as of the date the principal amount of such Debt is determined),
(vii) the net termination payments, if any that would be payable by such Person on such date upon termination on such date of all Derivatives Obligations and
(viii)
all Debt of others Guaranteed by such Person; provided that the principal amount of any Joint Venture Debt which is included in this definition shall be (1) the principal amount of such Joint Venture Debt times (2) the equity percentage held directly or indirectly by the Company in the Joint Venture which has incurred such Joint Venture Debt.

DEFAULT means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

DERIVATIVES OBLIGATIONS of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

DESIGNATED CUSTOMER means a Person set forth in Exhibit I or any supplement to
Exhibit I delivered by the Company to the Collateral Agent; provided that such Person must be approved by the Collateral Agent, acting in its sole discretion after consultation with the Banks, which approval may be revoked by the Collateral Agent, acting in its sole discretion after consultation with the Banks, at any time. The revocation by the Collateral Agent of its approval of any Designated Customer shall be effective prospectively and shall not affect any Eligible Receivables with respect to which such Designated Customer is the Account Debtor included in the Borrowing Base at the time such revocation is effective.

DESIGNATED ELIGIBLE BACK-TO-BACK TRANSACTION means an Eligible Back-to-Back Transaction as to which a Designated Customer is a party.

DOMESTIC BUSINESS DAY means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas are authorized or required by law to close.

DOMESTIC LENDING OFFICE means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Administrative Agent.

ELIGIBLE BACK-TO-BACK TRANSACTION means the sales price of back-to-back shipments of crude oil en route to any of the Borrowers or customer of such Borrower (whether or not constituting inventory of such Borrower) as to which shipments (i) such Borrower's obligation to pay for such crude oil is supported by a Letter of Credit issued hereunder and (ii) such Borrower holds title to such crude oil.

ELIGIBLE COMMERCIAL RECEIVABLE means, at any date of determination thereof, any Eligible Receivable which is identified as a "trade receivable" (and not as a "crude oil receivable") on the balance sheet of the Company and its Consolidated Subsidiaries at such date (or would be so identified if such balance sheet were prepared at such date).

ELIGIBLE GOVERNMENT CONTRACT means a contract between any Obligor and the Government; provided that if such contract calls for total payments by the Government in excess of $1,000,000, then such contract shall only be an Eligible Government Contract if such contract:

(a) is set forth in Exhibit G-1 hereto (or in a supplement to Exhibit G-1 delivered by the Company to the Collateral Agent on behalf of the Banks not less than three (3) Domestic Business Days prior to any delivery of a Borrowing Base Certificate in which such contract is sought to be included);

(b) does not include a provision, substantially to the effect of Federal Acquisition Regulation 52.232-24, prohibiting assignment of amounts due from the Government under such contract; and

(c) is the subject of an instrument of assignment duly completed and executed by the Obligor party to such contract substantially in the form of Exhibit G-2 and a notice of assignment duly completed and executed by the Collateral Agent, substantially in the form of Exhibit G-3, in each case and for each such notice, delivered either (i) to the Government for acknowledgment by the Government, not less than three
         (3) Domestic Business Days prior to any delivery of a Borrowing Base Certificate in which such contract is sought to be included or (ii) to the Collateral Agent, not less than three (3) Domestic Business Days prior to any delivery of a Borrowing Base Certificate in which such contract is sought to be included, to be held by the Collateral Agent
         (x) to be delivered to such Obligor, at the request of such Obligor, for delivery to the Government and acknowledgment by the Government or
         (y) so long as either a Security Event or a Default has occurred and is continuing, for delivery to the Government and acknowledgment by the Government at the sole discretion of the Collateral Agent after consultation with the Banks. Each such instrument and each such notice shall contain such modifications as the Collateral Agent shall reasonably determine to be necessary or advisable in order to comply with any law applicable to transactions with the related Account Debtor.

ELIGIBLE GOVERNMENT RECEIVABLE means, at any date of determination thereof, any Eligible Receivable created pursuant to an Eligible Government Contract.

ELIGIBLE INVENTORY means an amount equal to the lower of (i) the sum of the net values of the inventory determined on a FIFO basis or (ii) the Market Value of petroleum products, as to which an Obligor has title, as to which the Banks have a valid and perfected first priority security interest and as to which the Company has furnished to the Banks reasonably detailed information in a Borrowing Base Certificate, determined after taking into account all charges and liens (other than those of the Banks or those of producers arising under the New Mexico Oil and Gas Products Lien Act or any similar statute in any other jurisdiction or under section 9-319 of the Uniform Commercial Code in effect in the States of Texas, Kansas and Wyoming or any other applicable jurisdiction, held in suspense or in existence less than 120 days from the date of creation thereof, in either case in respect of obligations of the Obligors not overdue), of all kinds against such inventory, reductions in market value thereof, and transportation, processing and other handling charges affecting the value thereof, all as determined by the Collateral Agent in its sole discretion, which, absent manifest error, shall be final and binding upon the Borrowers.

ELIGIBLE PRODUCT IN TRANSIT means petroleum products which any Person is obligated under contract to supply to an Obligor, the payment for which is backed by a Letter of Credit issued hereunder, valued at the lower of (i) the contract price on a FIFO basis or (ii) Market Value, as if such products were inventory of such Obligor, as to which the Banks have a valid and perfected first priority security interest in the related contract or other rights of such Obligor and as to which the Company has furnished to the Banks reasonably detailed information in a Borrowing Base Certificate, determined after taking into account all charges and liens (other than those of the Banks or those of producers arising under the New Mexico Oil and Gas Products Lien Act or any similar statute in any other jurisdiction or under section 9-319 of the Uniform Commercial Code in effect in the States of Texas, Kansas and Wyoming or any other applicable jurisdiction, held in suspense or in existence less than 120 days from the date of creation thereof, in either case in respect of obligations of the Obligors not overdue) of all kinds against such products, reductions in market value thereof, and transportation, processing and other handling charges affecting the value thereof, all as determined by the Collateral Agent in its sole discretion, which absent manifest error, shall be final and binding upon the Borrowers.

ELIGIBLE RECEIVABLE means, at any date of determination thereof, any Receivable other than the following:

(a) solely in the case of a Receivable created pursuant to an Eligible Government Contract, any such Receivable for which all necessary government funding has not been appropriated at the time such Receivable is invoiced;

(b) any Receivable that is not invoiced and payable by the Account Debtor in United States dollars unless the currency exchange risk in respect of such Receivable has been hedged to the reasonable satisfaction of the Required Banks;

(c)      any Receivable due from an Account Debtor

                  (i) organized under the laws of any jurisdiction other than a jurisdiction located in the United States of America or Canada or

                  (ii) whose principal place of business is located in any jurisdiction other than a jurisdiction located in the United States of America or Canada, unless in either case (x) such Account Debtor is Pemex or any of its affiliates organized under the laws of Mexico (any such Account Debtor, a PEMEX ACCOUNT DEBTOR) or whose principal place of business is in Mexico or (y) such Receivable is invoiced to and paid from an office of such Person located within the United States of America;

(d) any Receivable that does not comply with all applicable legal requirements, including, without limitation, all laws, rules, regulations and orders of any governmental or judicial authority;

(e) any Receivable whose original due date is more than 90 days after the date of the original issuance of the invoice therefor;

(f) any Receivable that remains unpaid for more than 90 days from the original due date specified at the time of the original issuance of the invoice therefor;

(g) any Receivables from any Account Debtor if the total value of all Receivables owing from such Account Debtor which remain unpaid for more than 90 days from the original due date specified at the time of the original issuance of the invoice therefor and which are not being contested in good faith exceeds 10% of the value of all such Receivables owing from such Account Debtor;

(h) any Receivable arising outside the ordinary course of business of the Obligors;

(i) any Receivable as to which the Account Debtor is a Person other than the Government, an Investment Grade Customer, or a Designated Customer, to the extent the aggregate amount of all Receivables due from such Account Debtor at such date exceeds 5% of the aggregate amount of the Borrowing Base at such date;

(j) any Receivable as to which the Account Debtor is an Investment Grade Customer, to the extent the aggregate amount of all Receivables due from such Account Debtor at such date exceeds 10% of the aggregate amount of the Borrowing Base at such date;

(k) any Receivable as to which the Account Debtor is a Designated Customer, to the extent the aggregate amount of all Receivables due from such Designated Customer exceeds 15% of the aggregate amount of the Borrowing Base at such date;

(l) any Receivable evidenced by an "instrument" (as defined in the UCC) not in the possession of the Collateral Agent;

(m)      any Receivable that is not an "account" as defined in the UCC;

(n) any Receivable that is not subject to a perfected first priority Lien in favor of the Collateral Agent (under all applicable laws and subject only to Permitted Liens), including without limitation any Receivable which constitutes an "account" under the Uniform Commercial Code subject to subsection (5) of Section 9-103 of the Uniform Commercial Code in effect in any applicable jurisdiction and which respect to which Receivable all necessary actions (including without limitation the filing of all necessary UCC-1 financing statements in the proper form) necessary to perfect such Lien have not been taken;

(o) any Receivable as to which the Borrower does not have good title, free and clear of all Liens other than Permitted Liens;

(p) any Receivable that is not at all times the legal and valid payment obligation of the Account Debtor thereon, enforceable against such Account Debtor in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally;

(q) any Receivable which is subject to any asserted offset, or other defense but only to the extent of such offset, or other defense;

(r) any Receivable from an Account Debtor that to the Company's knowledge is the subject of a bankruptcy, insolvency or similar proceeding;

(s)      any Receivable which is part of an Eligible Back-to-Back Transaction;

(t) any Receivable prohibiting assignment of such Receivable if the Government is the Account Debtor; and

(u)      any Receivable from an Account Debtor who is an Affiliate.

All Eligible Receivables shall be determined after deducting from the aggregate amount thereof all payments, adjustments or credits applicable thereto (but without any deduction for credits or adjustments backed by a Letter of Credit issued hereunder); provided that the amount of Eligible Receivables from any Account Debtor shall be reduced by the aggregate dollar value of all accounts payable to such Account Debtor (for the avoidance of doubt, excluding any Affiliates of such Account Debtor that are separate legal entities).

A Receivable which is an Eligible Receivable, but which subsequently fails to meet any of the foregoing requirements shall immediately cease to be an Eligible Receivable.

ENVIRONMENTAL LAWS means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

ERISA means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

ERISA GROUP means the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Internal Revenue Code.

EURO-DOLLAR BUSINESS DAY means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

EURO-DOLLAR LENDING OFFICE means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Administrative Agent.

EURO-DOLLAR LOAN means a Loan which bears interest at a Euro-Dollar Rate plus the Euro-Dollar Margin pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

EURO-DOLLAR MARGIN means a rate per annum determined daily in accordance with the Pricing Schedule.

EURO-DOLLAR RATE means a rate of interest determined pursuant to Section 2.6(b) on the basis of a London Interbank Offered Rate.

EURO-DOLLAR RESERVE PERCENTAGE has the meaning set forth in Section 2.16.

EVENTS OF DEFAULT has the meaning set forth in Section 6.1.

EXISTING HOLDERS means (i) Lamar Norsworthy, David Norsworthy, Nona Barrett, Betty Regard, Margaret Simmons and Suzanne Bartolucci, (ii) the parents, spouses, children and other lineal descendants of any Person listed in clause (i) and (iii) any estate or any trust established for the benefit of any one or more of the Persons described in clauses (i) or (ii).

EXISTING LETTERS OF CREDIT means the letters of credit outstanding under the Original Credit Agreement on the date of this Agreement.

FEDERAL FUNDS RATE means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted on such day on such transactions as determined by the Administrative Agent.

FIFO means the first-in, first-out method of accounting.

FINANCING DOCUMENTS means this Agreement, the Security Agreements, the Guarantee Agreement and the Notes, and FINANCING DOCUMENT means any one of them.

FIRST TIER CASH EQUIVALENTS has the meaning set forth in any Security Agreement.

GOVERNMENT means the federal government of the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America.

GROUP OF LOANS means, at any time, a group of Loans to a single Borrower consisting of (i) all such Loans which are Base Rate Loans at such time or (ii) all Euro-Dollar Loans having the same Interest Period at such time, provided that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

GUARANTEE by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business; PROVIDED that any such obligation (other than Debt) shall only be considered to be "guaranteed" by a Person if such obligation would be considered Debt if such obligation was to be performed by such Person. The term "Guarantee" used as a verb has a corresponding meaning.

GUARANTEE AGREEMENT means a Guarantee Agreement substantially in the form of Exhibit H among the Company, the other Guarantors from time to time party thereto and the Administrative Agent, as amended from time to time.

GUARANTOR means (i) with respect to each Borrower, the other Borrowers and (ii) with respect to all Borrowers, each Restricted Subsidiary from time to time party to the Guarantee Agreement.

INCREASED COMMITMENT DATE has the meaning set forth in Section 2.18(e).

INTEREST PERIOD means, with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter as the Borrower may elect in such notice; provided that:

(a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

(b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (d) below, end on the last Euro-Dollar Business Day of a calendar month; and

(c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

INTERNAL REVENUE CODE means the Internal Revenue Code of 1986, as amended, or any successor statute.

INVESTMENT means any investment in any Person, whether by means of share purchase, capital contribution, loan, Guarantee, time deposit or otherwise (but not including any demand deposit). The amount of any Investment shall be the amount of cash or the fair market value of property actually invested (minus any return of capital with respect to such Investment that has actually been received in cash or cash equivalents or has been converted into cash or cash equivalents) without adjustment for subsequent increases or decreases in the value of such Investment.

INVESTMENT GRADE CUSTOMER means any Account Debtor other than the Government or a Designated Customer (i) whose long term unsecured and unguaranteed debt is rated at least "BBB-" by S&P or at least "Baa3" by Moody's (the ELIGIBLE RATINGS) or (ii) the direct or indirect parent of which has Eligible Ratings provided that such Account Debtor must be approved as an "Investment Grade Customer" by the Collateral Agent, acting in its sole discretion after consultation with the Banks, which approval may be revoked by the Collateral Agent, acting in its sole discretion after consultation with the Banks, at any time. The revocation by the Collateral Agent of its approval of any Account Debtor as an "Investment Grade Customer" shall be effective prospectively and shall not affect any Eligible Receivables with respect to which such Investment Grade Customer is the Account Debtor included in the Borrowing Base at the time such revocation is effective.

JOINT VENTURE means (i) Rio Grande Pipeline, (ii) MRC Hi Noon, L.L.C. or (iii) any other joint venture or similar entity in which the Company owns or may in the future own an interest and that is engaged in business activities permitted by Section 5.4; provided that the entity through which the Company or any of its Restricted Subsidiaries is to make its investment in such Joint Venture has assets (other than a de minimus amount of other assets) other than its Investment in the Joint Venture.

JOINT VENTURE DEBT means, at any date, any Debt of any Joint Venture which Debt is non-recourse to, and is not otherwise supported by the credit of, the Company or any of its Restricted Subsidiaries (except by a Guarantee from a Restricted Subsidiary which Guarantee arises solely by virtue of the fact that such Restricted Subsidiary is a general partner of such Joint Venture; provided that if such Joint Venture is structured such that the Debt of the Joint Venture is recourse to any such Restricted Subsidiary and such Restricted Subsidiary has any assets (other than a de minimus amount of other assets) other than its interest in such Joint Venture, the amount of any such Debt guaranteed by such Restricted Subsidiary shall be considered "Debt" for the purposes of this Agreement).

LC BANK means Canadian Imperial Bank of Commerce or Fleet National Bank, each in its capacity as LC Bank under the letter of credit facility described in Section 2.3, and their respective successors in such capacity; provided that notwithstanding any provision or implication in this Agreement to the contrary, with respect to any particular Letter of Credit issued pursuant to this Agreement there shall be only one LC Bank.

LC EXPOSURE means, with respect to each Bank at any one time, an amount equal to such Bank's Commitment Percentage of the aggregate amount of Letter of Credit Liabilities at such time in respect of all Letters of Credit issued hereunder.

LETTER OF CREDIT COMMISSION RATE means a rate per annum determined in accordance with the Pricing Schedule.

LETTER OF CREDIT LIABILITIES means, on any date and in respect of any Letter of Credit, the sum, without duplication, of (i) the amount available for drawing under such Letter of Credit on such date plus (ii) the aggregate amount outstanding on such date of all Reimbursement Obligations in respect of such Letter of Credit.

LETTERS OF CREDIT has the meaning set forth in Section 2.3(a), and LETTER OF CREDIT means any one of them.

LEVERAGE RATIO means, at any date the ratio of Consolidated Operating Cash Flow for the period of four consecutive fiscal quarters most recently ended on or prior to such date to Total Borrowed Funds as of such date.

LIEN means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

LIFO means the last-in, first-out method of accounting.

LOAN means a Base Rate Loan or a Euro-Dollar Loan and LOANS means Base Rate Loans or Euro-Dollar Loans or both, provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term Loan shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

LOAN EXPOSURE means, with respect to each Bank at any time, an amount equal to the aggregate principal amount of the Loans of such Bank outstanding at such time.

LONDON INTERBANK OFFERED RATE has the meaning set forth in Section 2.6.

LONGHORN PARTNERS PIPELINE LITIGATION has the meaning set forth in Section 4.7.

MARGIN STOCK has the meaning assigned thereto in Regulation U.

MARKET VALUE means the fair market value of petroleum products determined by reference to indices and data acceptable to the Administrative Agent after consultation with the Banks.

MATERIAL DEBT means Debt in an aggregate principal amount exceeding $2,500,000 (other than the Loans and the Reimbursement Obligations) of the Company and/or one of more of the Restricted Subsidiaries arising in one or more related or unrelated transactions.

MATERIAL PLAN means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

MONTANA means Montana Refining Company, a Partnership, a Montana general partnership.

MOODY'S means Moody's Investors Service, Inc. or any successor to such corporation's business of rating debt securities.

MULTIEMPLOYER PLAN means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

NOTES means promissory notes of a Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower to repay the Loans made to it, together with any modifications, substitutions, extensions or renewals of such promissory notes, and NOTE means any one of such promissory notes issued hereunder.

NOTICE OF BORROWING has the meaning set forth in Section 2.2.

NOTICE OF INTEREST RATE ELECTION has the meaning set forth in Section 2.15.

OBLIGOR means any Borrower or Guarantor.

OFFERED INCREASE AMOUNT has the meaning set forth in Section 2.18(a).

OIL AND GAS PROPERTIES means oil and gas leasehold, royalty or other interests held by any Obligor.

ORIGINAL CREDIT AGREEMENT has the meaning set forth in the recitals of this Agreement.

PARENT means, with respect to any Bank, any Controlling Person of such Bank.

PARTICIPANT has the meaning set forth in Section 9.6(b).

PBGC means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

PEMEX ACCOUNT DEBTOR has the meaning set forth in clause (c) of the definition of "Eligible Receivable".

PERMITTED ASSET SALE means an Asset Sale consisting of (i) the sale of Montana or Holly Petroleum Inc. (either by way of a sale of their respective equity interests or all or substantially all of their respective assets) or (ii) the sale of any of the Oil and Gas Properties.

PERMITTED LIEN has the meaning set forth in Section 5.11.

PERSON means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof (including, without limitation, the Government).

PLAN means at any time an employee pension benefit plan (other than a Multiemployer Plan) that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person that was at such time a member of the ERISA Group for employees of any Person that was at such time a member of the ERISA Group.

PLEDGED CASH means, on any date, the aggregate amount of cash and cash equivalents contained in the Collateral Account on such date.

PRICING SCHEDULE means the Schedule attached hereto and identified as such.

PRIME RATE means the rate of interest publicly announced by Canadian Imperial Bank of Commerce from time to time in New York City as its Prime Rate.

PRIVATE PLACEMENT AGREEMENT means, collectively, (i) the Note Agreement, dated as of November 15, 1995, providing for the issuance by the Company of $39,000,000 of its 7.62% Series C Senior Notes Due December 15, 2005 and of $21,000,000 of its Series D Senior Notes Due December 15, 2005, and (ii) the Note Agreement, dated as of June 15, 1991, providing for the issuance by the Company of $28,000,000 of its Series A Senior Notes Due June 15, 1998 and of $52,000,000 of its Series B Senior Notes Due June 15, 2001, as either of the same may be amended from time to time.

PROCESS AGENT has the meaning specified in Section 9.11(b).

QUARTERLY PAYMENT DATE means each April 30, July 31, October 31 and January 31.

RE-ALLOCATION DATE has the meaning set forth in Section 2.18(d).

RECEIVABLE means, at any date of determination thereof, the amount of the unpaid portion of an obligation, as stated in the invoice to a customer of any Obligor which such Obligor has issued with respect thereto, in respect of goods sold or services rendered in the ordinary course of business, which amount has been earned by performance under the terms of the contract between such Obligor and such customer relating to such goods or services, as the case may be, net of any credits, rebates or offsets owed to such customer.

REGULATION U means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

REIMBURSEMENT OBLIGATIONS means at any date, with respect to any Borrower, the obligations of such Borrower pursuant to Section 2.3 to reimburse the applicable LC Bank for any amount, outstanding as of such date, paid by such LC Bank in respect of a drawing under a Letter of Credit issued upon request of such Borrower.

REQUIRED BANKS means at any time Banks having at least 51% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 51% of the aggregate unpaid principal amount of the Loans or, if the Commitments shall have been terminated and the Notes shall have been repaid in full, having at least 51% of the aggregate outstanding Letter of Credit Liabilities.

RESTRICTED INVESTMENT means any Investment by the Company or any Restricted Subsidiary pursuant to Section 5.7(b) and (f).

RESTRICTED PAYMENT means (i) any dividend or other distribution on any shares of the Company's capital stock (except dividends payable solely in shares of capital stock of the Company which stock is not mandatorily redeemable preferred stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Company's capital stock or (b) any option, warrant or other right to acquire shares of the Company's capital stock (but not including payments of principal, premium (if any) or interest made pursuant to the terms of convertible debt securities prior to conversion).

RESTRICTED SUBSIDIARY means, at any time, any Subsidiary which is not an Unrestricted Subsidiary at such time.

SATISFACTORY RESOLUTION in respect of the Longhorn Partners Pipeline Litigation means (i) entry of an order or judgment, including summary judgment, by the trial court dismissing with prejudice all claims brought against those Borrowers who are party in such suit; (ii) the entry of a take nothing judgment by the trial court in favor of the Borrowers who are a party to such suit after trial on the merits; or (iii) in the event of any order or judgment by the trial court against the Borrowers who are a party to such suit and a subsequent appeal by the Borrowers who are a party to such suit, the reversal of the trial court and rendition of a judgment in favor of the Borrowers who are a party to such suit denying the relief awarded to the plaintiffs by the trial court.

SECOND TIER CASH EQUIVALENTS has the meaning set forth in any Security
Agreement.

SECURED PARTY has the meaning set forth in any Security Agreement.

SECURITY AGREEMENTS means, collectively, the Company Security Agreement and the Subsidiary Security Agreements, and SECURITY AGREEMENT means any one of them.

SECURITY EVENT has the meaning set forth in any of the Security Agreements.

S&P means Standard and Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., or any successor to its business of rating debt securities.

SUBSIDIARY means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company (or if such term is used with reference to any other Person, by such other Person).

SUBSIDIARY SECURITY AGREEMENTS means security agreements substantially in the form of Exhibit D, among each Guarantor and the Collateral Agent, as amended from time to time, and SUBSIDIARY SECURITY AGREEMENT means any one of them.

TELERATE BRITISH BANKERS ASSOC. INTEREST SETTLEMENT RATES PAGE has the meaning set forth in Section 2.6(b).

TERMINATION DATE means October 10, 2001, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

THIRD TIER CASH EQUIVALENTS has the meaning set forth in any Security Agreement.

TOTAL BORROWED FUNDS means at any date the aggregate amount of Debt of the Company and the Restricted Subsidiaries (but excluding contingent obligations in respect of letters of credit with maturities of 13 months or less), determined on a consolidated basis at such date.

UNFUNDED LIABILITIES means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

UNRESTRICTED SUBSIDIARY means any Subsidiary designated by the Board of Directors as an Unrestricted Subsidiary pursuant to Section 5.17 subsequent to the date hereof; provided that no Debt or other obligation of such Subsidiary is Guaranteed or otherwise supported by the Company or any Restricted Subsidiary or subjects any asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof.

VOTING STOCK means, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

ACCOUNTING TERMS AND DETERMINATIONS

1.2 Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes in accordance with generally accepted accounting principles) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Banks wish to amend Article 5 for such purpose), then the Company's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

TYPES OF BORROWINGS

1.3 The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to a Borrower pursuant to Article 2 on the same date, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period. Borrowings are classified for purposes of this Agreement by reference to the type of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans).

THE CREDITS

COMMITMENTS TO LEND

2.1 Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to any Borrower from time to time prior to the Termination Date in amounts such that (i) the Credit Exposure of such Bank shall at no time exceed the amount of its Commitment and (ii) the Loan Exposure of such Bank shall at no time exceed 50% of its Commitment. Each Borrowing shall be
(x) in the case of a Euro-Dollar Borrowing, in an aggregate principal amount of $1,000,000 or any larger multiple of $100,000 and

(y) in the case of a Base Rate Borrowing, in an aggregate principal amount of $1,000,000 or any larger multiple of $100,000, except that (a) any Borrowing may be in the aggregate amount available in accordance with Section 3.2(d) and (b) any Base Rate Borrowing may be in an amount equal to a Reimbursement Amount, as set forth in Section 2.3(e). Each Borrowing shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow, prepay Loans to the extent permitted by Section
2.10 and reborrow at any time under this subsection.

METHOD OF BORROWING

2.2(a) The Borrower shall give the Administrative Agent notice (a NOTICE OF BORROWING) not later than 11:00 (New York City time) on (x) the date of each Base Rate Borrowing and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing; specifying:

                  (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                  (ii)     the aggregate amount of such Borrowing,

                  (iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

                  (iv) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

(b) Upon receipt (or deemed receipt) of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

(c) Not later than 1:00 P.M. (New York City time) on the date of each Borrowing, each Bank shall make available its ratable share of such Borrowing, in Federal or other immediately available funds, to the Administrative Agent at its address specified in or pursuant to Section
         9.1. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address.

(d) Unless the Administrative Agent shall have received notice from a Bank prior to 1:00 P.M. (New York City time) on the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such

         Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection 2.2(c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) if such amount is repaid by the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the Interest Rate applicable thereto pursuant to Section 2.6 and (ii) if such amount is repaid by such Bank, at the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, the Borrower shall not be required to repay such amount and the amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

LETTERS OF CREDIT

2.3(a) Letters of Credit. Each LC Bank agrees, subject to the terms and conditions hereof, to issue letters of credit hereunder from time to time upon the request of any Borrower to such LC Bank (such letters of credit issued, together with the Existing Letters of Credit, the LETTERS OF CREDIT) provided that, immediately after each such Letter of Credit is issued, the aggregate Credit Exposures of the Banks shall not exceed the aggregate amount of the Commitments. Each Letter of Credit issued pursuant to this subsection shall be issued in an amount equal to or greater than $100,000 (or, with respect to any Letter of Credit, such lower amount as the LC Bank and such Borrower shall agree to prior to the issuance of such Letter of Credit). Upon the date of issuance by the LC Bank of a Letter of Credit pursuant to this subsection, the LC Bank shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased from the LC Bank, a participation in such Letter of Credit and the related Letter of Credit Liabilities equal to each Bank's Commitment Percentage. The Borrower shall pay to the LC Bank issuance fees in the amounts and at the times as agreed between the Borrower and the LC Bank.

(b) Existing Letters of Credit. On and as of the date of effectiveness of this Agreement, each LC Bank shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased from such LC Bank, a participation in each Existing Letter of Credit issued by such LC Bank and the related Letter of Credit Liabilities equal to each Bank's Commitment Percentage. In addition, each LC Bank agrees that, on and as of the date of effectiveness of this Agreement, the Existing Letters of Credit issued by such LC Bank shall no longer be "Letters of Credit" under the Original Credit Agreement and the rights and remedies of such LC Bank with respect to such Letters of Credit shall be governed solely by the terms of this Agreement.

(c) Notice of Issuance. The Borrower shall give the LC Bank at least two Domestic Business Days' prior notice (effective upon receipt) specifying the date each Letter of Credit is to be issued, and describing the proposed terms of such Letter of Credit and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice the LC Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Bank, of the contents thereof and of the amount of such Bank's participation in such proposed Letter of Credit (determined in accordance with Section 2.3(a)). The issuance by the LC Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article 3, be subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to the LC Bank and that the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the LC Bank shall have reasonably requested. No Letter of Credit shall have a term (i) longer than 13 months or (ii) extending beyond the fifth Domestic Business Day prior to the Termination Date.

(d) Reimbursement of Payments. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment or other drawing under such Letter of Credit, the LC Bank shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Bank as to the amount to be paid as a result of such demand or drawing and the payment date. If at any time the LC Bank shall make a payment to a beneficiary of a Letter of Credit in respect of a drawing under such Letter of Credit, each Bank will pay to the Administrative Agent, for the account of the LC Bank, immediately upon the LC Bank's demand at any time during the period commencing after such payment until reimbursement therefor in full by the Borrower, an amount equal to such Bank's Commitment Percentage multiplied by the amount of such payment, together with interest on such amount for each day from the date of the LC Bank's demand for such payment (or, if such demand is made after 3:00 P.M. (New York City time) on such date, from the next succeeding Domestic Business Day) to the date of payment by such Bank of such amount at a rate of interest per annum equal to the Federal Funds Rate for such period. The LC Bank shall reimburse each Bank for any such payments made for a draw honored under the Letter of Credit as a result of the LC Bank's willful misconduct or gross negligence in honoring a draw which does not conform to the terms of the Letter of Credit together with interest thereon at a rate of interest per annum equal to the Federal Funds Rate for each day from the date on which the Bank made payment to the LC Bank until the date the LC Bank repays such amount in full.

(e) Reimbursement Unconditional. The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the LC Bank for any amounts paid by the LC Bank upon any drawing under any Letter of Credit (any such amount, a REIMBURSEMENT AMOUNT) on the date of such payment by the LC Bank (the REIMBURSEMENT DATE), without presentment, demand, protest or other formalities of any kind; provided that the Borrower shall not hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such LC Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (ii) such Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit. On any Reimbursement Date, the LC Bank shall notify the Administrative Agent prior to 11:00 (New York City time) of the fact that the Borrower is obligated to pay a Reimbursement Amount and of the amount thereof. Upon receipt of such notice on the Reimbursement Date, the Administrative Agent shall promptly notify each Bank of the contents thereof. The Company shall, unless it gives not less than one Domestic Business Day's notice to the Administrative Agent to the contrary, be deemed to have timely given a Notice of Borrowing for a Base Rate Borrowing on the Reimbursement Date in the exact amount of the Reimbursement Amount, and the Administrative Agent shall apply the proceeds of the Loans included in such Borrowing to make payment of such Reimbursement Amount (it being understood that the making of any such Loans shall be subject to satisfaction of the conditions precedent set forth in Section 3.2). The LC Bank will pay to each Bank ratably in accordance with its Commitment Percentage all amounts (including interest) received from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Bank has made payment to the LC Bank in respect of such Letter of Credit pursuant to Section 2.3(d).

(f) Indemnification. The Borrower hereby indemnifies and holds harmless each Bank and Agent from and against any and all claims and damages, losses, liabilities, costs or expenses which such Bank or Agent may incur by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Bank may incur by reason of or in connection with the failure of any other Bank to fulfill or comply with its obligations to the LC Bank hereunder (but nothing herein contained shall affect any rights the Borrower may have against such defaulting Bank); provided that the Borrower shall not be required to indemnify any Bank or Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (ii) the LC Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit. Nothing in this Section is intended to limit the obligations of the Borrower under any other provision of this Agreement.

(g) Limited Liability of the LC Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary and any transferee of any Letter of Credit with respect to its use of such Letter of Credit. The Banks, the LC Bank and their respective officers and directors shall not be liable or responsible for, and the obligations of each Bank to make payments, and of the Borrower to reimburse the LC Bank for payments, pursuant to this Section shall not be excused by, any action or inaction of any Bank or the LC Bank related to: (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents presented under any Letter of Credit, or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the LC Bank against presentation of documents to the LC Bank which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (iv) any other circumstances whatsoever in making or failing to make or notifying or failing to notify the LC Bank that it is required to make any payment under any Letter of Credit. Notwithstanding the foregoing, the Borrower shall have a claim against the LC Bank and the LC Bank shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which were caused by (i) the LC Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms thereof or (ii) the LC Bank's willful failure to pay, or to notify any Bank that it is required to pay, under any Letter of Credit after the presentation to the LC Bank by any beneficiary (or a successor beneficiary to whom such Letter of Credit has been transferred in accordance with its terms) of documents strictly complying with the terms and conditions of such Letter of Credit. Subject to the preceding sentence, the LC Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary unless any beneficiary (or a successor beneficiary to whom such Letter of Credit has been transferred in accordance with its terms) and the Borrower shall have notified the

         LC Bank that such documents do not comply with the terms and conditions of such Letter of Credit. Each Bank shall, ratably in accordance with its Commitment, indemnify the LC Bank (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the LC Bank's gross negligence or willful misconduct) that the LC Bank may suffer or incur in connection with this Agreement or any action taken or omitted by the LC Bank hereunder.

(h)      Letter of Credit Commission; Fronting Fee. The Borrower agrees to pay
         (i) to the Administrative Agent for the account of each Bank, ratably in proportion to the Commitment Percentage of such Bank, a letter of credit commission accruing daily at the Letter of Credit Commission Rate on the aggregate amount then available for drawing under all Letters of Credit and (ii) to the LC Bank (A) a fronting fee accruing daily on the aggregate amount then available for drawing under all Letters of Credit at the rate of .125% per annum and (B) other customary costs incurred by the LC Bank in connection with its obligations hereunder. Such commission, fronting fee and additional costs shall be payable quarterly in arrears on each Quarterly Payment Date and on the Termination Date or, if earlier, the date of effectiveness of the termination of the Commitments in their entirety.

NOTES

2.4(a) If requested by any Bank, the Loans of such Bank to each Borrower shall be evidenced by a single Note of such Borrower payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans to such Borrower.

(b) Each Bank may, by notice to a Borrower and the Administrative Agent, request that its Loans of a particular type to such Borrower be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to a "Note" or the "Notes" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

(c) Upon receipt of each Bank's Note pursuant to Section 3.1(c), the Administrative Agent shall mail such Note to such Bank. Each Bank shall record the date and amount of each Loan made by it to each Borrower and the date and amount of each payment of principal made with respect thereto, and prior to any transfer of its Note of any Borrower, shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan to such Borrower then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the

         Borrowers hereunder or under the Notes or any other Financing Documents. Each Bank is hereby irrevocably authorized by each Borrower so to endorse its Note and to attach to and make a part of any Note a continuation of any such schedule as and when required.

MATURITY OF LOANS

2.5 Each Loan shall mature, and the outstanding principal amount thereof shall be due and payable (together with accrued interest thereon), on the Termination Date.

INTEREST RATES

2.6(a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable at maturity, quarterly in arrears on each Quarterly Payment Date prior to maturity. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

(b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         The LONDON INTERBANK OFFERED RATE applicable to any Interest Period means the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 A.M., London time, on the second Euro-Dollar Business Day preceding the first day of such Interest Period; provided, however that if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, the "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the rate per annum equal to the rate at which Canadian Imperial Bank of Commerce is offered dollar deposits at or about 10:00 A.M., New York City time, two Euro-Dollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Euro-Dollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Euro-Dollar Loan to be outstanding during such Interest Period.

         TELERATE BRITISH BANKERS ASSOC. INTEREST SETTLEMENT RATES PAGE shall mean the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

(c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Loan on the day before such payment was due and (ii) the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the London Interbank Offered Rate for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause 8.1(a) or 8.1(b) shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

COMMITMENT FEES

2.7 The Company shall pay to the Administrative Agent for the account of each Bank a commitment fee at the Commitment Fee Rate on the daily amount by which such Bank's Commitment exceeds such Bank's Credit Exposure. Such commitment fee shall accrue from and including the date hereof to but excluding the Termination Date. Such commitment fee shall be payable quarterly in arrears on each Quarterly Payment Date and on the Termination Date or, if earlier, the date of effectiveness of the termination of the Commitments in their entirety.

OPTIONAL TERMINATION OR REDUCTION OF THE COMMITMENTS

2.8 The Company may, upon at least three Domestic Business Days' notice to the Administrative Agent, (a) terminate the Commitments at any time, if no Loans and no Letters of Credit are outstanding at such time or (b) ratably reduce from time to time by an aggregate amount of at least $5,000,000, the aggregate amount of the Commitments in excess of the aggregate Credit Exposures of the Banks. Once terminated or reduced, the Commitments may not be reinstated.

MANDATORY TERMINATION OF COMMITMENTS

2.9 The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

OPTIONAL PREPAYMENTS

2.10(a) Subject in the case of any Euro-Dollar Borrowing to Section 2.12, the Borrower may, upon at least one Domestic Business Day's notice to the Administrative Agent, prepay any Group of Base Rate Loans or upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating (x) in the case of any Group of Euro-Dollar Loans, $1,000,000 or any larger multiple of $100,000 and (y) in the case of any Group of Base Rate Loans, $1,000,000 or any larger multiple of $100,000, in each case by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group of Loans.

(b) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

GENERAL PROVISIONS AS TO PAYMENTS

2.11(a) The Borrowers shall make each payment of principal of, and interest on, the Loans and of commissions and fees hereunder, not later than 1:00 P.M. (New York City time) on the date when due, in Federal or other immediately available funds, to the Administrative Agent at its address referred to in Section 9.1. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Banks hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

FUNDING LOSSES

2.12 If a Borrower makes any payment of principal with respect to any Euro-Dollar Loan or any Euro-Dollar Loan is converted to a Base Rate Loan (pursuant to Article 2, 6 or 8 or otherwise, including, without limitation, pursuant to Section 2.14) on any day other than the last day of an Interest Period applicable thereto, or the end of an applicable period fixed pursuant to
Section 2.6(c), or if the Borrower fails to borrow, prepay, convert or continue any Euro-Dollar Loans after notice has been given to any Bank in accordance with
Section 2.2(a), 2.10(b) or 2.15, the Company shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Bank shall have delivered to the Company a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

COMPUTATION OF INTEREST AND FEES

2.13 Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

DEFICIENCIES IN THE BORROWING BASE

2.14 If at any time the aggregate Credit Exposures of the Banks shall exceed the Borrowing Base, the Borrowers shall within one Domestic Business Day, prepay Loans (together with accrued interest thereon and any amounts payable pursuant to Section 2.12) and/or provide additional Pledged Cash in such aggregate amount as shall be necessary to reduce the amount of such excess to zero.

METHOD OF ELECTING INTEREST RATES

2.15(a) The Loans included in each Borrowing shall initially be of the type specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of Loans in each Group of Loans, subject in each case to the provisions of Article 8, as follows:

                  (i) if such Loans are Base Rate Loans, the Borrower may, subject to subsection (d), elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

                  (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans as of any Domestic Business Day or, subject to subsection
                           (d), to continue such Loans as Euro-Dollar Loans for an additional Interest Period as of the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a NOTICE OF INTEREST RATE ELECTION) to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $1,000,000. If no such notice is timely received before the end of an Interest Period for any Group of Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

(b)      Each Notice of Interest Rate Election shall specify:

                  (i) the Group of Loans (or portion thereof) to which such notice applies;

                  (ii) the date on which the conversion or continuation selected in such notice is to be effective;

                  (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans being converted are to be Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

                  (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

(c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

(d) The Borrower shall not be entitled to elect to convert any Loans to, or continue any Loans for an additional Interest Period as, Euro-Dollar Loans if a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Administrative Agent.

REGULATION D COMPENSATION

2.16 For so long as any Bank maintains reserves against "Eurocurrency liabilities" (or any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Bank to United States residents), and as a result the cost to such Bank (or its Euro-Dollar Lending Office) of making or maintaining its Euro-Dollar Loans is increased, then such Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum up to but not exceeding the excess of (i)(A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall furnish to the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans an officer's certificate setting forth the amount to which such Bank is then entitled under this Section (which shall be consistent with such Bank's good faith estimate of the level at which the related reserves are maintained by it). Each such certificate shall be accompanied by such information as the Borrower may reasonably request as to the computation set forth therein.

EURO-DOLLAR RESERVE PERCENTAGE means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve system (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

REGISTER

2.17 The Administrative Agent shall maintain a register (the REGISTER) on which it will record the Commitment of each Bank, each Loan made by such Bank and each repayment of any Loan made by such Bank. Any such recordation by the Administrative Agent on the Register shall be conclusive, absent manifest error. With respect to any Bank, the assignment or other transfer of the Commitment of such Bank and the rights to the principal of, and interest on, any Loan made and
Note issued pursuant to this Agreement shall not be effective until such assignment or other transfer is recorded on the Register and otherwise complies with Section 9.6(c). The registration of assignment or other transfer of all or part of the Commitment, Loans and Notes for a Bank shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement referred to in Section 9.6(c). The Register shall be available at the offices where kept by the Administrative Agent for inspection by the Borrower and any Bank at any reasonable time upon reasonable prior notice to the Administrative Agent. The Borrower may not replace any Bank pursuant to
Section 8.6 unless, with respect to any Notes held by such Bank, the requirements of this subsection have been satisfied. Each Bank shall record on its internal records (including computerized systems) the foregoing information as to its own Commitment and Loans. Failure to make any such recordation, or any error in such recordation, shall not affect the obligations of the Borrower under the Loan Documents.

INCREASE

2.18(a) In the event that the Company wishes at any time or from time to time to increase the aggregate amount of the Commitments, it shall notify the Administrative Agent in writing of the amount (the OFFERED INCREASE AMOUNT) of such proposed increase (such notice, a COMMITMENT INCREASE NOTICE). The Company may, at its election, (i) offer one or more of the Banks the opportunity to participate in all or a portion of the Offered Increase Amount pursuant to subsection (c) below and/or (ii) with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), offer one or more additional banks, financial institutions or other entities (each, an ADDITIONAL LENDER) the opportunity to participate in all or a portion of the Offered Increase Amount. The Company or, if requested by the Company, the Administrative Agent will notify such Banks and/or Additional Lenders of such offer.

(b) Any Additional Lender which the Company selects to offer participation in the increased Commitments and which elects to become a party to this Agreement and undertakes a Commitment in an amount so offered and accepted by it pursuant to Section 2.18(a)(ii) shall become a Bank for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, PROVIDED that the Commitment of any such Additional Lender shall be in an amount not less than $5,000,000.

(c) Any Bank which accepts an offer to it by the Company to increase its Commitment pursuant to Section 2.18(a)(i) hereof shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased.

(d) If any Additional Lender becomes a Bank pursuant to Section 2.18(b) hereof or any Bank's Commitment is increased pursuant to Section 2.18(c) hereof, Additional Loans made on or after the effectiveness thereof (the RE-ALLOCATION DATE) shall be made pro rata based on the Commitment Percentages in effect on and after such Re-Allocation Date (except to the extent that any such pro rata borrowings would result in any Bank making an aggregate principal amount of Loans in excess of its Commitment, in which case such excess amount will be allocated to, and made by, such Additional Lenders and/or Banks with such increased Commitments to the extent of, and pro rata based on, their respective Commitments otherwise available for Loans), and continuations of Euro-Dollar Loans outstanding on such Re-Allocation Date shall be effected by repayment of such Euro-Dollar Loans on the last day of the Interest Period applicable thereto and the making of new Euro-Dollar Loans pro rata based on such new Commitments; PROVIDED that until such date after the Re-Allocation Date as all the Loans outstanding shall be held pro rata by all the Banks (including the Additional Lenders), the Company shall only request Interest Periods that end on or before the Re-Allocation Date. In the event that on any such Re-Allocation Date there is an unpaid principal amount of Base Rate Loans, the Borrowers shall make prepayments thereof and borrowings of Base Rate Loans so that, after giving effect thereto, the Base Rate Loans outstanding are held pro rata based on such new Commitments. In the event that on any such Re-Allocation Date there is an unpaid principal amount of Euro-Dollar Loans, such Euro-Dollar Loans may remain outstanding with the respective holders thereof only until the earlier of (i) the expiration of their respective Interest Periods and (ii) the date on which such Euro-Dollar Loans may be prepaid hereunder without any amounts becoming payable pursuant to Section 2.12; and interest on and repayments of such Euro-Dollar Loans will be paid thereon to the respective Banks holding such Euro-Dollar Loans pro rata based on the respective principal amounts thereof outstanding.

(e) Notwithstanding the foregoing, no increase in the aggregate Commitments hereunder pursuant to this Section 2.18 shall be effective unless:

                  (i) each Additional Lender prior to becoming a Bank hereunder shall have entered into an agreement in form and substance satisfactory to the Company and the Administrative Agent pursuant to which such Additional Lender undertakes a Commitment, and upon the effectiveness of such agreement, the date of the effectiveness of any such agreement being hereinafter referred to as the INCREASED COMMITMENT DATE, such Additional Lender shall be a "Bank" for all purposes of this Agreement;

                  (ii) the Company shall have given the Administrative Agent notice of such increase at least three Business Days prior to the relevant Increased Commitment Date;

                  (iii) no increase in the Commitments hereunder shall result in the aggregate amount of the Commitments exceeding $100,000,000;

                  (iv) no Bank's Commitment shall be increased without the prior express written consent of such Bank;

                  (v) no Default shall have occurred and be continuing on and as of the date of the notice referred to in clause (ii) above or on such Increased Commitment Date; and

                  (vi) there shall not have occurred any ratable reduction of the Commitments pursuant to Section 2.8.

CONDITIONS

EFFECTIVENESS

3.1 The effectiveness of this Amended and Restated Credit Agreement is subject to the receipt by the Administrative Agent of the following documents and evidence, each of which shall be satisfactory to the Administrative Agent both in form and substance:

(a) counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party);

(b) counterparts of an amendment to the Company Security Agreement, duly executed by the Company;

(c) duly executed Notes of each Borrower for the account of each Bank (in exchange for notes issued under the Original Credit Agreement, where applicable) complying with the provisions of Section 2.4, but solely if such Bank has so requested at least two Euro-Dollar Business Days prior to such date;

(d) counterparts of an amendment to the Subsidiary Security Agreement for each Guarantor other than the Company, duly executed by the parties thereto;

(e) counterparts of an amendment to the Guarantee Agreement, duly executed by the Company and each Restricted Subsidiary;

(f) a duly executed Perfection Certificate (as defined in the Company Security Agreement), together with evidence satisfactory to the Administrative Agent that the Lien created under the Company Security Agreement constitutes a perfected first priority Lien (subject only to Permitted Liens) to the extent a Lien may be perfected thereunder;

(g) a duly executed Perfection Certificate (as defined in each Subsidiary Security Agreement), together with evidence satisfactory to the Administrative Agent that the Lien created under such Subsidiary Security Agreement constitutes a perfected first priority Lien (subject to Permitted Liens) to the extent a Lien may be perfected thereunder;

(h)      the most recent Borrowing Base Certificate contemplated by Section
         5.1(e);

(i) an opinion of Hughes & Luce, L.L.P.,1 special counsel for the Obligors, and W. John Glancy, General Counsel of the Obligors, in the forms of Exhibit B-1 and B-2, respectively, hereto and covering such additional matters relating to the transactions contemplated by the Financing Documents as the Administrative Agent may reasonably request;

(j) an opinion of Freshfields LLP, special counsel for the Agents, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated by the Financing Documents as the Administrative Agent may reasonably request;

(k) all documents the Administrative Agent may reasonably request relating to the existence of the Obligors, the corporate authority for and the validity of the Financing Documents, and any other matters reasonably relevant hereto, all in form and substance reasonably satisfactory to the Administrative Agent; and


--------------------------------------------------------------------------------

(1) Discuss delivery of New York law opinions.

(l) evidence satisfactory to the Administrative Agent of the payment by the Company of all fees, expenses and other amounts previously agreed to by the Company and the Agents or payable hereunder (including fees and expenses payable pursuant to Sections 2.7 or 9.3) before the date hereof.

provided that this Agreement shall not become effective or binding on any Bank unless the foregoing conditions are satisfied not later than April 17, 2000. The Administrative Agent shall promptly notify the Company and the Banks of the effectiveness of this Agreement, and such notice shall be conclusive and binding on all parties hereto.

ALL CREDIT EVENTS

3.2 The obligation of any Bank to make a Loan on the occasion of any Borrowing and the obligation of the LC Bank to issue, extend or renew a Letter of Credit on the occasion of a request therefor by any Borrower are each subject to the satisfaction of the following conditions:

(a) receipt (or deemed receipt) by the Administrative Agent of a Notice of Borrowing as required by Section 2.2 or receipt by the LC Bank of a request for issuance, extension or renewal of a Letter of Credit as required by Section 2.3, as the case may be;

(b) immediately before and after such Credit Event, no Default or Event of Default shall have occurred and be continuing;

(c) the representations and warranties of the Obligors contained in the Financing Documents shall be true on and as of the date of such Credit Event;

(d) immediately after such Credit Event, the aggregate Credit Exposures of the Banks will not exceed the Borrowing Base; and

(e) solely with respect to the first Borrowing by any Borrower Subsidiary, receipt by the Administrative Agent of duly executed Notes of such Borrower Subsidiary for the account of each Bank complying with the provisions of Section 2.4, but solely if such Bank has so requested at least two Euro-Dollar Business Days prior to the effective date of this Agreement.

Each Credit Event hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Event as to the facts specified in clauses 3.2(b), 3.2(c) and 3.2(d).

REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

Each Borrower represents and warrants that:

CORPORATE EXISTENCE AND POWER

4.1 Each Obligor is a corporation or partnership duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and each has all corporate or partnership powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION

4.2 The execution, delivery and performance by each Obligor of the Financing Documents to which each is a party are within their respective corporate or partnership powers, as the case may be, have been duly authorized by all necessary corporate or partnership action (including without limitation any necessary corporate action on the part of any general partner), as the case may be, require no action by or in respect of or filing with (except as contemplated by the Security Agreements) any governmental body, agency or official and do not contravene, or constitute a default under, any provision of
(i) any applicable law, rule or regulation, (ii) the certificate of incorporation, by-laws or partnership documents of any Obligor, (iii) the Private Placement Agreement or any other agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries or, except as contemplated by the Security Agreements, result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

BINDING EFFECT

4.3 This Agreement constitutes and each of the other Financing Documents, when executed and delivered in accordance with this Agreement, will constitute, a valid and binding obligation of each Obligor signatory hereto or thereto, as the case may be, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

LIEN ENFORCEABLE

4.4 Each Security Agreement, when executed and delivered in accordance with this Agreement, will create in favor of the Collateral Agent for the ratable benefit of the Secured Parties, a valid and binding first priority Lien (subject only to Permitted Liens) on the Collateral referred to therein.

ASSIGNMENTS VALID

4.5 The assignments and notices of assignment substantially in the form of Exhibits G-2 and G-3, respectively, when completed by the appropriate Obligor and duly acknowledged by each governmental authority or agency described therein, will constitute valid assignments of the monies due or to become due under the Eligible Government Contracts described therein under the Assignment of Claims Act.

FINANCIAL INFORMATION

4.6(a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of July 31, 1999 and the related consolidated statements of operations and cash flows for the fiscal year then ended, reported on by Ernst & Young, LLP, copies of which have been delivered to each of the Banks, fairly present in all material respects, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

(b) The unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of January 31, 2000 and the related unaudited consolidated statements of operations and cash flows for the six months then ended, copies of which have been delivered to each of the Banks, fairly present in all material respects, in conformity (except for the absence of footnotes) with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a), the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six month period (subject to normal year-end adjustments).

(c) Since January 31, 2000 there has been no material adverse change in the business, financial position or results of operations of the Company and the Restricted Subsidiaries, taken as a whole.

LITIGATION

4.7 There is no action, suit or proceeding pending against, or to the knowledge of any Obligor threatened against the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official (i) which in any manner draws into question the validity of any of the Financing Documents or (ii), except for that certain suit captioned Longhorn Partners Pipeline L.P. v. Holly Corporation, Navajo Refining Company and Black Eagle Corporation, Cause 98-2991, pending in the District Court of El Paso County, Texas, 120th Judicial District (the LONGHORN PARTNERS PIPELINE LITIGATION), in which there is a reasonable possibility of an adverse decision which could reasonably be expected to materially adversely affect the business, financial position or results of operations of the Company and the Restricted Subsidiaries, taken as a whole.

COMPLIANCE WITH ERISA

4.8 Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multi-employer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) any unsatisfied liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

ENVIRONMENTAL MATTERS

4.9 The Company and each of its Subsidiaries have obtained all permits, licenses and other authorizations that are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization could not reasonably be expected to have a material adverse effect on the business, financial position or results of operations of the Company and the Restricted Subsidiaries, taken as a whole, and the Company and its Restricted Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other provisions of any applicable Environmental Law or any order, judgment, injunction, notice or demand letter issued or entered thereunder, except to the extent failure to comply could not reasonably be expected to have a material adverse effect on the business, financial position or results of operations of the Company and the Restricted Subsidiaries, taken as a whole.

TAXES

4.10 The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries, other than those being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes (including without limitation taxes which are being contested) or other governmental charges are adequate.

RESTRICTED SUBSIDIARIES

4.11 Each of the Restricted Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

FULL DISCLOSURE

4.12 No information heretofore or hereafter furnished by any Borrower to the Agents or any Bank for purposes of or in connection with this Agreement, the other Financing Documents or any transaction contemplated hereby or thereby, taken together with all such information so furnished, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

COMPLIANCE WITH MARGIN REGULATIONS

4.13 After giving effect to the application of the proceeds of the Loans included in any Borrowing, no more than 25% (or such greater or lesser percentage as is set forth in the exclusion from the definition of "indirectly secured" set forth in Regulation U as in effect at the time of the making of such Loans) of the total value of the assets of the Company and its Restricted Subsidiaries subject to the provisions of Section 5.11 is represented by Margin Stock.

INVESTMENT COMPANY ACT

4.14 Neither the Company nor any of the other Obligors is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

PATENTS, TRADEMARKS, LICENSES

4.15 All permits, licenses, trademarks, patents or agreements with respect to the usage of technology or other property that are necessary to the business of each of the Obligors have been obtained, are final and are in full force and effect except for those the failure of which to be obtained could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial position or results of operations of the Company and the Restricted Subsidiaries, taken as a whole.

COVENANTS

The Company agrees for itself and each of its Restricted Subsidiaries that so long as any Bank has any Commitment hereunder or any Loan or Letter of Credit remains outstanding or any amount payable under any Financing Document remains unpaid:

INFORMATION

5.1      The Company will deliver to each of the Banks:

(a) as soon as available and in any event within 105 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations and cash flows for such fiscal year in the form currently prepared by the Company, setting forth in comparative form the figures for the previous fiscal year, all such consolidated statements reported on in a manner acceptable to the Securities and Exchange Commission by Ernst & Young, LLP or other independent public accountants of nationally recognized standing;

(b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of operations and cash flows for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter in the form currently prepared by the Company, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments and the absence of footnotes) as to fairness of presentation in all material respects and generally accepted accounting principles by the chief financial officer or the chief accounting officer of the Company;

(c) simultaneously with the delivery of each set of financial statements referred to in clauses 5.1(a) and 5.1(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from the consolidated financial statements of the Company;

(d) upon the request of the Administrative Agent at the direction of any Bank, (i) an estimated Borrowing Base Certificate for the calendar month most recently ended at least 15 days prior to the day on which such request is made and (ii) an accounts receivable aging report in a form acceptable to the Administrative Agent, which estimated Borrowing Base Certificate shall among other things be used by the Administrative Agent to calculate the Borrowing Base until the next Borrowing Base Certificate is delivered pursuant to Section 5.1(e);

(e) as soon as practicable, but in any event not later than 46 days after the end of each calendar month, other than July and August, and not later than 60 days after the end of each July and August, a Borrowing Base Certificate for such calendar month; provided that the Company shall deliver the Borrowing Base Certificates described in Sections 5.1(d) and (e) at any other time such Borrowing Base Certificates are reasonably requested by Administrative Agent on behalf of the Banks;

(f) simultaneously with the delivery of each set of financial statements referred to in clauses 5.1(a) and 5.1(b) above, a certificate of the chief financial officer or the treasurer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company is in compliance with the requirements of Sections
         5.7 through 5.10, inclusive, 5.14, 5.15 and 5.18, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrowers are taking or propose to take with respect thereto;

(g) simultaneously with the delivery of each set of financial statements referred to in clause 5.1(a) above, a statement of the firm of independent public accountants that reported on such statements whether anything has come to their attention to cause them to believe the Company was not in compliance with the requirements of Sections 5.7 through 5.10, 5.14, 5.15 and 5.18 on the date of such financial statements; provided that nothing herein shall be construed to place an affirmative duty on such independent public accountants to ensure compliance by the Borrower with the terms of this Agreement (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default relating to the requirements of such Sections unless such accountants shall have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);

(h) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

(i) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

(j) within five Business Days after any executive officer obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer of the Company setting forth the details thereof and the action which the Borrowers are taking or propose to take with respect thereto (for purposes of this Section, EXECUTIVE OFFICER shall mean any of the President, Chief Executive Officer,

         Chief Financial Officer, Chief Operating Officer, Controller and General Counsel of the Company and the President of any Borrower);

(k) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under
         Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement that has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposed to take; and

(l) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries, or the calculation of the Borrowing Base, as the Administrative Agent, at the request of any Bank, may reasonably request.

PAYMENT OF OBLIGATIONS

5.2 The Company will pay and discharge, and will cause each of its Restricted Subsidiaries to pay and discharge, at or before maturity or in accordance with customary trade practices, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each of its Restricted Subsidiaries to maintain, in accordance with and to the extent required by generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

MAINTENANCE OF PROPERTY; INSURANCE

5.3(a) The Company will keep, and will cause each of its Restricted Subsidiaries to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

(b) The Company will, and will cause each of its Restricted Subsidiaries to, maintain (either in the Company's name or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts, against at least such risks and with no greater risk retention as are usually maintained, insured against or retained, as the case may be, in the same general area by companies of established repute engaged in the same or a similar business. The Company will furnish to the Banks, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE

5.4 The Company will continue, and will cause each of its Restricted Subsidiaries to continue, to engage in business of the same general type as now conducted by it or in any directly related business, and will preserve, renew and keep in full force and effect, and will cause each of its Restricted Subsidiaries to preserve, renew and keep in full force and effect its corporate existence and rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing contained in this Section shall prohibit any transaction expressly permitted under Section 5.12.

COMPLIANCE WITH LAWS

5.5 The Company will comply, and will cause each of its Restricted Subsidiaries to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

INSPECTION OF PROPERTY, BOOKS AND RECORDS

5.6(a) The Company will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each of its respective Subsidiaries to permit, representatives of any Agent or any Bank, at such Agent's or Bank's expense, to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times during normal business hours, upon reasonable notice and as often as may reasonably be desired by such Agent or such Bank.

(b) The Company will permit, and will cause each of its Subsidiaries to permit, the Collateral Monitor, as agent of the Collateral Agent, or such other Person as reasonably designated by the Collateral Agent, to conduct inspections of the Collateral (including without limitation an annual inspection of the Collateral, including an inventory of the Company's and its Subsidiaries' Inventory (as defined in each Security Agreement)).

INVESTMENTS

5.7 Neither the Company nor any Restricted Subsidiary will hold, make or acquire any Investment in any Person other than:

(a)(i) Investments in Restricted Subsidiaries (other than any Restricted Subsidiary which is a general partner in any Joint Venture) engaged in petroleum-related businesses, including without limitation Guarantees of Debt under the Private Placement Agreement required to be provided pursuant to paragraph 5J thereof and (ii) Investments in the form of Guarantees of Debt under the Private Placement Agreement required to be provided pursuant to paragraph 5J thereof not permitted pursuant to clause (i);

(b) Investments in Unrestricted Subsidiaries engaged in petroleum-related businesses, other than Investments in any person engaged in speculative trading activities;

(c) First Tier Cash Equivalents, Second Tier Cash Equivalents, and Third Tier Cash Equivalents;

(d) Investments in Joint Ventures and in Restricted Subsidiaries which are general partners in any Joint Ventures, in each case in existence on the date hereof;

(e)      Investments listed on Schedule I;

(f) Investments in an amount not to exceed $25,000,000 in a Person (the REFINERY INVESTMENT) established for the sole purpose of acquiring a refining and related pipeline assets; PROVIDED

                  (i) any Debt incurred by the Refinery Investment shall not be Debt of the Company or any Subsidiary;

                  (ii) no Lien incurred by the Refinery Investment shall create any Lien on any assets of the Company or any Subsidiary (other than its equity interest in the Refinery Investment); and

                  (iii) the Administrative and Documentation Agents shall approve the amount and form of the Investment in the Refinery Investment; and

(g) Investments not permitted by clause 5.7(a), (b), (c), (d), (e) or (f), in an aggregate amount not to exceed $5,000,000.

MINIMUM CONSOLIDATED TANGIBLE NET WORTH

5.8 Consolidated Tangible Net Worth will at no time be less than (i) $115,000,000 (minus the amount, if any, up to $10,000,000, of any payment on the account of the purchase, redemption, retirement or acquisition of any shares of the Company's capital stock) plus (ii) 50% of Consolidated Net Income for each fiscal quarter of the Company ended after January 31, 2000 and at or prior to such time and for which such Consolidated Net Income is positive (but with no deduction on account of any fiscal quarter for which Consolidated Net Income is negative) plus (iii) 80% of the aggregate amount by which Consolidated Tangible Net Worth shall have been increased by reason of the issuance and/or sale after January 31, 2000 and at or prior to such time of determination of any capital stock or the conversion or exchange of any Debt of the Company into or with capital stock of the Company consummated after January 31, 2000 and at or prior to such time of determination.

LEVERAGE RATIO

5.9      The Leverage Ratio will at no time be less than 0.25.

WORKING CAPITAL

5.10 Consolidated Current Assets minus Consolidated Current Liabilities will at no time be less than $10,000,000.

NEGATIVE PLEDGE

5.11 Neither the Company nor any Restricted Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except the following (each a PERMITTED LIEN):

(a)      Liens existing as of the date hereof and listed on Schedule II;

(b) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

(c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset; provided that such Lien attaches to such asset concurrently with or within 120 days after the acquisition thereof;

(d) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

(e) any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

(f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section; provided that such Debt is not increased and is not secured by any additional assets;

(g) (x) Liens (other than Liens described in clause (y)) arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure any obligation in an amount exceeding $5,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business and (y) Liens of producers arising in the ordinary course of its business under the New Mexico Oil and Gas Products Lien Act or any similar statute in any other jurisdiction or under section 9-319 of the Uniform Commercial Code in effect in the States of Texas, Kansas, Montana and Wyoming or any other applicable jurisdiction;

(h)      Liens created pursuant to any of the Security Agreements;

(i) any Lien on the Company's rolling stock incurred to secure the Debt permitted by Section 5.14(v); and

(j) Liens on cash and cash equivalents securing Derivatives Obligations; provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $5,000,000.

CONSOLIDATION, MERGERS AND SALES OF ASSETS

5.12(a) The Company will not consolidate or merge with or into any other Person; provided that the Company may merge with another Person if (i) the Company is the corporation surviving such merger or (ii) the Company is not the corporation surviving such merger and (x) the Persons that were shareholders of the Company immediately prior to such merger own at least 51% of the outstanding voting stock of the corporation surviving the merger immediately after such merger, (y) the Persons that were directors of the Company immediately prior to such merger constitute not less than 51% of the directors of the corporation surviving the merger immediately after such merger and (z) the individuals that were the

         Chairman and President of the Company immediately prior to such merger hold each of those positions of the corporation surviving the merger immediately after such merger, and (iii) after giving effect to such merger, no Default shall have occurred and be continuing.

(b) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale except: (i) Permitted Asset Sales, subject to compliance with the provisions of Section 5.12(c);
         (ii) any Asset Sale with respect to any capital assets so long as the net proceeds received by the Company or any Restricted Subsidiary from such Asset Sale are reinvested in capital assets or, subject to Section 5.14(b), applied to the repayment of Debt within 270 days of receipt thereof; (iii) any Asset Sale involving a sale-and-leaseback transaction relating to the Company's rolling stock; provided that the aggregate proceeds of such transaction do not exceed $10,000,000; and
         (iv) any Asset Sale not permitted pursuant to subclause (i), (ii) or
         (iii) of this clause (x) as long as the aggregate amount of net proceeds received by the Company and its Restricted Subsidiaries in any fiscal year from Asset Sales made in reliance on this subclause (iv) does not exceed $10,000,000 and (y) if applicable, subject to compliance with the provisions of Section 5.12(c).

(c) The Company will not, and will not permit any of its Restricted Subsidiaries, to consummate (x) any Permitted Asset Sale described in clause (i)of the definition thereof or (y) any other Asset Sale consisting of the disposition of the equity interests of any Borrower (other than (1) any disposition by the Company of equity securities of the Company or (2) any disposition of equity securities by the Company or any Restricted Subsidiary to the Company or any Restricted Subsidiary) or all or substantially all of the assets of any Borrower (any Asset Sale described in clauses (x) or (y), a BORROWER SALE) unless:

                  (i)      prior to the consummation of any such Borrower Sale,
                           (x) the relevant Borrower shall have repaid in full all of its outstanding Loans together with accrued and unpaid interest thereon, (y) all Letters of Credit issued for the account of such Borrower shall have expired or been canceled or cash collateralized in full and (z) the Company shall have delivered to each of the Banks a Borrowing Base Certificate as of the date of the consummation of such Borrower Sale, calculating the Borrowing Base after giving effect to the consummation of such Borrower Sale;

                  (ii) after giving effect to the consummation of such Borrower Sale, the aggregate Credit Exposures of the Banks do not exceed the Borrowing Base set forth in the Borrowing Base Certificate delivered by the Company pursuant to clause (i)(z) as a condition precedent to such Borrower Sale; and

                  (iii) immediately before and after the consummation of such Borrower Sale, no Default shall have occurred and be continuing.

USE OF PROCEEDS

5.13 The proceeds of the Loans made and the Letters of Credit issued under this Agreement will be used by the Borrowers for general corporate purposes, including working capital purposes; provided that (i) no such proceeds shall be used by any Borrower to repay Debt outstanding under the Private Placement Agreement, and (ii) no such proceeds shall be used in violation of any applicable law or regulation.

The Company and its Subsidiaries shall not use more than $10,000,000 of the proceeds of the Loans made and Letters of Credit issued under this Agreement for the purchase of the Company's common stock.

OTHER DEBT

5.14(a) Neither the Company nor any Restricted Subsidiary will at any time become or be liable in respect of any Debt (other than Debt described in clause (vii) of the definition of "Debt"), other than:

                  (i)      Debt under the Financing Documents;

                  (ii)     Debt under the Private Placement Agreement;

                  (iii)    Debt owing to the Company or a Restricted Subsidiary;

                  (iv) Debt in an aggregate principal amount not to exceed $10,000,000 incurred in connection with a sale-and-leaseback of the Company's rolling stock; provided that the original average life of such Debt is not less than 5 years and the interest rate on such Debt (including any interest in respect of original issue discount) shall not be greater than a variable rate equal to 1.5% per annum in excess of the Euro-Dollar Rate specified for Level V on the Pricing Schedule; and

                  (v) other Debt in an aggregate principal amount at any time outstanding not to exceed $5,000,000.

(b) Neither the Company nor any Restricted Subsidiary shall repurchase or make any optional payment of principal of any Debt (other than Debt described in clause (vii) of the definition of "Debt") other than (i) Debt under the Financing Documents and (ii) Debt owing to the Company or a Restricted Subsidiary.

RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS

5.15 Neither the Company nor any Restricted Subsidiary will declare or make any Restricted Payment or make or acquire any Restricted Investment if, after giving effect thereto, the aggregate amount of all Restricted Payments declared or made and Restricted Investments made or acquired during the period commencing on the first day of the eleventh consecutive fiscal quarter most recently ended on or prior to the date on which such Restricted Payment is to be declared or made or such Restricted Investment is to be made or acquired (the DETERMINATION
DATE) and ending on the determination date would exceed (i) an amount equal to 50% of Consolidated Net Income for the period of 12 consecutive fiscal quarters most recently ended on or prior to the determination date or (ii) the aggregate amount of all Restricted Payments declared or made and Restricted Investments made or acquired during the then current fiscal year of the Company would exceed the Applicable Annual Limit. For this purpose, APPLICABLE ANNUAL LIMIT means (i) $7,000,000 per annum plus (ii) an aggregate, prior to the Termination Date (and not per annum), of $10,000,000; provided that if the Company or any of its Restricted Subsidiaries purchases any of the Company's common stock, the amount specified in clause (i) above shall be reduced according to the following formula:

Applicable Annual Limit = SR/TO x AA

         where      SR =     number of common shares purchased;
                    TO =     total common shares outstanding prior to such
                             repurchase; and
                    AA =     Applicable Annual Limit immediately preceding such
                             repurchase.

Any such reduction shall be pro rated to the date in the Company's fiscal year when such repurchase occurs (e.g. if the Company were to repurchase 10% of its shares six months through its fiscal year, the applicable limit would be reduced by $350,000). So long as a dividend is payable within 60 days of the declaration thereof, compliance with this Section 5.15 shall be determined solely on the basis of such declaration and the payment of such dividend shall be disregarded for purposes of calculations hereunder.

TRANSACTIONS WITH AFFILIATES

5.16 The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except on an arms-length basis on terms at least as favorable to the Company or such Restricted Subsidiary as could have been obtained from a third party that was not an Affiliate; provided that (i) the foregoing provisions of this Section shall not prohibit any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all its capital stock of the relevant class so long as, after giving effect thereto, no Default shall have occurred and be continuing and (ii) the Company may make loans or advances or guarantee the obligations of any director, officer or other employee in connection with any home purchase, travel, moving or other similar expenses of such individuals provided that the aggregate amount of such loans, advances or guarantees shall not exceed $1,000,000 at any time.

DESIGNATION OF SUBSIDIARIES; RESTRICTED SUBSIDIARIES; ADDITIONAL GUARANTORS

5.17(a) Designation of Subsidiaries. The Board of Directors may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary, subject in each case to the definitions of Restricted Subsidiary and Unrestricted Subsidiary; provided that no designation by the Board of Directors of any Borrower as an Unrestricted Subsidiary shall be effective unless:

                  (i) such Borrower shall have repaid in full all of its outstanding Loans together with accrued and unpaid interest thereon, (y) all Letters of Credit issued for the account of such Borrower shall have expired or been canceled or cash collateralized in full and
                           (z) the Company shall have delivered to each of the Banks a Borrowing Base Certificate as of the date of the proposed effectiveness of such designation calculating the Borrowing Base after giving effect thereto;

                  (ii) after giving effect to such designation, the aggregate Credit Exposures of the Banks do not exceed the Borrowing Base set forth in the Borrowing Base Certificate delivered by the Company pursuant to clause (i) as a condition precedent to such designation; and

                  (iii) immediately before and after such designation, no Default shall have occurred and be continuing.

         For avoidance of doubt, the designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute for purposes of Sections
         5.7 and 5.15 an Investment therein at the date of designation in an amount equal to the net book value of the Company's investment therein, and the designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute, inter alia, the incurrence at the time of designation of any Debt or Liens of such Subsidiary existing at such time.

(b) Restricted Subsidiaries. The Company shall own at least (i) 80% of the Voting Stock of all Restricted Subsidiaries other than directors qualifying shares and any shares issued to comply with local ownership legal requirements, provided that such directors qualifying shares and other shares shall not represent in excess of 3% of the outstanding shares of the stock of any class of such Restricted Subsidiary and, after taking such shares into account, the Company shall, directly or indirectly, own a majority of the Voting Stock of such Restricted Subsidiary and (ii) 80% of all non-voting stock of every other class of such Restricted Subsidiary, provided that the requirements of this clause (ii) shall be satisfied if the Company owns such non-voting stock indirectly through a Subsidiary with ownership interests that comply with the requirements of clauses (i) and (ii) of this Section 5.17(b).

(c) Additional Guarantors. The Company shall cause any Person which becomes a Restricted Subsidiary after the date hereof to (i) enter into the Guarantee Agreement, (ii) enter into a Subsidiary Security Agreement with the Collateral Agent substantially in the form of Exhibit D and any other agreements, each in form and substance satisfactory to the Administrative Agent, as may be necessary or desirable in order to grant perfected first priority interest (subject only to Permitted Liens) upon all of the Collateral covered by such Subsidiary Security Agreement and (iii) deliver such certificates, evidences of corporate action, financing statements, opinions of counsel and other documents as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent, in each case within 15 days after the later of the date on which such Person becomes a Restricted Subsidiary or, in the case of clause (iii), the date of the relevant request of the Administrative Agent.

CONSOLIDATED CAPITAL EXPENDITURES

5.18 Consolidated Capital Expenditures. Consolidated Capital Expenditures for any four consecutive fiscal quarters shall not exceed an amount equal to Consolidated Operating Cash Flow for such four fiscal quarters minus the sum of
(a) the aggregate amount of Restricted Payments declared or made during such four fiscal quarters (excluding the amount, if any, up to $10,000,000 prior to the Termination Date, of Restricted Payments used to purchase, redeem, retire or acquire any shares of the Company's capital stock), (b) the aggregate net amount of Restricted Investments made or acquired during such four fiscal quarters and
(c) mandatory principal payments of Debt made during such four fiscal quarters (the BASE AMOUNT); provided that:

                  (i) the Base Amount for any four fiscal quarters may at the option of the Company be increased by an amount not to exceed the Available Basket Amount for such four fiscal quarters, to the extent necessary in order to permit the undertaking of one or more capital projects (the Base Amount for any four fiscal quarters, together with the Available Basket Amount (if applicable) for such four fiscal quarters, the "PERMITTED AMOUNT" for such four fiscal quarters); and

                  (ii) to the extent that Consolidated Capital Expenditures for any four fiscal quarters are less than the Permitted Amount for such four fiscal quarters, the difference may be carried forward for the next succeeding four fiscal quarters; provided that such difference may be used in such succeeding four fiscal quarters solely for capital expenditures for established projects with respect to which capital expenditures have been incurred in the preceding four fiscal quarters.

For purposes of this Section, AVAILABLE BASKET AMOUNT for any four consecutive fiscal quarters, commencing on the date of this Agreement means an amount equal to (x) $25,000,000 plus (y) an amount equal to the net cash proceeds of Permitted Asset Sales which have been consummated subsequent to the date hereof, but only as to any particular Permitted Asset Sale if substantially contemporaneously therewith the Company shall have requested and the Required Banks shall have agreed in writing that the net cash proceeds thereof be added to the amount set forth in clause (x) of this definition minus (y) the aggregate amount by which the Company has elected to increase the Base Amount in all preceding fiscal quarters pursuant to clause (i) of this Section.

DEFAULTS

EVENTS OF DEFAULT

6.1 If one or more of the following events (EVENTS OF DEFAULT) shall have occurred and be continuing:

(a) any principal of any Loan or any Reimbursement Obligation shall not be paid when due;

(b) any interest on any Loan, any fees or commissions or any other amount payable under any Financing Document, shall not be paid within five days after the due date thereof;

(c) any Borrower shall fail to observe or perform any covenant or agreement contained in Sections 5.7 to 5.18 inclusive;

(d) any Borrower shall fail to observe or perform any covenant or agreement contained in Sections 2.14 or 5.1(d) for five days;

(e) any Borrower shall fail to observe or perform any covenant or agreement contained in any Financing Document (other than those covered by clauses (a), (b), (c) or (d) above) for 30 days after written notice thereof has been given to the Company by the Administrative Agent at the request of any Bank;

(f) any representation, warranty, certification or statement made by any Borrower in any Financing Document, or in any certificate, financial statement or other document delivered pursuant thereto shall prove to have been incorrect in any material respect when made (or deemed made);

(g) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf, to accelerate the maturity thereof;

(h) the Company or any Restricted Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(i) an involuntary case or other proceeding shall be commenced against the Company or any Restricted Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Restricted Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

(j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $1,000,000;

(k) judgments or orders for the payment of money in excess of $1,000,000 shall be rendered against the Company and/or any of its Restricted Subsidiaries and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days;

(l) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended), other than the Existing Holders, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 35% or more of the outstanding shares of common stock of the Company; or, during any period of 12 consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of directors of the Company;

(m) the Lien created by any Security Agreement shall at any time and for any reason not constitute a valid and perfected Lien on any Collateral referred to therein subject to no prior or equal Lien other than a Permitted Lien in any such case having an aggregate value in excess of $1,000,000; or

(n) the aggregate principal amount of the notes issued pursuant to the Private Placement Agreement shall have been increased, the rate of interest or premium on such notes shall have been increased, or the amortization schedule for such notes shall have been modified, in each case without the prior written consent of the Required Banks;

then, and in every such event, the Administrative Agent shall if requested by the Required Banks, by notice to the Company (i) terminate the Commitments, and they shall thereupon terminate, (ii) declare the Notes of any or all of the Borrowers (together with accrued interest thereon) to be, and such Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and (iii) declare an amount (the AGGREGATE LC AMOUNT) equal to the sum of the maximum amount which may at any time be drawn under all Letters of Credit (whether or not a beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under any such Letter of Credit) to be, and the Aggregate LC Amount shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; provided that in the case of any of the Events of Default specified in clause 6.1(h) or 6.1(i) above with respect to any Obligor, without any notice to any Borrower or any other act by any Agent or Bank, the Commitments shall thereupon terminate, and the Notes of all Borrowers (together with accrued interest thereon) and the Aggregate LC Amount shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

The Aggregate LC Amount, when received by the Administrative Agent, shall be deposited in the Collateral Account, as cash collateral for the Reimbursement Obligations in the event of any drawing under any Letter of Credit. Upon any drawing under any Letter of Credit, the Collateral Agent shall apply such amounts held in the Collateral Account to such Reimbursement Obligations.

NOTICE OF DEFAULT

6.2 The Administrative Agent shall give notice to the Company under Section 6.1(d) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

THE AGENTS

APPOINTMENT AND AUTHORIZATION

7.1 Each Bank irrevocably appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Financing Documents as are delegated to such Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

AGENTS AND AFFILIATES

7.2 Each of the Agents in its individual capacity shall have the same rights and powers under the Financing Documents as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent and each of the Agents in its individual capacity and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or affiliate of the Company as if it were not an Agent.

ACTION BY AGENTS

7.3 The obligations of each Agent under the Financing Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Default, except, in the case of the Administrative Agent, as expressly provided in Article 6 and in the case of the Collateral Monitor, as agent of the Collateral Agent, as expressly provided for in the Security Agreements.

CONSULTATION WITH EXPERTS

7.4 Each Agent may consult with legal counsel (who may be counsel for a Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

LIABILITY OF AGENTS

7.5 None of the Agents, their respective affiliates nor any of their respective directors, officers, agents, or employees shall be liable to any Bank or any other Agent for any action taken or not taken by it in connection with the Financing Documents (i) with the consent or at the request of the Required Banks (or such greater number as may be required by Section 9.5) or (ii) in the absence of its own gross negligence or willful misconduct. None of the Agents, their respective affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Financing Documents or any borrowing or the issuance of any letter of credit hereunder; (ii) the performance or observance of any of the covenants or agreements of any Borrower; (iii) the satisfaction of any condition specified in Article 3 hereof, except, in the case of the Administrative Agent, receipt of items required to be delivered to the Administrative Agent; (iv) the validity, effectiveness or genuineness of the Financing Documents or any other instrument or writing furnished in connection therewith; or (v) the existence or sufficiency of the Collateral. No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

INDEMNIFICATION

7.6 Each Bank shall, ratably in accordance with its Commitment, indemnify each Agent, their respective affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitee may suffer or incur in connection with the Financing Documents or any action taken or omitted by such indemnitee thereunder.

CREDIT DECISION

7.7 Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each


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


Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

SUCCESSOR AGENTS

7.8 Any Agent may resign at any time by giving written notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

CHANGE IN CIRCUMSTANCES

BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR

8.1      If prior to the first day of any Interest Period for any Euro-Dollar
         Loan:

(a) there no longer exists a Telerate British Bankers Assoc. Interest Settlement Rates Page and deposits in dollars (in the applicable amounts) are not being offered to Canadian Imperial Bank of Commerce in the London interbank market for such Interest Period, or

(b) Banks holding 50% or more of the aggregate amount of the affected Euro-Dollar Loans advise the Administrative Agent that the London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding such Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Administrative Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Euro-Dollar Loans or to continue or convert outstanding Loans as or into Euro-Dollar Loans, shall be suspended and (ii) each outstanding Euro-Dollar Loan, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the

         Administrative Agent at least one Domestic Business Day before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

ILLEGALITY

8.2 If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans to any Borrower and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies the Company and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to continue or convert outstanding Loans as or into Euro-Dollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day.

INCREASED COST AND REDUCED RETURN

8.3(a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve, special deposit, insurance assessment or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System but excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Euro-Dollar Lending Office) or shall impose on any Bank (or its Euro-Dollar Lending Office) or the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans, and the result of any of the foregoing is to increase the cost to such Bank (or its Euro-Dollar Lending Office) of making or maintaining its Euro-Dollar Loans or issuing or participating in any Letters of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Euro-Dollar Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank which demand shall set forth in reasonable detail the basis for such request (with a copy to the Administrative Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

(b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (other than as contemplated by Section 8.3(a)), has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank which demand shall set forth in reasonable detail the basis for such request (with a copy to the Administrative Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

(c) Each Bank will promptly notify the Company and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

(d) Any certificate delivered by a Bank pursuant to this Section 8.3 requesting compensation shall certify that such request for compensation is being made


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


         pursuant to a policy adopted by such Bank to seek such compensation generally from customers similar to the Company and having similar provisions in agreements with such Bank.

TAXES

8.4(a) For the purposes of this Section, the following terms have the following meanings:

         TAXES means any and all present of future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by any Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and Agent, taxes imposed on its net income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payment, but not excluding any portion of such tax that exceeds the United States withholding tax which would have been imposed on such a payment to such Bank under the laws and treaties in effect when such Bank first becomes a party to this Agreement.

         OTHER TAXES means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to any Financing Document or from the execution, delivery, registration or enforcement of, or otherwise with respect to, any Financing Document or Letter of Credit.

(b) All payments by any Borrower to or for the account of any Bank or Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if any Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payment, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank or Agent (as the case may
         be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Borrower shall promptly furnish to the Administrative Agent, at its address specified in or pursuant to
         Section 9.1, the original or a certified copy of a receipt evidencing payment thereof.

(c) The Company agrees to indemnify each Bank and Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted (whether or not correctly) by any jurisdiction on amounts payable under this Section) paid by such Bank or Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or Agent (as the case may be) makes demand therefor.

(d) Each Bank organized under the laws of a jurisdiction outside the United States, before it signs and delivers this Agreement in the case of each Bank listed on the signature pages hereof and before it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Company (but only so long as such Bank remains lawfully able to do so), shall provide each of the Company and the Administrative Agent with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable by it pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

(e) For any period with respect to which a Bank has failed to provide the Company or the Administrative Agent with the appropriate form referred to in Section 8.4(d) (unless such failure is due to a change in treaty, law or regulation occurring after the date of which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.4(b) or 8.4(c) with respect to Taxes imposed by the United States, provided that, if a Bank, that is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps, at the expense of such Bank, as such Bank shall reasonably request to assist such Bank to recover such Taxes.

(f) If any Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section as a result of a change in law or treaty occurring after such Bank first became a party to this Agreement, then such Bank will, at the Company's request, change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

BASE RATE LOANS SUBSTITUTED FOR AFFECTED EURO-DOLLAR LOANS

8.5 If (i) the obligation of any Bank to make, or to continue or convert outstanding Loans as or to, Euro-Dollar Loans to any Borrower has been suspended pursuant to

Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer apply all Loans which would otherwise be made by such Bank as (or continued as or converted to) Euro-Dollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks). If such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.

SUBSTITUTION OF BANK

8.6 If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3 or 8.4, the Borrower shall have the right, with the assistance of the Administrative Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the Note and assume the Commitment of such Bank.

MISCELLANEOUS

NOTICES

9.1 All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of any Borrower or Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex or facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in or pursuant to this Section and the appropriate answerback is received, (ii) if given by reputable overnight courier, one (1) Domestic Business Day after being delivered to such courier, (iii) if given by certified mail (return receipt requested), three (3) Domestic Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when received at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or Article 8 and notices to the LC Bank under Section 2.3(c) shall not be effective until received.

NO WAIVER

9.2 No failure or delay by any Agent or any Bank in exercising any right, power or privilege under any of the Financing Documents shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

EXPENSES; INDEMNIFICATION

9.3(a) The Borrowers shall jointly and severally pay (i) all reasonable out-of-pocket expenses of the Administrative Agent, including reasonable fees and disbursements of one special New York counsel for the Administrative Agent and for one local counsel in each relevant jurisdiction, if any, for the Administrative Agent, in connection with
         (w) the preparation of the Financing Documents, (x) any waiver or consent under the Financing Documents, (y) any amendment of the Financing Documents or any Default or alleged Default thereunder or (z) one annual inspection or audit of the Collateral by the Collateral Agent and, or, the Collateral Monitor or, if an Event of Default has occurred and is continuing, any inspection or audit of the Collateral made from time to time by the Collateral Agent and, or, the Collateral Monitor in its discretion, reasonably exercised, and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by any Agent or Bank, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

(b) The Borrowers shall jointly and severally indemnify each Bank and hold each Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by any Bank (or by any Agent in connection with its actions as Agent) in connection with any investigative, administrative or judicial proceeding (whether or not such Bank shall be designated a party thereto) relating to or arising out of the Financing Documents, the Collateral or any transaction relating thereto (including without limitation (i) as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission or release from, any property now or previously owned, leased or operated by the Company or any of its Subsidiaries of any Hazardous Materials or any Hazardous Materials Contamination, (ii) arising out of or relating to the offsite disposal of any materials generated or present on any such property or (iii) arising out of or resulting from the environmental condition of any such property or the applicability of any governmental requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of the Company or any of its Subsidiaries); provided that no Bank shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. To the fullest extent permitted by law, each of the Obligors hereby waives all rights for contribution or any other rights of recovery with respect to liabilities, losses, damages, costs and expenses arising under or relating to Environmental Laws that it might have by statute or otherwise against any Indemnitee. For purposes of this Section, HAZARDOUS MATERIALS means (i) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended from time to time, and regulations promulgated thereunder; (ii) asbestos; (iii) polychlorinated biphenyls; (iv) petroleum, its derivatives, by-products and other hydrocarbons; and (v) any other toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws, and HAZARDOUS MATERIALS CONTAMINATION means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

SHARING OF SET-OFFS

9.4 Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note of any Borrower held by it and any Letter of Credit Liabilities of any Borrower which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note of any Borrower and Letter of Credit Liabilities of any Borrower held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes of such Borrower and Letter of Credit Liabilities of such Borrower held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes of such Borrower and Letter of Credit Liabilities of such Borrower held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of a Borrower other than its indebtedness hereunder. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or Letter of Credit Liabilities in respect of which it is an obligor, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

AMENDMENTS AND WAIVERS

9.5 Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Banks (and, if the rights or duties of the LC Bank or either Agent are affected thereby, by it); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for termination of any Commitment, (iv) amend the definition of Borrowing Base, (v) amend Section 2.14 hereof, (vi) amend the definition of Satisfactory Resolution or (vii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or the Notes.

SUCCESSORS AND ASSIGNS

9.6(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

(b) Any Bank may at any time grant to one or more banks or other financial institutions (each a PARTICIPANT) participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clauses (i), (ii), (iii), (iv), (v) or (vi) of Section 9.5 without the consent of the Participant. An assignment or other transfer which is not permitted by subsection 9.6(c) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection.

(c) Any Bank may at any time assign to one or more banks or other institutions (each an ASSIGNEE) all, or a proportionate part of all, of its rights and obligations with respect to its Commitment (and corresponding Loans and Letter of Credit Liabilities), and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit F hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Company, the LC Bank and the Administrative Agent (which consents shall not be unreasonably withheld); provided that (i) if an Assignee is another Bank or an affiliate of such transferor Bank, no such consent shall be required, (ii) immediately after giving effect to any such assignment,
         (x) the transferor Bank's Commitment is equal to either $0 or at least $5,000,000 and (y) the Assignee's Commitment is at least equal to $5,000,000. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder arising on or after the effectiveness of the assignment effected pursuant to such instrument to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection, the transferor Bank, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Company and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.4.

(d) Any Bank may at any time assign all or any portion of its rights under the Financing Documents to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

COLLATERAL

9.7 Each of the Banks represents to each Agent and each of the other Banks that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

PROPRIETARY INFORMATION

9.8 The Administrative Agent and each Bank shall keep confidential all written and oral confidential or proprietary information provided by or on behalf of, or obtained from, any Borrower or any of their respective Subsidiaries; provided, that nothing herein shall prevent the Administrative Agent or any Bank from disclosing such information (i) to its officers, directors, employees, agents, attorneys and accountants in accordance with customary banking practices, (ii) upon the order of a court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (iv) that has become publicly available without breach of any agreement between the parties hereto, (v) as necessary for the exercise of any remedy under any Financing Document or (vi) subject to provisions similar to those contained in this Section, to any prospective Participant or Assignee; provided that in the case of any disclosure pursuant to clause (ii) or (iii) above (other than any such disclosure made to regulatory agencies in connection with examinations conducted by such regulatory agencies in the ordinary course), the party from whom such information is sought shall inform the Company (prior to such disclosure, if practicable, or otherwise promptly after such disclosure, but in each case solely to the extent permitted by law) of such order, request or demand in order to enable the Company or the relevant Subsidiary to seek a protective order or other appropriate remedy.

GOVERNING LAW; SUBMISSION TO JURISDICTION

9.9(a) Except as otherwise provided for in the Security Agreements, each of the Financing Documents shall be governed by and construed in accordance with the laws of the State of New York. Each Borrower, each Bank and each Agent hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement, any other Financing Document or the transactions contemplated hereby or thereby. Each Borrower, each Bank and each Agent irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

(b) Each Obligor hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon it by service upon CT Corporation System, presently having an office at 111 Eighth Avenue, 13th Floor, New York, New York 10011, U.S.A. (each of such agents for service of process as appropriate, being referred to herein as the PROCESS AGENT), and each Obligor hereby irrevocably appoints the Process Agent its true and lawful agent and attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses and agrees that the failure of the Process Agent to give any notice of any such service of process to any Obligor shall not impair or affect the validity of such service or of any judgment based thereon. If for any reason CT Corporation System ceases to act, or to be able to act, as a Process Agent, as contemplated hereby, each Obligor will appoint a substitute therefor and agrees to maintain at all times an agent for service of process in the United States of America to act as its process agent. Each Obligor further irrevocably consents to the service of process in any suit, action or proceeding in said courts by the mailing thereof by any Agent or any Bank or any holder of any Note by registered or certified mail, postage prepaid, to such Obligor at the address given below its name on the signature pages hereto.

(c) Nothing herein shall in any way be deemed to limit the ability of any Agent or any Bank to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Obligors in such other jurisdictions, and in such manner, as may be permitted by law.

COUNTERPARTS; INTEGRATION

9.10 This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

SEVERABILITY

9.11 If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible, and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

WAIVER OF JURY TRIAL

9.12 EACH OF THE BORROWERS, THE AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HOLLY CORPORATION


By
   -----------------------
   Name:
   Title:
   100 Crescent Court, Suite 1600
   Dallas, Texas 75201-6927
   Attention:
   Facsimile number: (214) 871-3560


NAVAJO REFINING COMPANY
  BLACK EAGLE, INC.
NAVAJO CORP.
NAVAJO SOUTHERN, INC.
NAVAJO NORTHERN, INC.
LOREFCO, INC.
NAVAJO CRUDE OIL PURCHASING, INC.
NAVAJO HOLDINGS, INC.
HOLLY PETROLEUM, INC.
NAVAJO PIPELINE CO.
LEA REFINING COMPANY
NAVAJO WESTERN ASPHALT COMPANY


By
   ---------------------
   Name:
   Title:
   100 Crescent Court, Suite 1600
   Dallas, Texas 75201-6927
   Attention:
   Facsimile number: (214) 871-3560

MONTANA REFINING COMPANY,
  A PARTNERSHIP

  By Navajo Northern, Inc., its
    General Partner


By
   ---------------------
   Name:
   Title:
   100 Crescent Court, Suite 1600
   Dallas, Texas 75201-6927
   Attention:
   Facsimile number: (214) 871-3560

CANADIAN IMPERIAL BANK OF
  COMMERCE, as Administrative Agent


By
   ---------------------
   Name:
   Title:
   425 Lexington Avenue
   New York, New York 10017
   Attention:
   Facsimile number:

CIBC INC., as Collateral Agent


By
   ---------------------
   Name:
   Title:
   425 Lexington Avenue
   New York, New York 10017
   Attention:
   Facsimile number:

FLEET NATIONAL BANK,
  as Collateral Monitor and Documentation Agent


By
   ---------------------
   Name: Christopher C. Holmgren
   Title:  Director, Energy & Utilities Division
   100 Federal Street
   M/S:  MA DE 10008D
   Boston, MA 02110
   Facsimile number: (617) 434-3652

CIBC WORLD MARKETS CORP.,
  as Sole Lead Arranger and Bookrunner


By
   ---------------------
   Name:
   Title:

   425 Lexington Avenue
   New York, New York 10017
   Attention:
   Facsimile number:

Commitments

$25,000,000                                  CANADIAN IMPERIAL BANK
                                              OF COMMERCE


                                             By
                                                --------------------------------
                                                Name:
                                                Title:

Commitments

$20,000,000                                  FLEET NATIONAL BANK


                                             By
                                                --------------------------------
                                                Name:
                                                Title:

Commitments

$15,000,000                                  THE BANK OF NOVA SCOTIA


                                             By
                                                --------------------------------
                                                Name:
                                                Title:

Commitments

$10,000,000                                  MORGAN GUARANTY TRUST
                                             COMPANY OF NEW YORK


                                             By
                                                --------------------------------
                                                Name:
                                                Title:

Commitments

$10,000,000                                  NATIONAL BANK OF CANADA


                                             By
                                                --------------------------------
                                                Name:
                                                Title:


                                             By
                                                --------------------------------
                                                Name:
                                                Title:

                                PRICING SCHEDULE



Each of COMMITMENT FEE RATE, EURO-DOLLAR MARGIN and LETTER OF CREDIT COMMISSION RATE means, for any day, the rate set forth below in the row opposite such term and in the column corresponding to the Pricing Level that applies for such day:


                                         Level          Level         Level          Level         Level
Pricing Level                              I             II            III            IV             V
Commitment Fee Rate                     .3000%         .3500%         .4000%        .4500%         .5000%
Euro-Dollar Margin                      1.250%         1.625%         1.875%        2.125%         2.500%
Letter of Credit Commission Rate        1.250%         1.625%         1.875%        2.125%         2.500%
Base Rate                                .250%          .250%          .375%         .625%         1.000%

For purposes of this Schedule, the following terms have the following meanings:

APPLICABLE LEVERAGE RATIO means, at any date, the Leverage Ratio reflected in the certificate most recently delivered by the Company pursuant to Section 5.1(f) prior to such date; provided that until the delivery of the first such certificate, the Applicable Leverage Ratio shall be deemed to be 0.41:1; and provided further that at any date on which a Default exists under Section 5.1(f), the Applicable Leverage Ratio shall be deemed to be less than 0.30.

LEVEL I PRICING applies at any date if the Applicable Leverage Ratio is greater than or equal to 0.60.

LEVEL II PRICING applies at any date if (i) the Applicable Leverage Ratio is greater than or equal to 0.50 and (ii) Level I Pricing does not apply.

LEVEL III PRICING applies at any date if (i) the Applicable Leverage Ratio is greater than or equal to 0.40 and (ii) neither Level I Pricing nor Level II Pricing applies.

LEVEL IV PRICING applies at any date if (i) the Applicable Leverage Ratio is greater than or equal to 0.30 and (ii) neither Level I Pricing, Level II Pricing nor Level III Pricing applies.

LEVEL V PRICING applies at any date of (i) the Applicable Leverage Ratio is less than 0.30.

PRICING LEVEL refers to the determination of which of Level I, Level II, Level III, Level IV or Level V Pricing applies for any day; provided, however, that until there is a Satisfactory Resolution of the Longhorn Partners Pipeline Litigation, the minimum Pricing Level will be Level IV.

Any change in Pricing Level shall be effective on the second Domestic Business Day after receipt by the Administrative Agent of the certificate setting forth the Applicable Leverage Ratio on which such change in Pricing Level is based.

                                   SCHEDULE I



Investments on and as of April [  ], 2000

                                  SCHEDULE II



Liens Existing on and as of April [  ], 2000

                                   EXHIBIT A

                                      NOTE

                                                             New York, New York
                                                            _____________, 2000



For value received, Holly Corporation, a Delaware corporation, (the BORROWER), promises to pay to the order of [NAME OF BANK] (the BANK), for the account of its Applicable Lending Office, the lesser of (i) __________ million dollars ($_________) or (ii) the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Canadian Imperial Bank of Commerce, 425 Lexington Avenue, New York 10017.

All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement and the other Financing Documents.

This note is one of the Notes referred to in the Amended and Restated Credit and Reimbursement Agreement dated as of April 14, 2000 among the Borrower and Navajo Refining Company, Black Eagle, Inc., Navajo Corp., Navajo Southern, Inc., Navajo Northern, Inc., Lorefco, Inc., Navajo Crude Oil Purchasing, Inc., Navajo Holdings, Inc., Holly Petroleum, Inc., Navajo Pipeline Co., Lea Refining Company, Navajo Western Asphalt Company, and Montana Refining Company, a Partnership, as Borrowers and Guarantors, the banks listed on the signature pages thereof, Canadian Imperial Bank of Commerce as Administrative Agent, CIBC Inc. as Collateral Agent, Fleet National Bank, as Collateral Monitor and Documentation Agent and CIBC World Markets Corp., as Sole Lead Arranger and Bookrunner (as the same may be amended from time to time, the CREDIT AGREEMENT). This Note and such other Notes are being delivered by the Borrower to the Banks in extension, renewal and substitution for the Notes dated October 14, 1997 by the Borrower to the Banks (THE ORIGINAL NOTES) and, to the extent that any Loans are outstanding on the date of this Note all such Loans in the aggregate evidence the same Loans originally evidenced by the Original Notes. Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof, the acceleration of the maturity hereof and the basis upon which this Note is secured.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

The Guarantors have, pursuant to the provisions of the Guarantee Agreement, unconditionally guaranteed the payment in full of the principal of and interest on this Note.

HOLLY CORPORATION


By
  ---------------------------------
   Name:
   Title:

                        LOANS AND PAYMENTS OF PRINCIPAL



                                                  Amount of
                         Amount of                Type of Principal          Notation
Date                     Loan                     Loan                       Repaid          Made By

                       [HUGHES & LUCE, L.L.P. LETTERHEAD]



                                                                 April 14, 2000

To the Banks and the Agents
Referred to Below
c/o Canadian Imperial Bank of Commerce,
  as Administrative Agent
425 Lexington Avenue
New York, New York 10017

Ladies and Gentlemen:

We have acted as special Texas counsel for Holly Corporation (the COMPANY), Navajo Refining Company, Black Eagle, Inc. Navajo Corp., Navajo Southern, Inc., Navajo Northern, Inc., Lorefco, Inc., Navajo Crude Oil Purchasing, Inc., Navajo Holdings, Inc., Holly Petroleum Inc., Navajo Pipeline Co., Lea Refining Company, Navajo Western Asphalt Company and Montana Refining Company, A Partnership (collectively, together with the Company, the BORROWERS), in connection with (i) the Amended and Restated Credit and Reimbursement Agreement dated as of April 14, 2000 (the AGREEMENT) among the Borrowers, the banks listed on the signature pages thereof (the BANKS), Canadian Imperial Bank of Commerce, as Administrative Agent, CIBC, Inc. as Collateral Agent, Fleet National Bank, as Collateral Monitor and Documentation Agent and CIBC World Markets Corp., as Sole Lead Arranger and Bookrunner, (ii) the Notes delivered by the Company on the date hereof pursuant to the Agreement (the NOTES), (iii) Amendment No. 1 to Security Agreement, dated the date hereof, amending the Company Security Agreement (as amended, the COMPANY SECURITY AGREEMENT), (iv) each Amendment No. 1 to Security Agreement delivered by each Borrower other than the Company on the date hereof pursuant to the Agreement (amending each respective Subsidiary Security Agreement (collectively, as amended, the SUBSIDIARY SECURITY AGREEMENTS), together with the Company Security Agreement, the SECURITY AGREEMENTS) and (v) the Guarantee Agreement delivered by the Borrowers dated as of April 14, 2000 (collectively, the FINANCING DOCUMENTS). All capitalized terms used but not defined herein have the respective meanings given to such terms in the Agreement or, if not defined in the Agreement, in the Security Agreements.

For purposes of this opinion, our review has been limited to an examination of originals or photocopies of the Financing Documents, the Financing Statements (as hereafter defined) and the Private Placement Agreement and a review of applicable Texas and Federal law. We have also examined and relied upon the reports described in Schedule I attached hereto as to Uniform Commercial Code financing statements and notices of Federal tax liens with respect to the Borrowers on file in the Office of the Secretary of State of the State of Texas

(the CENTRAL FILING OFFICE) (collectively, the UCC SEARCH REPORTS), copies of which have been delivered to you. We have also examined and relied upon (except for purposes of the opinion expressed in paragraph 7 below) the opinion of W. John Glancy, General Counsel of the Company, delivered to you on this date pursuant to the Agreement. As to certain facts material to the opinions expressed herein, we have relied upon representations and warranties in the Financing Documents and upon certifications by officers of the Borrowers.

Upon the basis of and subject to the foregoing, and subject to the further assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that:

1. If the Financing Documents were stated to be governed and construed in accordance with the law of the State of Texas or if a Texas court were to apply the law of the State of Texas to the Financing Documents, each of the Financing Documents (other than the Notes) would constitute a legal, valid and binding obligation of each Borrower that is a party thereto, and the Notes would constitute legal, valid and binding obligations of the Company, in each such case enforceable in accordance with their respective terms under the law of the State of Texas and applicable Federal law.

2. If the Security Agreements were stated to be governed by and construed in accordance with the law of the State of Texas, or if a Texas court were to apply the law of the State of Texas to the Security Agreements, each Security Agreement would be effective to create, in favor of the Collateral Agent for the benefit of the secured parties named therein, a valid security interest under the Uniform Commercial Code as in effect in the State of Texas (TEXAS
UCC) in all of the right, title and interest of the Borrower party thereto in all of the Collateral (as defined in such Security Agreement), except to the extent that pursuant to Section 9-104 of the Texas UCC Article 9 of the Texas UCC does not apply thereto, as collateral security for the Secured Obligations (as defined in such Security Agreement).

3. The filing of UCC financing statements attached as Exhibit A hereto (collectively the FINANCING STATEMENTS) in the Central Filing Office, is effective to perfect any security interest in the following types of
Collateral:

         (a) Collateral consisting of the right, title and interest of any Borrower in and to (i) Accounts, (ii) General Intangibles and
                  (iii) Inventory that is mobile and of a type normally used in more than one jurisdiction and leased or held for lease to others, in each case if such Borrower's chief executive office is located in the State of Texas; and

         (b) Collateral consisting of the right, title and interest of any Borrower in and to Inventory (other than Inventory of the type referred to in paragraph (a) above) that is located in the State of Texas.

4. Based solely upon the UCC Search Reports and assuming the accuracy and completeness thereof both as of their respective effective dates and as of the date hereof, there are

             (i) no Uniform Commercial Code financing statements that name any Borrower as debtor or seller and cover any of the Collateral, other than the financing statement, in favor of CIBC, Inc., as Collateral Agent under the Original Credit Agreement, are of record in the Central Filing Office, which is the only office prescribed under the Texas UCC as the office in the State of Texas in which filings may be made to perfect security interests in the Collateral; and

            (ii) no notices of the filing of any Federal tax lien (filed pursuant to Section 6323 of the Internal Revenue Code) or any lien of the Pension Benefit Guaranty Corporation (filed pursuant to Section 4068 of ERISA) covering any of the Collateral are on file in the Central Filing Office, which is the only office in the State of Texas having files that must be searched in order to determine the existence of notices of the proper filing of Federal tax liens (filed pursuant to Section 6323 of the Internal Revenue Code) and liens of the Pension Benefit Guaranty Corporation (filed pursuant to
                  Section 4068 of ERISA) on the Collateral.

5. Except as provided in Section 9.103 of the Texas UCC, Texas state courts and Federal courts applying Texas conflict of laws principles would give effect to the governing law provisions in the Financing Documents that select the laws of the State of New York.

6. The making of the Loans, the collecting of payments in respect of the Loans, the issuance of Letters of Credit, the creation of the Security Interests in the Collateral referred to in paragraph 3 above, the enforcement of rights as to such Collateral, the taking of actions necessary to preserve and protect the interest of the Collateral Agent in such Collateral, or any combination of such transactions, solely in and of themselves, but without regard to other facts or transactions involving the Administrative Agent, the Collateral Agent, the Collateral Monitor and Documentation Agent, the Sole Lead Arranger and Bookrunner or the Banks, will not require the Administrative Agent, the Collateral Agent, the Collateral Monitor and Documentation Agent, the Sole Lead Arranger and Bookrunner or the Banks to become qualified to do business in the State of Texas, to file any designation for service of process or to comply with any statutory or regulatory rule or requirement that is applicable only to financial institutions chartered or qualified to do business in the State of Texas, and the validity and enforceability of the Financing Documents will not be affected by any such failure so to qualify or file. [You should be aware, however, that Texas courts have held that the operation or leasing of properties constitutes transaction of business in Texas thereby requiring a foreign corporation to qualify to do business in Texas.](2)

7. The execution and delivery of the Financing Documents by the Borrowers do not, the obtaining of Loans by the Company and the issuance of Letters of Credit (including Existing Letters of Credit) for the account of the Company will not, and the performance by the Borrowers of their obligations under the Financing Documents will not, violate or constitute a default under the Private Placement Agreement. The obtaining of loans by a Borrower other than the Company and the issuance of Letters of Credit for the account of such Borrower under some circumstances could violate or constitute a default under paragraphs 6B, 6C and 6F of the Private Placement Agreement.

8. No intangible or documentary stamp taxes, recording taxes, transfer taxes or similar charges are payable to the State of Texas on account of the execution or delivery of the Security Agreements or the other Financing Documents, the creation of the indebtedness evidenced or secured thereby, the creation of the
Article 9 Security Interests thereunder, or the filing of the Financing Statements, except for required filing fees.

The opinions hereinabove expressed are subject to the following qualifications, assumptions, limitations and exceptions:

(a) The foregoing opinions are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws from time to time in effect affecting the enforceability of creditors' rights generally,
         (ii) general principles of equity and (iii) the rights of the United States under the Federal Tax Lien Act of 1966, as amended.

(b) Certain of the remedial provisions contained in the Security Agreements may be limited by applicable law, although such limitations do not in our opinion make the remedies provided for therein inadequate for the practical realization of the benefits of the security stated to be afforded thereby, except to the extent of any economic consequences of any delay which may result therefrom.

(c) The perfection of any Security Interests in proceeds of the Collateral referred to in paragraph 3 above is subject to Section 9.306 of the Texas UCC.

(d) Removal of tangible Collateral from the State of Texas will result in the termination of perfection of the security interests of the Collateral Agent therein unless new filings are made or other actions taken in a timely fashion under the laws of the jurisdiction to which such Collateral is removed.

-------------------------------------------------------------------------------

(2) Please consider if this is necessary given the nature of the security interest.

(e) We have assumed that the Financing Statements set forth the correct name and mailing address of the Collateral Agent.

(f) We call to your attention that a change in the location (as defined in Section 9.103 of the Texas UCC) of a Borrower that is currently located in the State of Texas will affect perfection, and the law governing perfection and priority, of a security interest in accounts, general intangibles, chattel paper, certain investment property and mobile goods (as each such term is defined or used in Chapter 9 of the Texas UCC).

(g) The Texas UCC requires the filing of continuation statements, executed by the secured party of record, within the period of six months prior to the expiration of each period of five years from the respective date of the original filing of the Financing Statements in order to maintain the effectiveness of such filings.

(h) Changes in the name, identity or corporate structure of a Borrower will cause the security interests of the Collateral Agent to be unperfected with respect to any property acquired by such Borrower more than four months after such change unless new, appropriate financing statements are filed before the expiration of that time.

(i) We express no opinion with respect to any Collateral of a type described in Section 9.401(a)(2) of the Texas UCC.

(j) We call to your attention that Section 552 of the Bankruptcy Code limits the extent to which proceeds realized, and property acquired, by a debtor after the commencement of a case under such Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

(k) The indemnification provisions of the Credit Agreement may be limited by public policy.

(l) We express no opinion regarding Section 2.2(g) of the Guarantee Agreement. Section 2.2(a), (b) and (c) of the Guarantee Agreement may not be enforceable to the extent that the Guaranteed Obligations are materially modified.

(m) The enforceability of provisions in the Financing Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

(n)      We express no opinion as to usury laws.

(o) We express no opinion as to the title of the Borrowers to the Collateral.

The foregoing opinions are limited in all respects to the laws of the State of Texas, and applicable Federal law, in each case as in effect on the date hereof.

We undertake no obligation or responsibility to update or supplement this opinion in response to subsequent changes in the law or future events affecting any of the transactions contemplated by any Financing Document. The opinions expressed herein are solely for your benefit in connection with the transactions consummated on the date hereof pursuant to the Agreement and may not be relied upon or described or quoted to any other person, firm or entity without, in each instance, our express prior written consent.

Very truly yours,

                                 SCHEDULE I TO

                   OPINION OF SPECIAL COUNSEL FOR THE COMPANY




                                                                                       NAME OF COMPANY
      NAME OF DEBTOR             RECORDS SEARCHED          UCC EFFECTIVE DATE         PERFORMING SEARCH
---------------------------- -------------------------- -------------------------- --------------------------
Holly Corporation            Secretary of State of      9/10/97                    Access Information
                             the State of Texas                                    Services, Inc.

Navajo Refining Company      Secretary of State of      9/10/97                    Access Information
                             the State of Texas                                    Services, Inc.

Black Eagle, Inc.            Secretary of State of      09/14/97                   Access Information
                             the State of Texas                                    Services, Inc.

Navajo Corp.                 Secretary of State of      10/01/97                   Access Information
                             the State of Texas                                    Services, Inc.

Navajo Southern, Inc.        Secretary of State of      10/01/97                   Access Information
                             the State of Texas                                    Services, Inc.

Navajo Northern, Inc.        Secretary of State of      09/14/97                   Access Information
                             the State of Texas                                    Services, Inc.

Lorefco, Inc.                Secretary of State of      10/01/97                   Access Information
                             the State of Texas                                    Services, Inc.

Navajo Crude Oil             Secretary of State of      10/09/97                   Access Information
Purchasing, Inc.             the State of Texas                                    Services, Inc.

Navajo Holdings, Inc.        Secretary of State of      9/10/97                    Access Information
                             the State of Texas                                    Services, Inc.

Holly Petroleum, Inc.        Secretary of State of      9/10/97                    Access Information
                             the State of Texas                                    Services, Inc.

Navajo Pipeline Co.          Secretary of State of      9/10/97                    Access Information
                             the State of Texas                                    Services, Inc.

Lea Refining Company         Secretary of State of      9/10/97                    Access Information
                             the State of Texas                                    Services, Inc.

Navajo Western Asphalt       Secretary of State of      9/10/97                    Access Information
Company                      the State of Texas                                    Services, Inc.



                                                                                       NAME OF COMPANY
      NAME OF DEBTOR             RECORDS SEARCHED          UCC EFFECTIVE DATE         PERFORMING SEARCH
---------------------------- -------------------------- -------------------------- --------------------------
Montana Refining Company,    Secretary of State of      9/10/97                    Access Information
a Partnership                the State of Texas                                    Services, Inc.

                         [HOLLY CORPORATION LETTERHEAD]



                                                                 April 14, 2000


To the Banks and the Agents Referred to Below
c/o Canadian Imperial Bank of Commerce,
as Administrative Agent
425 Lexington Avenue
New York, New York 10017

Ladies and Gentlemen:

         I am General Counsel of Holly Corporation (the "Company") and in that capacity I have acted as legal counsel to the Company, Navajo Refining Company, Black Eagle, Inc., Navajo Corp., Navajo Southern, Inc., Navajo Northern, Inc., Lorefco, Inc., Navajo Crude Oil Purchasing, Inc., Navajo Holdings, Inc., Holly Petroleum, Inc., Navajo Pipeline Co., Lea Refining Company, Navajo Western Asphalt Company, and Montana Refining Company, A Partnership, (collectively, together with the Company, the "Borrowers"), in connection with (i) the Amended and Restated Credit and Reimbursement Agreement dated as of April 14, 2000 (the "Agreement") among the Borrowers, the banks listed on the signature pages thereof (the "Banks"), Canadian Imperial Bank of Commerce, as Administrative Agent, CIBC, Inc. as Collateral Agent, Fleet National Bank, as Collateral Monitor and Documentation Agent, and CIBC World Markets Corp., as Sole Lead Arranger and Bookrunner, (ii) the Notes delivered by the Company on the date hereof pursuant to the Agreement (the "Notes"), (iii) the Company Security Agreement, as amended by Amendment No. 1 to Company Security Agreement dated as of April 14, 2000, (iv) the Subsidiary Security Agreements delivered by the Borrowers other than the Company, as amended by Amendment No. 1 to Subsidiary Security Agreement dated as of April 14, 2000 to the Agreement (together with the Company Security Agreement, the "Security Agreements") and (v) the Guarantee Agreement delivered by the Borrowers dated as of April 14, 2000 (collectively, (the "Financing Documents"). Terms defined in the Agreement and not otherwise defined herein are used herein as therein defined.

         I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

         In giving my opinions set forth herein, I have relied upon certificates of public officials and certificates of officers of the Borrowers with respect to the accuracy of the factual matters contained therein. I have assumed the genuineness of all signatures, the conformity to originals of all documents reviewed by me as photostatic copies and the legal competence of each individual executing any document.

         Upon the basis and subject to the foregoing, I am of the opinion that:

         1. Each of the Borrowers, other than Montana Refining Company, A Partnership ("Montana"), is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation. Montana is a general partnership duly formed and validly existing under the laws of the State of Montana. Each of the Borrowers has the corporate (or, in the case of Montana, the partnership) power required to carry on its business as now conducted.

         2. The execution, delivery and performance by the Borrowers of the Financing Documents to which each is a party are within their respective corporate or partnership power, as the case may be, have been duly authorized by all necessary corporate or partnership action (including without limitation any necessary corporate action on the part of any general partner), as the case may be, require no consent of, notice to or filing with any governmental or regulatory body, agency or official (other than the filing of the financing statements and the providing of notices of assignments of government contracts provided for in the Financing Documents and routine filings after the date hereof with the Securities and Exchange Commission) and do not violate the certificate of incorporation or the articles of incorporation, as the case may be, or the bylaws of any Borrower (other than Montana) or the partnership agreement of Montana or constitute a breach of or a default under any provision of applicable law or regulation or any material agreement, or any judgment, injunction, order or decree, binding upon the Company or any of its Subsidiaries and known to me, or result in the creation or imposition of any Lien (other than the Liens created by the Security Agreements) on any revenues or assets of the Company or any of its Subsidiaries.

         3. There is no action, suit or proceeding pending or, to my knowledge, threatened in writing against any Borrower before any court or arbitrator or any governmental body, agency or official (1) which in any manner draws into question the validity of any of the Financing Documents or (ii), except for that certain suit captioned Longhorn Partners Pipeline, L.P. v. Holly Corporation, Navajo Refining Company and Black Eagle Corporation, Cause 98-2991, pending in the District Court of El Paso County, Texas, 120th Judicial District, in which there is a reasonable possibility of an adverse decision which could reasonably be expected to materially adversely affect the business, financial position or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

         The foregoing opinions are limited in all respects to the existing laws of the State of Texas and the United States of America and the General Corporation Law of the State of Delaware and, solely for purposes of my opinion set forth in Paragraph 1 above, the Montana Uniform Partnership Act (Mont. Code Ann. Section 35-10 et seq.), each as in effect on the date hereof, and no opinion is expressed herein as to any matters governed by the laws of any other jurisdiction. I undertake no obligation or responsibility to update or supplement this opinion in response to subsequent changes in the law or future events affecting any of the transactions contemplated by any Financing Document. This opinion letter is being provided to you at the request of my clients pursuant to Section 3.1(i) of the Agreement. The opinions expressed herein are solely for your benefit in connection with the transactions consummated on the date hereof pursuant to the Agreement and may not be relied upon or described or quoted to any other person, firm or entity other than you without, in each instance, my prior written consent.

         I am a Senior Vice President or Vice President of each Borrower other than Montana.

Very truly yours,



W. John Glancy

                          [FRESHFIELDS LLP LETTERHEAD]

JRR/CDP

To the Agents
Referred to Below
c/o Canadian Imperial Bank of Commerce,
  as Administrative Agent
425 Lexington Avenue
New York, New York 10017


                                 April 14, 2000


Ladies and Gentlemen:

We have acted as special New York counsel to Canadian Imperial Bank of Commerce, as Administrative Agent, CIBC Inc., as Collateral Agent, Fleet National Bank, as Collateral Monitor and Documentation Agent, and CIBC World Markets, as Sole Lead Arranger and Bookrunner (collectively the AGENTS), in connection with (i) the Amended and Restated Credit and Reimbursement Agreement dated as of April 14, 2000 (the CREDIT AGREEMENT) among Holly Corporation (the COMPANY), Navajo Refining Company, Black Eagle, Inc., Navajo Corp., Navajo Southern, Inc., Navajo Northern, Inc., Lorefco, Inc., Navajo Crude Oil Purchasing, Inc., Navajo Holdings, Inc., Holly Petroleum Inc., Navajo Pipeline Co., Lea Refining Company, Navajo Western Asphalt Company and Montana Refining Company, a Partnership (collectively, together with the Company, the BORROWERS), the banks listed on the signature pages thereof (the BANKS), and the Agents, (ii) the Notes delivered by the Company on the date hereof pursuant to the Credit Agreement and (iii) the Guarantee Agreement delivered by the Borrowers, dated as of April 14, 2000. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement or, if not defined in the Credit Agreement, in Annex 1 hereto.

In rendering the opinions expressed below, we have examined the following agreements and instruments:

(a)      the Credit Agreement;

(b)      the Notes issued on the date hereof;

(c) Amendment No. 1 to Security Agreement, dated the date hereof, amending the Company Security Agreement (as amended, the COMPANY SECURITY AGREEMENT);

(d) each Amendment No. 1 to Security Agreement delivered by each Borrower other than the Company on the date hereof pursuant to the Agreement (amending each respective Subsidiary Security Agreement (collectively, as amended, the SUBSIDIARY SECURITY AGREEMENTS), together with the Company Security Agreement, the SECURITY AGREEMENTS); and

(e) the Guarantee Agreement (collectively with the documents referred to in clauses (a), (b), (c) and (d) the CREDIT DOCUMENTS).

In our examination, we have assumed the authenticity of all Credit Documents submitted to us as originals and the conformity with authentic originals of all Credit Documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Documents.

In rendering the opinions expressed below, we have assumed that:

(a) the Credit Documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions below as to the Obligors) constitute legal, valid, binding and enforceable obligations of, all of the parties to the Credit Documents;

(b)      all signatories to the Credit Documents have been duly authorized; and

(c) all of the parties to the Credit Documents are duly organized and validly existing and have the power and authority (corporate, partnership or other) to execute, deliver and perform the Credit Documents.

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1. Each Credit Document constitutes the legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, except (i) as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally, and (ii) as the enforceability of each Credit Document is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (A) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (B) concepts of materiality, reasonableness, good faith and fair dealing;

2. Each Security Agreement is effective to create, in favor of the Collateral Agent for the benefit of the Agents and the Banks, a valid security interest under the Uniform Commercial Code as in effect in the State of New York (the
UCC) in all of the right, title
and interest of the Obligor party thereto in, to and under the Collateral (as defined in the Security Agreement) as collateral security for the payment when due of the Secured Obligations (as defined in the Security Agreement), except that (a) such security interest will continue in Collateral after its sale, exchange or other disposition and in any Proceeds thereof only to the extent provided in Sections 9-306, 9-307 and 9-308 of the UCC, (b) such security interest in any portion of the Collateral in which an Obligor acquires rights after the commencement of a case under the Bankruptcy Code in respect of such Obligor may be limited by Section 552 of the Bankruptcy Code and (c) the creation of a security interest in any portion of the Collateral constituting a right to receive proceeds of a letter of credit requires that the action contemplated by paragraph 3(a) below.

3. The security interest referred to in paragraph 2 above in the types of Collateral described below will be perfected as described below:

(a) such security interest in that portion of the Collateral consisting of an Instrument, a Document, a letter of credit or a Certificated Security represented by a Security Certificate in bearer form or in registered form Indorsed to the Collateral Agent or in blank by an effective Indorsement or registered in the name of the Collateral Agent will, upon the creation of such security interest, be perfected by the Collateral Agent taking possession in the State of New York of such Instrument, Document, letter of credit or Security Certificate, and such perfected security interest will remain perfected thereafter so long as such Instrument, Document, letter of credit or Security Certificate is retained by the Collateral Agent in its possession in the State of New York;

(b) such security interest in that portion of the Collateral consisting of a Certificated Security represented by a Security Certificate in bearer form or in registered form Indorsed to the Collateral Agent or in blank by an effective Indorsement or registered in the name of the Collateral Agent will, upon the creation of such security interest, be perfected by another Person, other than a Securities Intermediary, taking possession in the State of New York of such Security Certificate on behalf of the Collateral Agent or, having previously taken possession in the State of New York of such Security Certificate, acknowledging that it holds such Security Certificate for the Collateral Agent, and such perfected security interest will remain perfected thereafter so long as such Security Certificate is retained on behalf of the Collateral Agent by such Person in its possession in the State of New York;

(c) such security interest in that portion of the Collateral consisting of a Certificated Security represented by a Security Certificate in registered form specially Indorsed to the Collateral Agent by an effective Indorsement will, upon the creation of such security interest, be perfected by a Securities Intermediary taking possession in the State of New York of such Security Certificate on behalf of the Collateral Agent, and such perfected security interest will remain perfected thereafter so long as such Security Certificate is retained on behalf of the Collateral Agent by such Securities Intermediary in its possession in the State of New York;

(d) such security interest in that portion of the Collateral consisting of an Uncertificated Security will, upon the creation of such security interest, be perfected by the issuer of such Uncertificated Security registering the Collateral Agent as the registered owner of such Uncertificated Security, and such perfected security interest will remain perfected thereafter so long as the Collateral Agent remains the registered owner of such Uncertificated Security;

(e) such security interest in that portion of the Collateral consisting of an Uncertificated Security will, upon the creation of such security interest, be perfected by another Person, other than a Securities Intermediary, becoming the registered owner of such Uncertificated Security on behalf of the Collateral Agent or, having previously become the registered owner of such Uncertificated Security, acknowledging that it holds such Uncertificated Security for the Collateral Agent, and such perfected security interest will remain perfected thereafter so long as such other Person remains the registered owner of such Uncertificated Security on behalf of the Collateral Agent;

(f) such security interest in that portion of the Collateral consisting of an Uncertificated Security will, upon the creation of such security interest, be perfected when (with the consent of the registered owner of such Uncertificated Security) the issuer of such Uncertificated Security agrees that it will comply with Instructions originated by the Collateral Agent without further consent by the registered owner of such Uncertificated Security, and such perfected security interest will remain perfected thereafter so long as such agreement remains in effect;

(g) such security interest in that portion of the Collateral consisting of a Security Entitlement to a Financial Asset will, upon the creation of such security interest, be perfected when the Collateral Agent becomes the Entitlement Holder of such Security Entitlement, and such perfected security interest will remain perfected thereafter so long as the Collateral Agent remains the Entitlement Holder of such Security Entitlement; and

(h) such security interest in that portion of the Collateral consisting of a Security Entitlement to a Financial Asset will, upon the creation of such security interest, be perfected when (with the consent of the Entitlement Holder of such Security Entitlement) the Securities Intermediary whose records indicate the existence of such Security Entitlement agrees that it will comply with Entitlement Orders originated by the Collateral Agent without further consent of the Entitlement

         Holder of such Security Entitlement, and such perfected security interest will remain perfected thereafter so long as such agreement remains in effect.

4. With respect to the security interest referred to in paragraph 2 above in any Collateral perfected as described in paragraph 3 above:

(a) if such Collateral consists of a Negotiable Instrument issued or indorsed to the Collateral Agent or to bearer or in blank and such security interest therein is perfected by the Collateral Agent in the manner specified in paragraph 3(a) above in good faith and without notice that it is overdue or has been dishonored or of any defense against or claim to it on the part of any Person, then such perfected security interest will have priority over all other security interests theretofore or thereafter created under the UCC;

(b) if such Collateral consists of a Certificated Security or Uncertificated Security and such security interest therein is perfected by the Administrative Agent in the manner specified in one or more of subparagraphs (a) through (f) of paragraph 3 above for value without notice (within the meaning of Section 8-105 of the UCC) of any Adverse Claim to the Certificated Security or Uncertificated Security, then the Collateral Agent will acquire such security interest free of any Adverse Claim; and

(c) if such Collateral consists of a Security Entitlement with respect to a Financial Asset and such security interest therein is perfected by the Collateral Agent in the manner specified in subparagraphs (g) or
         (h) of paragraph 3 above for value without notice (within the meaning of Section 8-105 of the UCC) of any Adverse Claim to such Financial Asset, then (i) an action based on an Adverse Claim to such Financial Asset, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may not be asserted against the Collateral Agent and (ii) such perfected security interest will have priority over all other security interests theretofore or thereafter created under the UCC (provided that (x) if the Collateral Agent and another Person both have control over such Financial Asset or Security Entitlement, their interests will rank equally, except that a Securities Intermediary as purchaser will have priority over the Collateral Agent unless otherwise agreed by the Securities Intermediary, and (y) such priority will be subject to Section 8-511 of the UCC).

The foregoing opinions are subject to the following comments and qualifications:

(A) the enforceability of Section 9.3(b) of the Credit Agreement (and any similar provisions in any of the other Credit Documents) may be limited by laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action on inaction, to the extent the action or inaction involves gross negligence, recklessness, wilful misconduct or unlawful conduct;

(B) Section 2.2 (a), (b) and (c) of the Guarantee Agreement may not be enforceable to the extent that the Guaranteed Obligations are materially modified;

(C) the enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances;

(D) We express no opinion as to (i) the effect of the law of any jurisdiction in which any Bank is located (other than the State of New
         York) that limit the interest, fees or other charges such Bank may impose for the loan or use of money or other credit, (ii) the last sentence of Section 9.4 of the Credit Agreement, (iii) Sections 2.3 and 3.7 of the Guarantee Agreement, (iv) the second sentence of
         Section 9.9(a) of the Credit Agreement (and any similar provisions in any of the other Credit Documents), insofar as the second sentence of
         Section 9.9(a) relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents and (v) the waiver of inconvenient forum set forth in the last sentence of Section 9.9(a) of the Credit Agreement (and any similar provisions in any of the other Credit Documents) with respect to proceedings in the United States District Court for the Southern District of New York.

(E) We express no opinion as to the applicability to the obligations of any Subsidiary Guarantor (or the enforceability of such obligations) of Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor and Creditor Law or any other provision of law relating to fraudulent conveyances, transfers or obligations.

(F) We wish to point out that the obligations of the Obligors, and the rights and remedies of the Collateral Agent, under the Security Agreements may be subject to possible limitations upon the exercise of remedial or procedural provisions contained in the Security Agreements, provided that such limitations do not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedies and procedures that will be afforded to the Collateral Agent and the Banks inadequate for the practical realization of the substantive benefits purported to be provided to the Collateral Agent and the Banks by the Security Agreements.

(G) With respect to our opinions in paragraphs 2, 3 and 4 above, (i) we express no opinion as to the creation, perfection or priority of any security interest in (or other lien on) any portion of the Collateral
         (x) to the extent that, pursuant to Section 9-104 of the UCC, Article 9 of the UCC does not apply thereto or

         (y) consisting of goods that are or will be commingled with or processed into other goods or are or will become accessions to other goods, (ii) we have assumed that each Indorsement referred to therein is effective in accordance with Section 8-107 of the UCC; (iii) we express no opinion as to the effect of any rule adopted by a Clearing Corporation governing rights and obligations among the Clearing Corporation and its participants in the Clearing Corporation; (iv) our opinions with respect to any Security Entitlement is subject to Part 5 of Article 8 of the UCC; and (v) we express no opinion as to the creation, perfection or priority of any security interest in any obligations of the Government of the United States or any agency or instrumentality thereof except for obligations subject to the Revised Book-Entry Rules.

(H) Except as expressly provided in paragraphs 2, 3 and 4 above, we express no opinion as to the creation, perfection or priority of any security interest in, or other lien on, the Collateral.


This opinion letter is provided to you by us in our capacity as your special New York counsel, and this opinion letter may not be relied upon by any Person other than you or for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

Very truly yours,

                                    ANNEX 1

                                 DEFINED TERMS

ADVERSE CLAIM has the meaning given to such term in Section 8-102(a)(1) of the UCC.

CERTIFICATED SECURITY means a Security that is represented by a certificate.

DOCUMENT has the meaning given to such term in Section 9-105(1)(f) of the UCC.

ENTITLEMENT HOLDER means a Person identified in the records of a Securities Intermediary as the Person having a Security Entitlement against the Securities Intermediary.

ENTITLEMENT ORDER means a notification communicated to a Securities Intermediary directing transfer or redemption of a Financial Asset to which the Entitlement Holder has a Security Entitlement.

FINANCIAL ASSET means, except as otherwise provided in Section 8-103 of the
UCC: (a) a Security; (b) an obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, which is, or is of a type, dealt in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment; or (c) any property that is held by a Securities Intermediary for another Person in a Securities Account if the Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a financial asset under Article 8 of the UCC.

INDORSEMENT has the meaning given to such term in Section 8-102(a)(11) of the UCC.

INSTRUMENT has the meaning given to such term in Section 9-105(1)(i) of the UCC.

INVESTMENT PROPERTY has the meaning given to such term in Section 9-115(1)(f) of the UCC.

NEGOTIABLE INSTRUMENT has the meaning given to such term in Section 3-104 of the UCC.

PROCEEDS has the meaning given to such term in Section 9-306(1) of the UCC.

REGISTERED FORM, when used with respect to a Certificated Security, means a form in which: (a) the Security Certificate specifies a Person entitled to the Security; and (b) a transfer of the Security may be registered upon books maintained for that purpose by or on behalf of the issuer of such Security, or the Security Certificate so states.

REVISED BOOK-ENTRY RULES means 31 C.F.R. Section 357 (Treasury bills, notes and bonds); 12 C.F.R. Section 615 (book-entry securities of the Farm Credit Administration); 12 C.F.R. Sections 910 and 912 (book-entry securities of the Federal Home Loan Banks); 24 C.F.R. Section 81 (book-entry securities of the Federal National Mortgage Association and the Federal Home Loan

Mortgage Corporation); 12 C.F.R. Section 1511 (book-entry securities of the Resolution Funding Corporation); and 31 C.F.R. Section 354 (book-entry securities of the Student Loan Marketing Association).

SECURITIES ENTITLEMENT is acquired by a Person if a Securities Intermediary:
(a) indicates by book entry that a Financial Asset has been credited to the Person's Securities Account; (b) receives a Financial Asset from the Person or acquires a Financial Asset for the Person and, in either case, accepts it for credit to the Person's Securities Account; or (c) becomes obligated under other law, regulation or rule to credit a Financial Asset to the Person's Securities Account; provided that a Securities Entitlement may not be acquired by a Person if a Securities Intermediary holds a Financial Asset for that Person, and the Financial Asset is registered in the name of, payable to the order of, or specially Indorsed to that Person, and has not been Indorsed to the Securities Intermediary or in blank (in which event that Person is treated as holding the Financial Asset directly rather than as having a Securities Entitlement with respect to the Financial Asset).

SECURITIES INTERMEDIARY means (a) a Clearing Corporation; or (b) a Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.

SECURITY CERTIFICATE means a certificate representing a Security.

SECURITY, except as otherwise provided in Section 8-103 of the UCC, means an obligation of an issuer or a share, participation or other interest in an issuer or in property or an enterprise of an issuer: (a) which is represented by a Security Certificate in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer; (b) which is one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations; and (c) which either (i) is, or is of a type, dealt in or traded on securities exchanges or securities markets; or (ii) is a medium for investment and by its terms expressly provides that it is a security governed by Article 8 of the UCC.

UNCERTIFICATED SECURITY means a Security that is not represented by a certificate.

                                   EXHIBIT D

                               SECURITY AGREEMENT



                          DATED AS OF OCTOBER 14, 1997

                                     AMONG

                              [NAME OF SUBSIDIARY]

                                      AND

                         CIBC INC., AS COLLATERAL AGENT

SECURITY AGREEMENT dated as of October 14, 1997 among [NAME OF SUBSIDIARY], a _________ corporation (with its successors, the DEBTOR) and CIBC INC. as Collateral Agent (the COLLATERAL AGENT).

W I T N E S S E T H :

WHEREAS, Holly Corporation, Navajo Refining Company, Black Eagle, Inc., Navajo Corp., Navajo Southern, Inc., Navajo Northern, Inc., Lorefco, Inc., Navajo Crude Oil Purchasing, Inc., Navajo Holdings, Inc., Holly Petroleum, Inc., Navajo Pipeline Co., Lea Refining Company, Navajo Western Asphalt Company and Montana Refining Company, A Partnership, as Borrowers and Guarantors, certain banks (with their respective successors and assigns, the Banks), Canadian Imperial Bank of Commerce, Inc., as Administrative Agent (the ADMINISTRATIVE AGENT), CIBC Inc., as Collateral Agent and Morgan Guaranty Trust Company of New York, as Documentation Agent have entered into a Credit and Reimbursement Agreement dated as of October 14, 1997 (as amended from time to time, the CREDIT AGREEMENT);

WHEREAS, it is a condition to effectiveness of the Credit Agreement that the Debtor grant a continuing security interest to the Collateral Agent for the ratable benefit of the Secured Parties (as hereafter defined) in and to the Collateral (as hereafter defined) to secure the Secured Obligations (as hereinafter defined);

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that, on and as of the date hereof as follows:

DEFINITIONS

1. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

ACCOUNTS means all "accounts" (as defined in the UCC) now owned or hereafter acquired by the Debtor.

CASH COLLATERAL INVESTMENTS means:

(i) marketable direct or guaranteed obligations of the United States of America or any agency thereof which mature within one year from the date of purchase by or on behalf of Debtor (including without limitation repurchase transactions with respect thereto which are effected through banks);

(ii) certificates of deposit, bankers acceptances and time deposits of any of the Banks, or any other United States banks, in each case maturing within one year after the date of acquisition thereof by or on behalf of Debtor; provided that such Banks and such other banks have a Thompson Bank Watch rating of "B" or better at the time of acquisition and at any time such certificates of deposit, bankers acceptance and time deposit are included in the Borrowing Base and such other banks shall also have total assets in excess of $20,000,000,000;

(iii) certificates of deposit, bankers acceptances and time deposits of First National Bank of Artesia up to an aggregate amount of $600,000 which are fully insured by the Federal Deposit Insurance Corporation and which mature within one year after the date of acquisition thereof by or on behalf of Debtor;

(iv) interests in money market mutual funds that invest solely in so-called "money market" instruments maturing not more than one year after the acquisition thereof by or on behalf of Debtor, which funds are managed by Persons having, or which are members of holding company groups having, capital and surplus in excess of $100,000,000;

(v) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof which at the time of purchase thereof by or on behalf of Debtor and at any time thereafter when such securities are included in the Borrowing Base have been rated and the ratings for which are not less than "P 2" if rated by Moody's Investors Service, Inc. or A-2 by Standard & Poor's Ratings Services;

(vi) money market preferred stocks of any corporation that are to be reauctioned within 60 days of the date of acquisition thereof by or on behalf of Debtor and with either of the two highest ratings by Moody's Investors Service, Inc. or Standard & Poor's Ratings Services at the time of acquisition thereof by or on behalf of Debtor and at any time such money market preferred stocks are included in the Borrowing Base;

(vii) variable rate tax exempt bonds, notes or funds given either of the two highest ratings by Moody's Investors Service, Inc. or Standard & Poor's Ratings Services at the time of acquisition thereof by or on behalf of Debtor and at any time such variable rate tax exempt bonds, notes or funds are included in the Borrowing Base, or if payment thereunder may be made by drawing on letters of credit issued by banks, with outstanding debt securities having one of such ratings at the time of acquisition thereof by or on behalf of Debtor, so long as the investments in such bonds, notes or funds mature within one year of such date;

(viii) fixed income securities rated "A" or better by Moody's Investors Service, Inc. or Standard & Poor's Ratings Services or Debtor at any time such securities are included in the Borrowing Base so long as such securities mature within one year of such date of acquisition thereof by or on behalf of Debtor;

(ix) money market preferred stocks of any corporation that are to be reauctioned within one year of the date of acquisition thereof by or on behalf of Debtor and with either of the two highest ratings by Moody's Investor's Service, Inc. or Standard & Poor's Ratings Services at the time of acquisition thereof by or on behalf of Debtor and at any time such money market preferred stocks are included in the Borrowing Base, excluding Cash Collateral Investments described in subsection (vi) above.

The Cash Collateral Investments described in subsections (i) - (iii) above owned by Debtor and in which Secured Party has a perfected, first priority security interest are herein called FIRST TIER CASH EQUIVALENTS; the Cash Collateral Investments described in subsections (iv) - (vi) above owned by Debtor and in which Secured Party has a perfected, first priority security interest are herein called SECOND TIER CASH EQUIVALENTS; and the Cash Collateral Investments described in subsections (vii) - (ix) above owned by Debtor and in which Secured Party has a perfected, first priority security interest are herein called THIRD TIER CASH EQUIVALENTS.

COLLATERAL has the meaning set forth in Section 3.

COLLATERAL ACCOUNT has the meaning set forth in the Company Security Agreement.

COMPANY SECURITY AGREEMENT means the Security Agreement dated as of October 14, 1997 between Holly Corporation and the Collateral Agent, as amended from time to time.

DOCUMENTS means all documents relating to Accounts or arising out of or in connection with the sale or lease of goods or the rendering of services, whether now owned or hereafter acquired by the Debtor.

GENERAL INTANGIBLES means (i) all rights in, to, or under all security agreements, leases and other contracts securing or otherwise relating to Accounts, Documents or Instruments, (ii) all contracts rights and general intangibles of any kind arising in connection with or otherwise relating to agreements, leases or contracts described in clause (i) or relating to Accounts, Documents, Instruments or Inventory and (iii) all accounts receivable which are not otherwise described in clauses (i) or (ii) and do not constitute Accounts.

INSTRUMENTS means all instruments or chattel paper relating to Accounts or arising out of or in connection with the sale or lease of goods or the rendering of services, whether now owned or hereafter acquired by the Debtor.

INVENTORY means all inventory now owned or hereafter acquired by the Debtor (including, but not limited to, all (i) petroleum products, raw materials and work in process therefor, and materials used or consumed in the manufacture of production thereof, (ii) goods in which Debtor has an interest in mass or a joint or other interest or right of any kind, and (iii) goods which are returned to or repossessed by Debtor, and all accessions thereto and products thereof and documents therefor wherever located).

LETTER OF CREDIT OBLIGATION means at any time any Reimbursement Obligations of the Debtor or other obligation of the Debtor to make a payment in connection with a Letter of Credit issued for the account of the Debtor, including contingent obligations with respect to amounts which are then, or may thereafter become, available for drawing under Letters of Credit issued for the account of the Debtor then outstanding.

PERFECTION CERTIFICATE means the certificate, substantially in the form of Exhibit A, completed and supplemented with the schedules and attachments contemplated thereby to the satisfaction of the Collateral Agent, and duly executed by the Debtor.

PROCEEDS means all proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, Collateral, including without limitation all claims of the Debtor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, rights to any returned or repossessed goods relating to any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

SECURED OBLIGATIONS means the obligations secured under this Agreement including (a) all principal of and interest (including, without limitation, any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Debtor, whether or not allowed or allowable as a claim in any such proceeding) on any loan to the Debtor under, or any note issued by the Debtor pursuant to, the Credit Agreement, (b) all reimbursement obligations with respect to any letter of credit issued for the account of the Debtor pursuant to the Credit Agreement, (c) all amounts payable by the Debtor under the Guarantee Agreement,
(d) all other amounts payable by the Debtor hereunder or under any other Financing Document, and (e) any renewals or extensions of any of the foregoing; provided that the Secured Obligations described in clause (c) above and any renewal or extension thereof described in clause (e) above (collectively, the GUARANTEED OBLIGATIONS), shall be subordinate and junior in rank to the other Secured Obligations for purposes of this Security Agreement and the Liens created hereby.

SECURED PARTIES means each of the Banks and the Agents.

SECURITY EVENT means any event, occurrence or condition which, in the sole discretion of the Required Banks acting in good faith, "impairs the prospect of payment" by the Debtor within the meaning of Section 1-208 of the UCC.

SECURITY INTERESTS means the security interests in the Collateral granted hereunder securing the Secured Obligations.

UCC means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, UCC means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

REPRESENTATIONS AND WARRANTIES

2.       The Debtor represents and warrants as follows:

(a) The Debtor has good title to all of the Accounts, free and clear of any Liens other than the Permitted Liens. The Debtor has taken all actions necessary under the UCC to perfect its interest in any Accounts purchased or otherwise acquired by it, as against its assignors and creditors of its assignors.

(b) Other than financing statements, mortgages, security agreements or other similar or equivalent documents or instruments with respect to the Security Interests and other Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral. No Collateral is in the possession of any Person (other than the Debtor) asserting any claim thereto or security interest therein, except that the Collateral Agent or its designee may have possession of Collateral as contemplated hereby.

(c) On or prior to the date hereof, the Debtor shall deliver the Perfection Certificate to the Collateral Agent. The information set forth therein shall be correct and complete in all material respects. Within 60 days after the date hereof, the Debtor shall furnish to the Collateral Agent acknowledgment copies of the filings set forth in
         Schedule 7 to the Perfection Certificate.

(d) The Security Interests constitute valid security interests under the UCC securing the Secured Obligations to the extent the UCC is applicable thereto. When UCC Financing Statements in the form specified in Exhibit A shall have been filed in the offices specified in the Perfection Certificate, the Security Interests shall constitute perfected security interests in the Collateral (except Inventory in transit) to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all other Liens except for the Permitted Liens (other than the Security Interests).

(e) Upon the delivery to the Collateral Agent of assignments and notices of assignment substantially in the forms of Exhibits G-2 and G-3, respectively, to the Credit

         Agreement with respect thereto, and the filing of each such notice with the governmental authority or agency or other office described therein, the Security Interests shall constitute valid assignments of the Accounts due under Eligible Government Contracts to the extent that such assignment is governed by the Assignment of Claims Act.

(f) All Inventory has or will have been produced in compliance with the applicable requirements of the Fair Labor Standards Act, as amended.

THE SECURITY INTERESTS

3.(a) In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all of the obligations of the Debtor hereunder and under the other Financing Documents, the Debtor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties, a continuing security interest in and to all of the following property of the Debtor, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the COLLATERAL):

             (1)  Accounts;

             (2)  Inventory;

             (3)  Documents;

             (4)  Instruments;

             (5) The Collateral Account, all cash deposited therein from time to time and the Cash Collateral Investments made pursuant to
                  Section 5(d);

             (6) All books and records and other writings relating to any of the Collateral (including without limitation computer programs, tapes and related electronic data processing hardware); and

             (7) All Proceeds of all or any of the Collateral described in Clauses 1 through 6 hereof.

(b) The Security Interests are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Debtor with respect to any of the Collateral or any transaction in connection therewith.

FURTHER ASSURANCES; COVENANTS

4.(a) The Debtor will not change its name, identity or corporate structure in any manner or change the location of (i) its chief executive office or chief place of business, or (ii) the locations where it keeps or holds any Collateral from the applicable location described in the Perfection Certificate unless it shall have given the Collateral Agent thirty (30) days prior notice thereof; provided that (x) no such notice shall be required if the location where any Collateral is kept or held shall be changed from the applicable location described in the Perfection Certificate with respect to such Collateral to any other location described in the Perfection Certificate in a jurisdiction where a UCC financing statement in the form specified in Exhibit A is on file and effective at the time of such change and (y) with respect to any Collateral consisting of Inventory, such notice shall be required to be given within 90 days after any such change is made.

(b) The Debtor will, from time to time, at its expense, execute, deliver, file and record any statement, notice, assignment, instrument, document, agreement or other paper and take any other action, (including, without limitation, any filings of financing or continuation statements under the UCC, or any such document or action in respect of the Assignment of Claims Act; provided that the Debtor shall not be required at any time to file any document or take any action in respect of the Assignment of Claims Act if at such time no Receivables created pursuant to a Government Contract are included in the Borrowing Base) that from time to time may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create, preserve, perfect, confirm or validate the Security Interests or to enable the Collateral Agent and the Secured Parties to obtain the full benefits of this Agreement, or to enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral. To the extent permitted by applicable law, the Debtor hereby authorizes the Collateral Agent to execute and file financing statements or continuation statements without the Debtor's signature appearing thereon. The Debtor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. The Debtor shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements concerning the Collateral.

(c) If at any time during which an Event of Default has occurred and is continuing any Collateral is in the possession or control of any warehouseman, bailee or any of the Debtor's agents or processors, promptly upon request of the Collateral Agent at the request of any Bank, the Debtor shall notify such warehouseman, bailee, agent or processor of the Security Interests created hereby and to hold all such Collateral for the Collateral Agent's account subject to the Collateral Agent's instructions.

(d) The Debtor shall keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Required Banks may reasonably require in order to reflect the Security Interests.

(e) The Debtor will immediately deliver and pledge each Instrument to the Collateral Agent, appropriately endorsed to the Collateral Agent, provided that so long as no Event of Default shall have occurred and be continuing, the Debtor may retain for collection in the ordinary course any Instruments (other than checks and drafts constituting payments in respect of Accounts, as to which the provisions of Section 5(b) shall apply) received by it in the ordinary course of business and the Collateral Agent shall, promptly upon request of the Debtor, make appropriate arrangements for making any other Instrument pledged by the Debtor available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate to the Collateral Agent, against trust receipt or like document).

(f) Without the prior written consent of the Required Banks, the Debtor will not sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any Collateral except that, subject to the rights of the Secured Parties hereunder if an Event of Default shall have occurred and be continuing, the Debtor may consummate (i) any Asset Sale permitted by Section 5.12 of the Credit Agreement and
         (ii) any disposition of Collateral excluded from the definition of "Asset Sale" pursuant to clauses (i) and (ii) thereof.

(g) The Debtor will, promptly upon request, provide to the Collateral Agent all information and evidence it may reasonably request concerning the Collateral to enable the Collateral Agent to enforce the provisions of this Agreement.

(h) Prior to the date of the first Borrowing under the Credit Agreement, the Debtor will cause the Collateral Agent to be named as an insured party and loss payee of each insurance policy covering risks relating to any of its Inventory. The Debtor will deliver to the Collateral Agent, upon request of the Collateral Agent, the insurance policies for such insurance or certificates of insurance evidencing such coverage. The Debtor shall not cancel or terminate any such insurance policy or enter into any material modification thereof unless the Debtor shall have given the Collateral Agent at least 30 days' prior notice thereof. The Debtor hereby appoints the Collateral Agent as its attorney-in-fact, at any time that an Event of Default exists and is continuing, to make proof of loss, claim for insurance and adjustments with insurers, and to execute or endorse all documents, checks or drafts in connection with payments made as a result of any insurance policies.

COLLATERAL ACCOUNT

5.(a)    There shall be deposited from time to time into the Collateral Account
         (i) the cash proceeds of the Collateral required to be delivered to the Collateral Agent pursuant to subsection (b) of this Section 5 (if any) or any other provision of this Agreement and (ii) at the discretion of the Debtor, any other cash. Any income received by the Collateral Agent with respect to the balance from time to time standing to the credit of the Collateral Account, including any interest or capital gains on Cash Collateral Investments, shall remain, or be deposited, in the Collateral Account. The cash amounts on deposit from time to time in the Collateral Account together with any Cash Collateral Investments from time to time made pursuant to subsection (d) of this Section shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied thereto as hereinafter provided.

(b) Upon the occurrence and continuation of an Event of Default, the Debtor shall instruct all Account Debtors to make all payments in respect of Accounts either (i) directly to the Collateral Agent (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Collateral Agent) or
         (ii) to one or more other banks in any state (other than Louisiana) in the United States (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of such bank) under a Lockbox Letter substantially in the form of Exhibit B hereto duly executed by the Debtor and such bank or under other arrangements, in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which the Debtor shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Collateral Agent for deposit into the Collateral Account or as the Collateral Agent may otherwise instruct such bank. All such payments made to the Collateral Agent shall be deposited in the Collateral Account. In addition to the foregoing, the Debtor agrees that if the Proceeds of any Collateral hereunder (including the payments made in respect of Accounts) shall be received by it upon the occurrence and continuation of an Event of Default, the Debtor shall as promptly as possible deposit such Proceeds into the Collateral Account. Until so deposited, all such Proceeds shall be held in trust by the Debtor for the Collateral Agent and the other Secured Parties and shall not be commingled with any other funds or property of the Debtor.

(c) The balance from time to time standing to the credit of the Collateral Account shall, except upon the occurrence and continuation of an Event of Default, be distributed to the Debtor upon the order of the Debtor. If immediately available cash on deposit in the Collateral Account is not sufficient to make any distribution to the Debtor referred to in the previous sentence of this Section 5(c), the Collateral Agent shall liquidate as promptly as practicable Cash Collateral Investments as required to obtain sufficient cash to make such distribution and, notwithstanding any other provision of this Section 5, such distribution shall not be made until such liquidation has taken place. Upon the occurrence and continuation of an Event of Default, the Collateral Agent shall, if so instructed by the Required Banks, apply or cause to be applied (subject to collection) any or all of the balance from time to time standing to the credit of the Collateral Account to the payment of the matured Secured Obligations in the manner specified in Section 9.

(d) Amounts on deposit in the Collateral Account shall be invested and re-invested from time to time in such Cash Collateral Investments as the Debtor shall determine, which Cash Collateral Investments shall be under the control of the Collateral Agent, provided that, if an Event of Default has occurred and is continuing, the Collateral Agent shall, if instructed by the Required Banks, liquidate any such Cash Collateral Investment and apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 9.

GENERAL AUTHORITY

6. The Debtor hereby irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of the Debtor, the Agents, any other Secured Parties or otherwise, for the sole use and benefit of the Collateral Agent and the other Secured Parties, but at the Debtor's expense, to the extent permitted by law (including, without limitation, applicable laws, rules, regulations and orders) to exercise, upon notice to the Debtor as specified below at any time and from time to time while and only after an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

(i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof;

(ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

(iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof; and

(iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Collateral Agent shall give the Debtor not less than ten days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Debtor agrees that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the UCC. In addition, the Collateral Agent shall give notice to the Debtor of other actions taken by the Collateral Agent with respect to the Collateral pursuant to this Section; provided that failure by the Collateral Agent to give any such notice with respect to any such action shall not affect in any manner the validity of such action.

REMEDIES UPON EVENT OF DEFAULT

7.(a) If any Event of Default has occurred and is continuing, the Collateral Agent may exercise on behalf of the Secured Parties all rights of a secured party under the UCC (or, if the Uniform Commercial Code is not in effect in the jurisdiction where such rights are exercised, the UCC as in effect in the State of New York to the extent not prohibited by the laws of such jurisdiction), and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) withdraw all cash and Cash Collateral Investments in the Collateral Account and apply such cash and Cash Collateral Investments and other cash, if any, then held by it as Collateral as specified in Section 9 and (ii) if there shall be no such cash or Cash Collateral Investments or if such cash and Cash Collateral Investments shall be insufficient to pay all the Secured Obligations in full, sell the Collateral (subject to any applicable laws, rules, regulations and orders) or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Collateral Agent may reasonably deem satisfactory. The Collateral Agent or any other Secured Party may be the purchaser of any or all of the Collateral (subject to any applicable laws, rules, regulations and orders) so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Debtor will execute and deliver such documents and take such other action as the Collateral Agent reasonably deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold (subject to any applicable laws, rules, regulations and orders). Each purchaser at any such sale shall (subject to any applicable laws, rules, regulations and orders) hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Debtor which may be waived, and the Debtor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by
         Section 7 shall (1) in the case of a public sale, state the time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Collateral Agent, instead of exercising the power of sale herein conferred upon it (subject to any applicable laws, rules, regulations and orders) may, at the direction of the Required Banks, proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

(b) For the purpose of enforcing any and all rights and remedies under this Agreement the Collateral Agent may (i) require the Debtor to, and the Debtor agrees that it will, at its expense and upon the request of the Collateral Agent, forthwith assemble all or any part of the Collateral as directed by the Collateral Agent and make it available at a place reasonably designated by the Collateral Agent which is, in its opinion, reasonably convenient to the Collateral Agent and the Debtor, whether at the premises of the Debtor or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral is or may be located, and without charge or liability to it seize and remove such Collateral from such premises, (iii) have access to and use the Debtor's books and records relating to the Collateral and (iv) prior to the disposition of the Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or leased by the Debtor, process, repair or recondition it or otherwise prepare it for disposition in any reasonable manner and to the extent the Collateral Agent deems appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, copyright, patent or technical process used by the Debtor.

LIMITATION ON DUTY OF COLLATERAL AGENT IN RESPECT OF COLLATERAL

8. Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Collateral Agent in good faith.

APPLICATION OF PROCEEDS

9.(a) Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held in the Collateral Account shall be applied by the Collateral Agent in the following order of priorities:

         first, to payment of the expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Collateral Agent, and all expenses and advances incurred or made by the Collateral Agent in connection therewith, and any other unreimbursed expenses, in each case for which the Collateral Agent or any Bank is to be reimbursed pursuant to the Credit Agreement, and unpaid fees owing to the Agents under the Credit Agreement;

         second, to the ratable payment of accrued but unpaid interest on any Loans made to the Debtor and Letter of Credit commissions with respect to Letters of Credit issued at the request of the Debtor;

         third, to the ratable payment of unpaid principal of the Loans made to the Debtor and unpaid Reimbursement Obligations with respect to Letters of Credit issued at the request of the Debtor;

         fourth, to the ratable payment of all other Secured Obligations (other than the Guaranteed Obligations), until all such Secured Obligations shall have been paid in full;

         fifth, to the ratable payment of all Guaranteed Obligations, until all such Secured Obligations shall have been paid in full; and

         finally, to payment to the Debtor or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds;

(b) The Collateral Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof. If at any time any monies collected or received by the Collateral Agent are distributable pursuant to this Section in respect of a Letter of Credit Obligation which is a contingent obligation at such time, then the Collateral Agent shall invest such amounts in Cash Collateral Investments selected by it and shall hold all such amounts so distributable and all such Cash Collateral Investments and the net proceeds thereof in trust for application to the payment of such Letter of Credit Obligation at such time as such Letter of Credit Obligation is no longer a contingent obligation. If the Collateral Agent holds any amounts which were distributable in respect of any Letter of Credit Obligations after all Letters of Credit have expired and all amounts payable with respect thereto have been paid, such amounts shall be applied in the order set forth in subsection (a) above.

(c) In making the determinations and allocations required by this Section, the Collateral Agent shall have no liability to any of the Banks for actions taken in reliance on information supplied by the Banks as to the amounts of the Secured Obligations held by them. All distributions made by the Collateral Agent pursuant to this Section shall be final, and the Collateral Agent shall have no duty to inquire as to the application by the Banks of any amount distributed to them. However, if at any time the Collateral Agent determines that an allocation or distribution previously made pursuant to this Section was based on a mistake of fact (including, without limiting the generality of the foregoing, mistakes based on any assumption that principal or interest has been paid by payments which are subsequently recovered from the recipient thereof through the operation of any bankruptcy, reorganization, insolvency or other laws or otherwise), the Collateral Agent may in its discretion, but shall not be obligated to, adjust subsequent allocations and distributions hereunder so that, on a cumulative basis, the Collateral Agent and the Banks receive the distributions to which they would have been entitled if such mistake of fact had not been made.

APPOINTMENT OF CO-AGENTS

10. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may appoint another bank or trust company or one or more other Persons, either to act as collateral co-agent or collateral co-agents, jointly with the Collateral Agent, or to act as separate collateral agent or collateral agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for the protection of each such collateral co-agent or separate collateral agent similar to the provisions of Article 7 of the Credit Agreement).

EXPENSES

11. The Company shall pay (i) all reasonable out-of-pocket expenses of the Agents, including reasonable fees and disbursements of one special New York counsel for the Agents and any local counsel for the Agents, in connection with
(w) the preparation of the Financing Documents, (x) any waiver or consent under the Financing Documents, (y) any amendment of the Financing Documents or any Default or alleged Default thereunder or (z) one annual inspection or audit of the Collateral by the Collateral Agent or, if an Event of Default has occurred and is continuing, any inspection or audit of the Collateral made from time to time by the Collateral Agent in its discretion, reasonably exercised, and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by any Agent or Bank, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

TERMINATION OF SECURITY INTERESTS; RELEASE OF COLLATERAL

12.(a) Upon the repayment in full of all Secured Obligations, the termination of the Commitments under the Credit Agreement and the cancellation of all Letters of Credit, the Security Interests and all obligations of the Debtor under this Agreement shall terminate and all rights to and interests in the Collateral shall revert to the Debtor.

(b) Upon any disposition of Collateral permitted by clause (i) of Section 4(f), the Collateral Agent shall release the Collateral (but not any Proceeds thereof) subject to such disposition, without the consent of any Bank; provided that, solely with respect to any disposition of Collateral constituting a Borrower Sale, the Collateral Agent shall release such Collateral only if each of the conditions precedent set forth in Section 5.12(c) of the Credit Agreement shall have been satisfied with respect thereto. The Collateral Agent shall be fully protected in relying on a certificate of the Debtor as to whether any particular disposition of Collateral is permitted by clause (i) of
         Section 4(f), whether any particular Asset Sale constitutes a Borrower Sale and whether the conditions precedent set forth in Section 5.12 of the Credit Agreement with respect thereto have been satisfied.

(c) Upon any disposition of Collateral described by clause (ii) of Section 4(f), the Security Interests created hereby in the Collateral subject to such disposition (by not in any Proceeds arising from such disposition) shall cease immediately without any further action on the part of any Secured Party.

(d) Upon the designation of the Debtor as an Unrestricted Subsidiary as permitted by Section 5.17 of the Credit Agreement, the Collateral Agent shall release all of the Collateral without the consent of any Bank; provided that each of the conditions precedent set forth in Section 5.17(a) of the Credit Agreement shall have been satisfied. The Collateral Agent shall be fully protected in relying on a certificate of the Company as to whether the conditions precedent set forth in Section 5.17(a) of the Credit Agreement have been satisfied.

(e)      In addition to releases of Collateral permitted by subsection (b) or
         (d) above or effected by subsection (c) above, at any time and from time to time prior to such termination of the Security Interests, the Collateral Agent may release any of the Collateral with the prior written consent of the Required Banks; provided that the Collateral Agent may release all or substantially all of the Collateral (as defined in the Credit Agreement) only with the prior written consent of all of the Banks.

(f) Upon the termination of the Security Interests or any release of any Collateral permitted by this Section, the Collateral Agent will promptly, at the expense of the Debtor, execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be, including UCC termination statements and any notices of termination of assignment to be filed with the Government, and will duly assign, transfer and deliver to the Debtor or to whomever lawfully shall be entitled to receive the same, such of the Collateral as may be in the possession of the Collateral Agent.

NOTICES

13. All notices, communications and distributions to any party hereunder shall be given in accordance with Section 9.1 of the Credit Agreement.

WAIVERS, NON-EXCLUSIVE REMEDIES

14. No failure on the part of the Collateral Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in the Financing Documents are cumulative and are not exclusive of any other remedies provided by law.

SUCCESSORS AND ASSIGNS

15. This Agreement is for the benefit of the Collateral Agent and the other Secured Parties and their successors and assigns, and in the event of a permitted assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on the Debtor and the Collateral Agent and their respective successors and assigns.

CHANGES IN WRITING

16. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Debtor and the Collateral Agent with the consent of the Required Banks (or in the case of changes to Section 12 hereof, the consent of all of the Banks).

NEW YORK LAW

17. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than New York are governed by the laws of such jurisdiction.

SEVERABILITY

18. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

COUNTERPARTS

19. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[NAME OF SUBSIDIARY]


By
  ---------------------------
   Name:
   Title:


CIBC INC, as Collateral Agent


By
  ---------------------------
   Name:
   Title:

                                   EXHIBIT A

                             PERFECTION CERTIFICATE



The undersigned, the treasurer/controller and the chief legal officer of [NAME OF SUBSIDIARY], a Delaware corporation (the DEBTOR), hereby certify with reference to the Security Agreement dated as of October 14, 1997, as amended among the Debtor and CIBC Inc., as Collateral Agent (terms defined therein being used herein as therein defined), to the Collateral Agent and each other Secured Party as follows:

1.       Names.

(a)      The exact corporate name of the Debtor as of the date hereof:

(b) Set forth below is each other corporate name the Debtor has had since its organization, together with the period during which such name was used:

(c) Except as set forth in Schedule 1, the Debtor has not changed its identity or corporate structure in any way within the past five years.

[Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, include in Schedule 1 the information required by paragraphs 1, 2 and 3 of this certificate as to each acquiree or constituent party to a merger or consolidation.]

(d) The following is a list of all other names (including trade names or similar appellations) used by the Debtor or any of its divisions or other business units at any time during the past five years:

2.       Current Locations.

(a) The chief executive office of the Debtor is located at the following address:

Mailing Address            County           State





(b) The following are all the places of business of the Debtor not identified above in the states identified above:

Name                       Mailing Address           County            State





(c) The following are all the locations where the Debtor maintains any Inventory not identified above:

Mailing Address            County           State





(d) The following are the names and addresses of all Persons other than the Debtor which have possession of any of the Debtor's Inventory:

Mailing Address            County           State





3.       Prior Locations.

(a) Set forth below is the information required by subparagraphs (a), (b) and (c) of paragraph 2 with respect to each location or place of business maintained by the Debtor (except as otherwise disclosed in paragraph 2) at any time during the past five years:

(b) Set forth below is the information required by subparagraph 2(c) and 2(d) above with respect to each location or bailee where or with whom Inventory has been lodged at any time during the past four months:

4. Unusual Transactions. Except as set forth in Schedule 4, all Accounts have been originated by the Debtor and all Inventory has been acquired by the Debtor in the ordinary course of its business.

5. File Search Reports. Attached hereto as Schedule 5(A) is a true copy of a file search report from ____________ in each jurisdiction identified in paragraph 2 or 3 above with respect to each name set forth in paragraph 1 above. Attached hereto as Schedule 5(B) is a true copy of each financing statement or other filing identified in such file search reports.

6. UCC Filings. A duly signed financing statement on Form UCC-1 in substantially the form of Schedule 6(A) hereto has been duly filed or has been delivered to the Collateral Agent for filing in the Uniform Commercial Code filing office in each jurisdiction identified in paragraph 2 hereof.

7. Filing Fees. All filing fees and taxes payable in connection with the filings described in paragraph 6 above have been paid.

IN WITNESS WHEREOF, we have hereunto set our hands this 14th day of April, 2000.

---------------------------
Name:
Title:



---------------------------
Name:
Title:

                                 SCHEDULE 6(A)



Description of Collateral

(i) All inventory, (ii) all accounts, (iii) all chattel paper, documents and instruments relating to accounts or arising out of or in connection with the sale or lease of goods or the rendering of services, (iv) all rights in, to, or under security agreements, leases and other contracts securing or otherwise relating to accounts, chattel paper, documents or instruments, (v) all contract rights and general intangibles arising in connection with or otherwise relating to any agreements, leases or contracts described in clause (iv) or to accounts, chattel paper, documents, instruments, or inventory, (vi) all accounts receivable which are not described in clauses (ii), (iii), (iv) or (v), in each case now owned or hereafter acquired, wherever located, and all proceeds thereof.

                                   SCHEDULE 7

                              SCHEDULE OF FILINGS



Debtor Filing Officer            File Number               Date of Filing(3)
--------------------------------------------------------------------------------
(3)  Indicate lapse date, if other than fifth anniversary.

                                   EXHIBIT B

                            [FORM OF LOCKBOX LETTER]



                                                          _______________, 2000

[Name and Address of Lockbox Bank]



Re:      [Name of Debtor]

Gentlemen:

We hereby notify you that effective, 2000, we have transferred exclusive control of our lock-box account[s] No.[s]. (the LOCKBOX ACCOUNT[S]) maintained with you under the terms of the [Lockbox Agreement] attached hereto as Exhibit A to CIBC Inc., as Collateral Agent (the COLLATERAL AGENT).

We hereby irrevocably instruct you to make all payments to be made by you out of or in connection with the Lockbox Account[s] (i) to the Collateral Agent for credit to account no. maintained by it at its office at or (ii) as you may otherwise be instructed by the Collateral Agent.

We also hereby notify you that the Collateral Agent shall be irrevocably entitled to exercise any and all rights in respect of or in connection with the Lockbox Account[s], including, without limitation, the right to specify when payments are to be made out of or in connection with the Lockbox Account[s] and the right to exercise sole dominion and control over all the contents in the lock-box(es), including the right to deny any person access to such contents.

All funds deposited into the Lockbox Account[s] will not be subject to deductions, set-off, banker's lien or any other right in favor of any other person than the Collateral Agent, except that you may set-off against the Lockbox Account[s] the face amount of any check deposited in and credited to such Lockbox Account[s] which is subsequently returned for any reason. Your compensation for providing the services contemplated herein shall be as mutually agreed between you and us from time to time and we will continue to pay such compensation.

Please confirm your acknowledgment of and agreement to the foregoing instructions by signing in the space provided below.

Very truly yours,

[Name of Debtor]

By
  --------------------------
   Name:
   Title:


Acknowledged and agreed
to as of this ____ day of
____________, 2000.


-----------------------------


[LOCKBOX BANK]


By
  ---------------------------
   Name:
   Title:

SECURITY AGREEMENT dated as of October 14, 1997 among HOLLY CORPORATION (with its successors, the DEBTOR) and CIBC, INC., as Collateral Agent (with its successors, the COLLATERAL AGENT).

                             W I T N E S S E T H :

WHEREAS, Holly Corporation, Navajo Refining Company, Black Eagle, Inc., Navajo Corp., Navajo Southern, Inc., Navajo Northern, Inc., Lorefco, Inc., Navajo Crude Oil Purchasing, Inc., Navajo Holdings, Inc., Holly Petroleum, Inc., Navajo Pipeline Co., Lea Refining Company, Navajo Western Asphalt Company and Montana Refining Company, A Partnership, as Borrowers and Guarantors, certain banks (with their respective successors and assigns, the BANKS), Canadian Imperial Bank of Commerce, Inc., as Administrative Agent (the ADMINISTRATIVE AGENT), CIBC, Inc., as Collateral Agent and Morgan Guaranty Trust Company of New York, as Documentation Agent have entered into a Credit and Reimbursement Agreement dated as of October 14, 1997 (as amended from time to time, the CREDIT AGREEMENT);

WHEREAS, it is a condition to effectiveness of the Credit Agreement that the Debtor grant a continuing security interest to the Collateral Agent for the ratable benefit of the Secured Parties (as hereafter defined) in and to the Collateral (as hereafter defined) to secure the Secured Obligations (as hereinafter defined);

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that, on and as of the date hereof (as defined in the Credit Agreement) as follows:

DEFINITIONS

1. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

ACCOUNTS means all "accounts" (as defined in the UCC) now owned or hereafter acquired by the Debtor.

CASH COLLATERAL INVESTMENTS means:

(i) marketable direct or guaranteed obligations of the United States of America or any agency thereof which mature within one year from the date of purchase by or on behalf of Debtor (including without limitation repurchase transactions with respect thereto which are effected through banks);

(ii) certificates of deposit, bankers acceptances and time deposits of any of the Banks, or any other United States banks, in each case maturing within one year after the date of acquisition thereof by or on behalf of Debtor; provided that such Banks and such other banks have a Thompson Bank Watch rating of "B" or better at the time of acquisition and at any time such certificates of deposit, bankers acceptance and time deposit are included in the Borrowing Base and such other banks shall also have total assets in excess of $20,000,000,000;

(iii) certificates of deposit, bankers acceptances and time deposits of First National Bank of Artesia up to an aggregate amount of $600,000 which are fully insured by the Federal Deposit Insurance Corporation and which mature within one year after the date of acquisition thereof by or on behalf of Debtor;

(iv) interests in money market mutual funds that invest solely in so-called "money market" instruments maturing not more than one year after the acquisition thereof by or on behalf of Debtor, which funds are managed by Persons having, or which are members of holding company groups having, capital and surplus in excess of $100,000,000;

(v) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof which at the time of purchase thereof by or on behalf of Debtor and at any time thereafter when such securities are included in the Borrowing Base have been rated and the ratings for which are not less than "P 2" if rated by Moody's Investors Service, Inc. or A-2 by Standard & Poor's Ratings Services;

(vi) money market preferred stocks of any corporation that are to be reauctioned within 60 days of the date of acquisition thereof by or on behalf of Debtor and with either of the two highest ratings by Moody's Investors Service, Inc. or Standard & Poor's Ratings Services at the time of acquisition thereof by or on behalf of Debtor and at any time such money market preferred stocks are included in the Borrowing Base;

(vii) variable rate tax exempt bonds, notes or funds given either of the two highest ratings by Moody's Investors Service, Inc. or Standard & Poor's Ratings Services at the time of acquisition thereof by or on behalf of Debtor and at any time such variable rate tax exempt bonds, notes or funds are included in the Borrowing Base, or if payment thereunder may be made by drawing on letters of credit issued by banks, with outstanding debt securities having one of such ratings at the time of acquisition thereof by or on behalf of Debtor, so long as the investments in such bonds, notes or funds mature within one year of such date;

(viii) fixed income securities rated "A" or better by Moody's Investors Service, Inc. or Standard & Poor's Ratings Services or Debtor at any time such securities are included in the Borrowing Base so long as such securities mature within one year of such date of acquisition thereof by or on behalf of Debtor;

(ix) money market preferred stocks of any corporation that are to be reauctioned within one year of the date of acquisition thereof by or on behalf of Debtor and with either of the two highest ratings by Moody's Investor's Service, Inc. or Standard & Poor's Ratings Services at the time of acquisition thereof by or on behalf of Debtor and at any time such money market preferred stocks are included in the Borrowing Base, excluding Cash Collateral Investments described in subsection (vi) above.

The Cash Collateral Investments described in subsections (i) - (iii) above owned by Debtor and in which Secured Party has a perfected, first priority security interest are herein called FIRST TIER CASH EQUIVALENTS; the Cash Collateral Investments described in subsections (iv) - (vi) above owned by Debtor and in which Secured Party has a perfected, first priority security interest are herein called SECOND TIER CASH EQUIVALENTS; and the Cash Collateral Investments described in subsections (vii) - (ix) above owned by Debtor and in which Secured Party has a perfected, first priority security interest are herein called THIRD TIER CASH EQUIVALENTS.

COLLATERAL has the meaning set forth in Section 3.

COLLATERAL ACCOUNT has the meaning set forth in Section 6.

COMPANY SECURITY AGREEMENT means the Security Agreement dated as of October 14, 1997 between Holly Corporation and the Collateral Agent, as amended from time to time.

DOCUMENTS means all documents relating to Accounts or arising out of or in connection with the sale or lease of goods or the rendering of services, whether now owned or hereafter acquired by the Debtor.

GENERAL INTANGIBLES means (i) all rights in, to, or under all security agreements, leases and other contracts securing or otherwise relating to Accounts, Documents or Instruments, (ii) all contracts rights and general intangibles of any kind arising in connection with or otherwise relating to agreements, leases or contracts described in clause (i) or relating to Accounts, Documents, Instruments or Inventory and (iii) all accounts receivable which are not otherwise described in clauses (i) or (ii) and do not constitute Accounts.

INSTRUMENTS means all instruments or chattel paper relating to Accounts or Arising out of or in connection with the sale or lease of goods or the rendering of services, whether now owned or hereafter acquired by the Debtor.

INVENTORY means all inventory now owned or hereafter acquired by the Debtor (including, but not limited to, all (i) petroleum products, raw materials and work in process therefor, and materials used or consumed in the manufacture of production thereof, (ii) goods in which Debtor has an interest in mass or a joint or other interest or right of any kind, and

(iii) goods which are returned to or repossessed by Debtor, and all accessions thereto and products thereof and documents therefor wherever located.

LETTER OF CREDIT OBLIGATION means at any time any Reimbursement Obligations of the Debtor or other obligation of the Debtor to make a payment in connection with a Letter of Credit issued for the account of the Debtor, including contingent obligations with respect to amounts which are then, or may thereafter become, available for drawing under Letters of Credit issued for the account of the Debtor then outstanding.

PERFECTION CERTIFICATE means the certificate, substantially in the form of Exhibit A, completed and supplemented with the schedules and attachments contemplated thereby to the satisfaction of the Collateral Agent, and duly executed by the Debtor.

PROCEEDS means all proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, Collateral, including without limitation all claims of the Debtor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, rights to any returned or repossessed goods relating to any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

SECURED OBLIGATIONS means the obligations secured under this Agreement including (a) all principal of and interest (including, without limitation, any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Debtor, whether or not allowed or allowable as a claim in any such proceeding) on any loan to the Debtor under, or any note issued by the Debtor pursuant to, the Credit Agreement, (b) all reimbursement obligations with respect to any letter of credit issued for the account of the Debtor pursuant to the Credit Agreement, (c) all amounts payable by the Debtor under the Guarantee Agreement,
(d) all other amounts payable by the Debtor hereunder or under any other Financing Document, and (e) any renewals or extensions of any of the foregoing; provided that the Secured Obligations described in clause (e) above (collectively the GUARANTEED OBLIGATIONS), shall be subordinate and junior in rank to the other Secured Obligations for purposes of this Security Agreement and the Liens created hereby.

SECURED PARTIES means each of the Banks and the Agents.

SECURITY EVENT means any event, occurrence or condition which, in the sole discretion of the Required Banks acting in good faith, "impairs the prospect of payment" by the Debtor within the meaning of Section 1-208 of the UCC.

SECURITY INTERESTS means the security interests in the Collateral granted hereunder securing the Secured Obligations.

UCC means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, UCC means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

REPRESENTATIONS AND WARRANTIES

2.       The Debtor represents and warrants as follows:

(a) The Debtor has good title to all of the Accounts, free and clear of any Liens other than the Permitted Liens. The Debtor has taken all actions necessary under the UCC to perfect its interest in any Accounts purchased or otherwise acquired by it, as against its assignors and creditors of its assignors.

(b) Other than financing statements, mortgages, security agreements or other similar or equivalent documents or instruments with respect to the Security Interests and the Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral. No Collateral is in the possession of any Person (other than the Debtor) asserting any claim thereto or security interest therein, except that the Collateral Agent or its designee may have possession of Collateral as contemplated hereby.

(c) On or prior to the date hereof, the Debtor shall deliver the Perfection Certificate to the Collateral Agent. The information set forth therein shall be correct and complete in all material respects. Within 60 days after the date hereof, the Debtor shall furnish to the Collateral Agent acknowledgment copies of the filings set forth in
         Schedule 7 to the Perfection Certificate.

(d) The Security Interests constitute valid security interests under the UCC securing the Secured Obligations to the extent the UCC is applicable thereto. When UCC Financing Statements in the form specified in Exhibit A shall have been filed in the offices specified in the Perfection Certificate, the Security Interests shall constitute perfected security interests in the Collateral (except Inventory in transit) to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all other Liens except for the Permitted Liens (other than the Security Interests).

(e) Upon the delivery to the Collateral Agent of assignments and notices of assignment substantially in the forms of Exhibits G-2 and G-3, respectively, to the Credit Agreement with respect thereto, and the filing of each such notice with the governmental authority or agency or other office described therein, the Security Interests shall constitute valid assignments of the Accounts due under Eligible Government Contracts to the extent that such assignment is governed by the Assignment of Claims Act.

(f) All Inventory has or will have been produced in compliance with the applicable requirements of the Fair Labor Standards Acts, as amended.

THE SECURITY INTERESTS

3.(a) In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all of the obligations of the Debtor hereunder and under the other Financing Documents, the Debtor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties, a continuing security interest in and to all of the following property of the Debtor, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the COLLATERAL):

             (1)  Accounts;

             (2)  Inventory;

             (3)  Documents;

             (4)  Instruments;

             (5) The Collateral Account, all cash deposited therein from time to time and the Cash Collateral Investments made pursuant to
                  Section 5(d);

             (6) All books and records and other writings relating to any of the Collateral (including without limitation computer programs, tapes and related electronic data processing hardware); and

             (7) All Proceeds of all or any of the Collateral described in clauses 1 through 6 hereof.

(b) The Security Interests are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Debtor with respect to any of the Collateral or any transaction in connection therewith.

FURTHER ASSURANCES; COVENANTS

4.(a) The Debtor will not change its name, identity or corporate structure in any manner or change the location of (i) its chief executive office or chief place of business, or (ii) the locations where it keeps or holds any Collateral from the applicable location described in the Perfection Certificate unless it shall have given the Collateral Agent thirty (30) days prior notice thereof: provided that (x) no such notice shall be required if the location where any Collateral is kept or held shall be changed from the applicable location described in the Perfection Certificate with respect to such Collateral to any other location described in the Perfection Certificate in a jurisdiction where a UCC financing statement in the form specified in Exhibit A is on file and effective at the time of such change and (y) with respect to any Collateral consisting of Inventory, such notice shall be required to be given within 90 days after any such change is made.

(b) The Debtor will, from time to time, at its expense, execute, deliver, file and record any statement, notice, assignment, instrument, document, agreement or other paper and take any other action, (including, without limitation, any filings of financing or continuation statements under the UCC, or any such document or action in respect of the Assignment of Claims Act; provided that the Debtor shall not be required at any time to file any document or take any action in respect of the Assignment of Claims Act if at such time no Receivables created pursuant to a Government Contract are included in the Borrowing Base) that from time to time may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create, preserve, perfect, confirm or validate the Security Interests or to enable the Collateral Agent and the Secured Parties to obtain the full benefits of this Agreement, or to enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral. To the extent permitted by applicable law, the Debtor hereby authorizes the Collateral Agent to execute and file financing statements or continuation statements without the Debtor's signature appearing thereon. The Debtor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. The Debtor shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements concerning the Collateral.

(c) If at any time during which an Event of Default has occurred and is continuing any Collateral is in the possession or control of any warehouseman, bailee or any of the Debtor's agents or processors, promptly upon request of the Collateral Agent at the request of any Bank, the Debtor shall notify such warehouseman, bailee, agent or processor of the Security Interests created hereby and to hold all such Collateral for the Collateral Agent's account subject to the Collateral Agent's instructions.

(d) The Debtor shall keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Required Banks may reasonably require in order to reflect the Security Interests.

(e) The Debtor will immediately deliver and pledge each Instrument to the Collateral Agent, appropriately endorsed to the Collateral Agent, provided that so long as no Event of Default shall have occurred and be continuing, the Debtor may retain for collection in the ordinary course any Instruments (other than checks and drafts constituting payments in respect of Accounts, as to which the provisions of Section 5(b) shall apply) received by it in the ordinary course of business and the Collateral Agent shall, promptly upon request of the Debtor, make appropriate arrangements for making any other Instrument pledged by the Debtor available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate to the Collateral Agent, against trust receipt or like document).

(f) Without the prior written consent of the Required Banks, the Debtor will not sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any Collateral except that, subject to the rights of the Secured Parties hereunder if an Event of Default shall have occurred and be continuing, the Debtor may consummate (i) any Asset Sale permitted by Section 5.12 of the Credit Agreement and
         (ii) any disposition of Collateral excluded from the definition of "Asset Sale" pursuant to clauses (i) and (ii) thereof.

(g) The Debtor will, promptly upon request, provide to the Collateral Agent all information and evidence it may reasonably request concerning the Collateral to enable the Collateral Agent to enforce the provisions of this Agreement.

(h) Prior to the date of the first Borrowing under the Credit Agreement, the Debtor will cause the Collateral Agent to be named as an insured party and loss payee on each insurance policy covering risks relating to any of its Inventory. The Debtor will deliver to the Collateral Agent, upon request of the Collateral Agent, the insurance policies for such insurance or certificates of insurance evidencing such coverage. The Debtor shall not cancel or terminate any such insurance policy or enter into any material modification thereof unless the Debtor shall have given the Collateral Agent at least 30 days's prior notice thereof. The Debtor hereby appoints the Collateral Agent as its attorney-in-fact, at any time that an Event of Default exists and is continuing, to make proof of loss, claim for insurance and adjustments with insurers, and to execute or endorse all documents, checks or drafts in connection with payments made as a result of any insurance policies.

COLLATERAL ACCOUNT

5.(a)    There shall be deposited from time to time into the Collateral Account
         (i) the cash proceeds of the Collateral required to be delivered to the Collateral Agent pursuant to subsection (b) of this Section 5 (if any)or any other provision of this Agreement and (ii) at the discretion of the Debtor, any other cash. Any income received by the Collateral Agent with respect to the balance from time to time standing to the credit of the Collateral Account, including any interest or capital gains on Cash Collateral Investments, shall remain, or be deposited, in the Collateral Account. The cash amounts on deposit from time to time in the Collateral Account together with any Cash Collateral Investments from time to time made pursuant to subsection (D) of this Section shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied thereto as hereinafter provided.

(b) Upon the occurrence and continuation of an Event of Default, the Debtor shall instruct all Account Debtors to make all payments in respect of Accounts either (i) directly to the Collateral Agent (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Collateral Agent) or
         (ii) to one or more other banks in any state (other than Louisiana) in the United States (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of such bank) under a Lockbox Letter substantially in the form of Exhibit B hereto duly executed by the Debtor and such bank or under other arrangements, in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which the Debtor shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Collateral Agent for deposit into the Collateral Account or as the Collateral Agent may otherwise instruct such bank. All such payments made to the Collateral Agent shall be deposited in the Collateral Account. In addition to the foregoing, the Debtor agrees that if the Proceeds of any Collateral hereunder (including the payments made in respect of Accounts) shall be received by it upon the occurrence and continuation of an Event of Default, the Debtor shall as promptly as possible deposit such Proceeds into the Collateral Account. Until so deposited, all such Proceeds shall be held in trust by the Debtor for the Collateral Agent and the other Secured Parties and shall not be commingled with any other funds or property of the Debtor.

(c) The balance from time to time standing to the credit of the Collateral Account shall, except upon the occurrence and continuation of an Event of Default, be distributed to the Debtor upon the order of the Debtor. If immediately available cash on deposit in the Collateral Account is not sufficient to make any distribution to the Debtor referred to in the previous sentence of this Section 5(c), the Collateral Agent shall liquidate as promptly as practicable Cash Collateral Investments as required to obtain sufficient cash to make such distribution and, notwithstanding any other provision of this Section 5, such distribution shall not be made until such liquidation has taken place. Upon the occurrence and continuation of an Event of Default, the Collateral Agent shall, if so instructed by the Required Banks, apply or cause to be applied (subject to collection) any or all of the balance from time to time standing to the credit of the Collateral Account to the payment of the matured Secured Obligations in the manner specified in Section 9.

(d) Amounts on deposit in the Collateral Account shall be invested and re-invested from time to time in such Cash Collateral Investments as the Debtor shall determine, which Cash Collateral Investments shall be under the control of the Collateral Agent, provided that, if an Event of Default has occurred and is continuing, the Collateral Agent shall, if instructed by the Required Banks, liquidate any such Cash Collateral Investment and apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 9.

GENERAL AUTHORITY

6. The Debtor hereby irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of the Debtor, the Agents, any other Secured Parties or otherwise, for the sole use and benefit of the Collateral Agent and the Secured Parties, but at the Debtor's expense, to the extent permitted by law (including, without limitation, applicable laws, rules, regulations and orders) to exercise, upon notice to the Debtor as specified below at any time and from time to time while and only after an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

(i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof;

(ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

(iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof; and

(iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Collateral Agent shall give the Debtor not less than ten days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Debtor agrees that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the UCC. In addition, the Collateral Agent shall give notice to the Debtor of other actions taken by the Collateral Agent with respect to the Collateral pursuant to this Section; provided that failure by the Collateral Agent to give any such notice with respect to any such action shall not affect in any manner the validity of such action.

REMEDIES UPON EVENT OF DEFAULT

7.(a) If any Event of Default has occurred and is continuing, the Collateral Agent may exercise on behalf of the Secured Parties all rights of a secured party under the UCC (or, if the Uniform Commercial Code is not in effect in the jurisdiction where such rights are exercised, the UCC as in effect in the State of New York to the extent not prohibited by the laws of such jurisdiction), and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) withdraw all cash and Cash Collateral Investments in the Collateral Account and apply such cash and Cash Collateral Investments and other cash, if any, then held by it as Collateral as specified in Section 9 and (ii) if there shall be no such cash or Cash Collateral Investments or if such cash and Cash Collateral Investments shall be insufficient to pay all the Secured Obligations in full, sell the Collateral (subject to any applicable laws, rules, regulations and orders) or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Collateral Agent may reasonably deem satisfactory. The Collateral Agent or any other Secured Party may be the purchaser of any or all of the Collateral (subject to any applicable laws, rules, regulations and orders) so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Debtor will execute and deliver such documents and take such other action as the Collateral Agent reasonably deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold (subject to any applicable laws, rules, regulations and orders). Each purchaser at any such sale shall (subject to any applicable laws, rules, regulations and orders) hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Debtor which may be waived, and the Debtor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by
         Section 8 shall (1) in the case of a public sale, state the time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Collateral Agent, instead of exercising the power of sale herein conferred upon it (subject to any applicable laws, rules, regulations and orders) may, at the direction of the Required Banks, proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

(b) For the purpose of enforcing any and all rights and remedies under this Agreement the Collateral Agent may (i) require the Debtor to, and the Debtor agrees that it will, at its expense and upon the request of the Collateral Agent, forthwith assemble all or any part of the Collateral as directed by the Collateral Agent and make it available at a place reasonably designated by the Collateral Agent which is, in its opinion, reasonably convenient to the Collateral Agent and the Debtor, whether at the premises of the Debtor or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral is or may be located, and without charge or liability to it seize and remove such Collateral from such premises, (iii) have access to and use the Debtor's books and records relating to the Collateral and (iv) prior to the disposition of the Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or leased by the Debtor, process, repair or recondition it or otherwise prepare it for disposition in any reasonable manner and to the extent the Collateral Agent deems appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, copyright, patent or technical process used by the Debtor.

LIMITATION ON DUTY OF COLLATERAL AGENT IN RESPECT OF COLLATERAL

8. Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Collateral Agent in good faith.

APPLICATION OF PROCEEDS

9.(a) Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held in the Collateral Account shall be applied by the Collateral Agent in the following order of priorities:

         first, to payment of the expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Collateral Agent, and all expenses and advances incurred or made by the Collateral Agent in connection therewith, and any other unreimbursed expenses, in each case for which the Collateral Agent or any Bank is to be reimbursed pursuant to the Credit Agreement, and unpaid fees owing to the Agents under the Credit Agreement;

         second, to the ratable payment of accrued but unpaid interest on any Loans made to the Debtor and Letter of Credit commissions with respect to Letters of Credit issued at the request of the Debtor;

         third, to the ratable payment of unpaid principal of the Loans made to the Debtor and unpaid Reimbursement Obligations with respect to Letters of Credit issued at the request of the Debtor;

         fourth, to the ratable payment of all other Secured Obligations, until all Secured Obligations shall have been paid in full; and

         finally, to payment to the Debtor or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds;

(b) The Collateral Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof. If at any time any monies collected or received by the Collateral Agent are distributable pursuant to this Section in respect of a Letter of Credit Obligation which is a contingent obligation at such time, then the Collateral Agent shall invest such amounts in Cash Collateral Investments selected by it and shall hold all such amounts so distributable and all such Cash Collateral Investments and the net proceeds thereof in trust for application to the payment of such Letter of Credit Obligation at such time as such Letter of Credit Obligation is no longer a contingent obligation. If the Collateral Agent holds any amounts which were distributable in respect of any Letter of Credit Obligations after all Letters of Credit have expired and all amounts payable with respect thereto have been paid, such amounts shall be applied in the order set forth in subsection (a) above.

(c) In making the determinations and allocations required by this Section, the Collateral Agent shall have no liability to any of the Banks for actions taken in reliance on information supplied by the Banks as to the amounts of the Secured Obligations held by them. All distributions made by the Collateral Agent pursuant to this Section shall be final, and the Collateral Agent shall have no duty to inquire as to the application by the Banks of any amount distributed to them. However, if at any time the Collateral Agent determines that an allocation or distribution previously made pursuant to this Section was based on a mistake of fact (including, without limiting the generality of the foregoing, mistakes based on any assumption that principal or interest has been paid by payments which are subsequently recovered from the recipient thereof through the operation of any bankruptcy, reorganization, insolvency or other laws or otherwise), the Collateral Agent may in its discretion, but shall not be obligated to, adjust subsequent allocations and distributions hereunder so that, on a cumulative basis, the Collateral Agent and the Banks receive the distributions to which they would have been entitled if such mistake of fact had not been made.

APPOINTMENT OF CO-AGENTS

10. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may appoint another bank or trust company or one or more other Persons, either to act as collateral co-agent or collateral co-agents, jointly with the Collateral Agent, or to act as separate collateral agent or collateral agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for the protection of each such collateral co-agent or separate collateral agent similar to the provisions of Article 7 of the Credit Agreement).

EXPENSES

11. The Company shall pay (i) all reasonable out-of-pocket expenses of the Agents, including reasonable fees and disbursements of one special New York counsel for the Agents and any local counsel for the Agents, in connection with
(w) the preparation of the Financing Documents, (x) any waiver or consent under the Financing Documents, (y) any amendment of the Financing Documents or any Default or alleged Default thereunder or

(z) one annual inspection or audit of the Collateral by the Collateral Agent or, if an Event of Default has occurred and is continuing, any inspection or audit of the Collateral made from time to time by the Collateral Agent in its discretion, reasonably exercised, and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by any Agent or Bank, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

TERMINATION OF SECURITY INTERESTS; RELEASE OF COLLATERAL

12.(a) Upon the repayment in full of all Secured Obligations, the termination of the Commitments under the Credit Agreement and the cancellation of all Letters of Credit, the Security Interests and all obligations of the Debtor under this Agreement shall terminate and all rights to and interests in the Collateral shall revert to the Debtor.

(b) Upon any disposition of Collateral permitted by clause (i) of Section 4(f), the Collateral Agent shall release the Collateral (but not any Proceeds thereof) subject to such disposition, without the consent of any Bank; provided that, solely with respect to any disposition of Collateral constituting a Borrower Sale, the Collateral Agent shall release such Collateral only if each of the conditions precedent set forth in Section 5.12(c) of the Credit Agreement shall have been satisfied with respect thereto. The Collateral Agent shall be fully protected in relying on a certificate of the Debtor as to whether any particular disposition of Collateral is permitted by clause (i) of
         Section 4(f), whether any particular Asset Sale constitutes a Borrower Sale and whether the conditions precedent set forth in Section 5.12 of the Credit Agreement with respect thereto have been satisfied.

(c) Upon any disposition of Collateral described by clause (ii) of Section 4(f), the Security Interests created hereby in the Collateral subject to such disposition (by not in any Proceeds arising from such disposition) shall cease immediately without any further action on the part of any Secured Party.

(d) Upon the designation of the Debtor as an Unrestricted Subsidiary as permitted by Section 5.17 of the Credit Agreement, the Collateral Agent shall release all of the Collateral without the consent of any Bank; provided that each of the conditions precedent set forth in
         Section 5.17(a) of the Credit Agreement shall have been satisfied. The Collateral Agent shall be fully protected in relying on a certificate of the Company as to whether the conditions precedent set forth in
         Section 5.17(a) of the Credit Agreement have been satisfied.

(e)      In addition to releases of Collateral permitted by subsection (b) or
         (d) above or effected by subsection (c) above, at any time and from time to time prior to such termination of the Security Interests, the Collateral Agent may release any of the Collateral with the prior written consent of the Required Banks; provided that the Collateral Agent may release all or substantially all of the Collateral (as defined in the Credit Agreement) only with the prior written consent of all of the Banks.

(f) Upon the termination of the Security Interests or any release of any Collateral permitted by this Section, the Collateral Agent will promptly, at the expense of the Debtor, execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be, including UCC termination statements and any notices of termination of assignment to be filed with the Government, and will duly assign, transfer and deliver to the Debtor or to whomever lawfully shall be entitled to receive the same, such of the Collateral as may be in the possession of the Collateral Agent.

NOTICES

13. All notices, communications and distributions to any party hereunder shall be given in accordance with Section 9.1 of the Credit Agreement.

WAIVERS, NON-EXCLUSIVE REMEDIES

14. No failure on the part of the Collateral Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in the Financing Documents are cumulative and are not exclusive of any other remedies provided by law.

SUCCESSORS AND ASSIGNS

15. This Agreement is for the benefit of the Collateral Agent and the other Secured Parties and their successors and assigns, and in the event of a permitted assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on the Debtor and the Collateral Agent and their respective successors and assigns.

CHANGES IN WRITING

16. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Debtor and the Collateral Agent with the consent of the Required Banks (or in the case of changes to Section 12 hereof, the consent of all of the Banks).

NEW YORK LAW

17. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than New York are governed by the laws of such jurisdiction.

SEVERABILITY

18. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

COUNTERPARTS

19. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HOLLY CORPORATION


By:  /s/ HENRY A. TEICHHOLZ
     ----------------------

     Name:   Henry A. Teichholz
     Title:  Vice President and Treasurer


CIBC INC., as Collateral Agent


By:  /s/ MARYBETH ROSS
   --------------------
     Name:   Marybeth Ross
     Title:  Authorized Signator

                                                                       EXHIBIT A

                                    EXHIBIT A

                             PERFECTION CERTIFICATE



The undersigned, the [chief executive officer/chairman] and the chief legal officer of HOLLY CORPORATION, a Delaware corporation (the DEBTOR), hereby certify with reference to the Security Agreement dated as of October 14, 1997, as amended, between the Debtor and CIBC, Inc., as Collateral Agent (terms defined therein being used herein as therein defined), to the Agents and each other Secured Party as follows:

1.     Names.

(a)    The exact corporate name of the Debtor as of the date hereof:

(b) Set forth below is each other corporate name the Debtor has had since its organization, together with the period during which such name was used:

(c) Except as set forth in Schedule 1, the Debtor has not changed its identity or corporate structure in any way within the past five years.

[Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, include in Schedule 1 the information required by paragraphs 1, 2 and 3 of this certificate as to each acquiree or constituent party to a merger or consolidation.]

(d) The following is a list of all other names (including trade names or similar appellations) used by the Debtor or any of its divisions or other business units at any time during the past five years:

2.     Current Locations.

(a) The chief executive office of the Debtor is located at the following address:

         Mailing Address            County           State



(b) The following are all the places of business of the Debtor not identified above in the states identified above:

         Name              Mailing Address           County   State



(c) The following are all the locations where the Debtor maintains any Inventory not identified above:

         Mailing Address            County           State





(d) The following are the names and address of all Persons other than the Debtor which have possession of any of the Debtor's Inventory:

         Mailing Address            County           State




3.     Prior Locations.

(a)    Set forth below is the information required by subparagraphs (a), (b) and
       (c) of paragraph 2 with respect to each location or place of business maintained by the Debtor (except as otherwise disclosed in paragraph 2) at any time during the past five years:

(b) Set forth below is the information required by subparagraph 2(c) and 2(d) with respect to each location or bailee where or with whom Inventory has been lodged at any time during the past four months:

4. Unusual Transactions. Except as set forth in Schedule 4, all Accounts have been originated by the Debtor and all Inventory has been acquired by the Debtor in the ordinary course of its business.

5. File Search Reports. Attached hereto as Schedule 5(A) is a true copy of a file search report from the Debtor in each jurisdiction identified in paragraph 2 or 3 above with respect to each name set forth in paragraph 1 above. Attached hereto as Schedule 5(B) is a true copy of each financing statement or other filing identified in such file search reports.

6. UCC Filings. A duly signed financing statement on Form UCC-1 in substantially the form of Schedule 6(A) hereto has been duly filed in the Uniform Commercial Code filing office in each jurisdiction identified in paragraph 2 hereof.

7. Schedule of Filings. Attached hereto as Schedule 7 is a schedule setting forth filing information with respect to the filings described in paragraph 6 above.

8. Filing Fees. All filing fees and taxes payable in connection with the filings described in paragraph 6 above have been paid.

IN WITNESS WHEREOF, we have hereunto set our hands this 14th day of April, 2000.


------------------------------
Name:
Title:



------------------------------
Name:
Title:

                                  SCHEDULE 6(A)

                            DESCRIPTION OF COLLATERAL

(i) All inventory, (ii) all accounts, (iii) all chattel paper, documents and instruments relating to accounts or arising out of or in connection with the sale or lease of goods or the rendering of services, (iv) all rights in, to, or under security agreements, leases and other contracts securing or otherwise relating to accounts, chattel paper, documents or instruments, (v) all contract rights and general intangibles arising in connection with or otherwise relating to any agreements, leases or contracts described in clause (iv) or to accounts, chattel paper, documents, instruments, or inventory, (vi) all accounts receivable which are not described in clauses (ii), (iii), (iv) or (v), in each case now owned or hereafter acquired, wherever located, and all proceeds thereof.

                                   SCHEDULE 7

                               SCHEDULE OF FILINGS



DEBTOR            FILING            FILE              DATE OF
                  OFFICER           NUMBER            FILING(1)











-------------------------------

(1)    Indicate lapse date, of other than fifth anniversary.

                                   EXHIBIT B

                            [FORM OF LOCKBOX LETTER]



                                                       _______________ __, 2000

[Name and Address of Lockbox Bank]



Re: HOLLY CORPORATION

Gentlemen:

We hereby notify you that effective _______________, 2000, we have transferred exclusive control of our lock-box account[s] No.[s]. ____________ (the LOCKBOX ACCOUNT[S]) maintained with you under the terms of the [Lockbox Agreement] attached hereto as Exhibit A to CIBC, Inc., as Collateral Agent (the COLLATERAL AGENT).

We hereby irrevocably instruct you to make all payments to be made by you out of or in connection with the Lockbox Account[s] (i) to the Collateral Agent for credit to account no. ____________ maintained by it at its office at _______________________________ or (ii) as you may otherwise be instructed by the Collateral Agent.

We also hereby notify you that the Collateral Agent shall be irrevocably entitled to exercise any and all rights in respect of or in connection with the Lockbox Account[s], including, without limitation, the right to specify when payments are to be made out of or in connection with the Lockbox Account[s] and the right to exercise sole dominion and control over all the contents in the lock-box(es), including the right to deny any person access to such contents.

All funds deposited into the Lockbox Account[s] will not be subject to deductions, set-off, banker's lien or any other right in favor of any other person than the Collateral Agent, except that you may set-off against the Lockbox Account[s] the face amount of any check deposited in and credited to such Lockbox Account[s] which is subsequently returned for any reason. Your compensation for providing the services contemplated herein shall be as mutually agreed between you and us from time to time and we will continue to pay such compensation.

Please confirm your acknowledgment of and agreement to the foregoing instructions by signing in the space provided below.

Very truly yours,

HOLLY CORPORATION


--------------------------
Name:
Title:



Acknowledged and agreed to as of
this ____ day of ___________, 2000.


[LOCKBOX BANK]


By__________________________
   Name:
   Title:

                                                                       EXHIBIT F

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT



ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of _________, 2000 among [ASSIGNOR] (the ASSIGNOR), [ASSIGNEE] (the ASSIGNEE), HOLLY CORPORATION (the COMPANY), and CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent (the ADMINISTRATIVE AGENT).

W I T N E S S E T H

WHEREAS, this Assignment and Assumption Agreement (the AGREEMENT) relates to the Amended and Restated Credit and Reimbursement Agreement dated as of April 14, 2000 among the Company and __________, as Borrowers and Guarantors, the Assignor and the other Banks party thereto, as Banks, Canadian Imperial Bank of Commerce, as Administrative Agent, CIBC Inc. as Collateral Agent, Fleet National Bank, as Collateral Monitor and Documentation Agent and CIBC World Markets Corp., as Sole Lead Manager and Bookrunner (as amended from time to time, the CREDIT AGREEMENT);

WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans and participate in Letters of Credit so that the Assignor's Exposure at any one time will not to exceed $__________;

WHEREAS, Loans made by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof;

WHEREAS, at the date hereof the Assignor has Letter of Credit Liabilities in the aggregate amount of $________________; and

WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the ASSIGNED AMOUNT), together with a corresponding portion of its outstanding Loans and its Letter of Credit Liabilities and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

DEFINITION

1. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

ASSIGNMENT

2. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Loans made by the Assignor outstanding at the date hereof on the date hereof and the Letter of Credit Liabilities of the Assignor outstanding on the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, [the Company and the Administrative Agent] and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount and a corresponding portion of the Loans outstanding on the date hereof and the Letter of Credit Liabilities of the Assignor on the date hereof and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement arising on or after the date hereof to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

PAYMENTS

3. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount equal to $_________.(4) It is understood that commitment fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement that is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

--------------------------------------------------------------------------------
(4) Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

NON-RELIANCE ON ASSIGNOR

4. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Company, or the validity and enforceability of the obligations of any Borrower in respect of the Credit Agreement or any Note or any other Financing Document. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of any Borrower.

CONSENT OF THE COMPANY AND THE ADMINISTRATIVE AGENT

5. This Agreement is conditioned upon the consent of the Company and the Administrative Agent pursuant to Section 9.6(c) of the Credit Agreement.(5)

GOVERNING LAW

6. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

COUNTERPARTS

7. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.



--------------------------------------------------------------------------------
(5) Section not to be included if Assignee is a Bank of an affiliate of the Assignor.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]


By:________________________
   Name:
   Title:


[ASSIGNEE]


By:________________________
   Name:
   Title:


HOLLY CORPORATION


By:________________________
   Name:
   Title:


CANADIAN IMPERIAL BANK OF
  COMMERCE, as Administrative Agent


By:________________________
   Name:
   Title:

                                  EXHIBIT G-1

                              GOVERNMENT CONTRACTS



                               DATE SIGNED BY
CONTRACT                     CONTRACTOR/OFFEROR              CUSTOMER
--------                     ------------------              --------
SP0600-99-R-0161              April 27, 1999       Defense Energy Support Center

                                  EXHIBIT G-2

                              [FORM OF ASSIGNMENT]

WHEREAS, the undersigned has entered into an Amended and Restated Credit and Reimbursement Agreement dated as of April 14, 2000 and a Security Agreement dated as of October 14, 1997 (as amended) pursuant to which various banks have agreed to make revolving loans to the undersigned for the purpose, among others, of assisting the undersigned in the performance of certain government contracts;

WHEREAS, in connection with the foregoing agreement, the undersigned desires to assign all monies due or to become due under those certain government contracts to CIBC Inc., as Collateral Agent for the banks that have made commitments to the undersigned;

NOW, THEREFORE,

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto CIBC Inc., as Collateral Agent, all monies due or to become due under [identifying eligible government contract].

IN WITNESS WHEREOF, the undersigned, through its duly authorized officer, has caused this Assignment to be duly executed this _ day of ____, 2000.

[NAME OF BORROWER]


By:________________________
    Name:
    Title:

I hereby attest that I am the Secretary of [Name of Borrower] and that the above Assignment has been executed by a duly authorized representative of [Name of Borrower]. In attestation thereof I have this day impressed the corporate seal of [Name of Borrower] hereon.

[CORPORATE SEAL]

Dated:

-----------------------             -----------------------
Name:
Secretary
[Name of Borrower]

                                  EXHIBIT G-3

                         [FORM OF NOTICE OF ASSIGNMENT]



TO: [Each party specified in FAR 32.802(e)].

Re: Contract No.____________________ entered into between [NAME OF BORROWER] (the CONTRACTOR), [ADDRESS OF BORROWER] and [GOVERNMENT AGENCY, NAME OF OFFICE AND ADDRESS] for [DESCRIPTION OF NATURE OF THE ELIGIBLE GOVERNMENT CONTRACT]

PLEASE TAKE NOTICE that moneys due or to become due under the contract described above have been assigned to the undersigned under the provisions of the Assignment of Claims Act of 1940, as amended (31 U.S.C. 3727, 41 U.S.C. 15).

One true copy of the instrument of assignment executed by the Contractor on __________________, 200_ is attached hereto.

Until further notice, payments due or to become due under this contract should be made payable to the undersigned assignee as follows:

IF BY MAIL, PLEASE REMIT TO:

CIBC Inc.
Assignee for [Name of Borrower]
c/o


IF BY ACH, PLEASE REMIT TO:

Please return to the undersigned the three enclosed copies of this original notice with appropriate notations showing the date and hour of receipt and duly signed by the person acknowledging receipt on behalf of the addressee.

Very truly yours,
CIBC  Inc. as Collateral Agent,
as Assignee


By:_______________________
   Name:
   Title:



                                 ACKNOWLEDGMENT


Receipt is acknowledged of the above notice and of a copy of the instrument of assignment. They were received at (a.m.)(p.m.) on _________________, 200_.


---------------------------
[signature]


---------------------------
[title]


On behalf of:


---------------------------
[name of addressee of this notice]

                               GUARANTEE AGREEMENT



AGREEMENT dated as of April 14, 2000 among Holly Corporation, a Delaware corporation (the COMPANY), each other Guarantor listed on the signature pages hereof under the caption "GUARANTORS" and each Person that shall, at any time after the date hereof, become a Guarantor hereunder (individually a SUBSIDIARY GUARANTOR and collectively the GUARANTORS) and Canadian Imperial Bank of Commerce, as Administrative Agent.

WITNESSETH:

WHEREAS, the Company and certain other Guarantors has entered into an Amended and Restated Credit and Reimbursement Agreement (as the same may be amended from time to time, the CREDIT AGREEMENT) dated as of April 14, 2000 with Navajo Refining Company, Black Eagle, Inc., Navajo Corp., Navajo Southern, Inc., Navajo Northern, Inc., Lorefco, Inc., Navajo Crude Oil Purchasing, Inc., Navajo Holdings, Inc., Holly Petroleum, Inc., Navajo Pipeline Co., Lea Refining Company, Navajo Western Asphalt Company and Montana Refining Company, A Partnership, (together with the Company, the BORROWERS), the banks listed on the signature pages thereof (the BANKS), Canadian Imperial Bank of Commerce, as Administrative Agent (the ADMINISTRATIVE AGENT), CIBC Inc., as Collateral Agent (the COLLATERAL AGENT), Fleet National Bank, as Collateral Monitor and Documentation Agent (the COLLATERAL Monitor) and CIBC World Markets Corp., as Sole Lead Arranger and Bookrunner, together with the Administrative Agent, the Collateral Agent and the Collateral Monitor, the AGENTS);

WHEREAS, each Subsidiary Guarantor (as defined below) is a Subsidiary,

WHEREAS, in conjunction with the transactions contemplated by the Credit Agreement and in consideration of the financial and other support that the Company has provided, and such financial and other support as the Company may in the future provide, to the Subsidiary Guarantors, and in order to induce the Banks and the Agents to enter into the Credit Agreement and to make Loans and issue Letters of Credit thereunder, the Subsidiary Guarantors are willing to guarantee the obligations of the Borrowers under the Credit Agreement and the Notes;

WHEREAS, the Credit Agreement provides, among other things, that one condition to its effectiveness is the execution and delivery by the Company and the Subsidiary Guarantors of this Agreement; and

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

DEFINITIONS

DEFINITIONS

1.1 Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined. In addition the following terms, as used herein, have the following respective meanings:

OBLIGATIONS means (i) all obligations of each Borrower in respect of principal of and interest on the Loans and the Letter of Credit Liabilities (including without limitation interest accruing subsequent to the commencement of a bankruptcy or similar proceeding involving any Obligor, whether or not allowed or allowable as a claim in such proceeding), (ii) all other amounts payable by any Borrower under any Financing Document and (iii) all renewals or extensions of the foregoing, in each case whether now outstanding or hereafter arising.

SUBSIDIARY GUARANTOR means any Guarantor other than the Company.

THE GUARANTEE

THE GUARANTEE

2.1 Subject to Section 2.3, the Guarantors hereby unconditionally, irrevocably and jointly and severally guarantee to the Banks and the Agents, and to each of them, the due and punctual payment of all Obligations as and when the same shall become due and payable, whether at maturity, by declaration or otherwise, according to the terms thereof. In case of failure by any Borrower punctually to pay any Obligation, the Guarantors, subject to Section 2.3, hereby unconditionally agree to cause such payment to be made punctually as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, and as if such payment were made by such Borrower.

GUARANTEES UNCONDITIONAL

2.2 The obligations of each Guarantor under this Article II shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any other Obligor under any Financing Document, by operation of law or otherwise;

(b)    any modification or amendment of or supplement to any Financing Document;



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

(c) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any guarantee or other liability of any third party, for any obligation of any Obligor under any Financing Document;

(d) any change in the corporate existence, structure or ownership of any Borrower or its Subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or its Subsidiaries or their assets or any resulting release or discharge of any obligation of any other Obligor contained in any Financing Document;

(e) the existence of any claim, set-off or other rights which such Guarantor may have at any time against any other Obligor, any Agent or any Bank or any other Person, whether or not arising in connection with any Financing Document; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(f) any invalidity or unenforceability relating to or against any other Obligor for any reason of any Financing Document or any provision of applicable law or regulation purporting to prohibit the payment by any other Obligor of any Obligation; or

(g) any other act or omission to act or delay of any kind by any Obligor, any Agent, any Bank or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the obligations of such Guarantor under this Article II.

LIMIT OF LIABILITY OF SUBSIDIARY GUARANTORS

2.3 Each Subsidiary Guarantor shall be liable under this Agreement only for amounts aggregating up to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

DISCHARGE; REINSTATEMENT IN CERTAIN CIRCUMSTANCES; RELEASE OF GUARANTORS

2.4(a) The Guarantors' obligations under this Article II shall remain in full force and effect until the Commitments and all Letters of Credit are terminated and all principal of and interest on the Notes and all other amounts payable by the Borrowers under the Credit Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by any Borrower under any Financing Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Borrower or otherwise, the Guarantors' obligations under this Article II with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

(b) Upon the consummation of any Asset Sale of the equity interests of any Guarantor permitted by Section 5.12 of the Credit Agreement if, after giving effect to such Asset Sale, such Guarantor shall no longer be a Subsidiary, the Administrative Agent shall release such Guarantor from its obligations hereunder; provided that, if such Asset Sale is a Borrower Sale, each of the conditions precedent set forth in Section 5.12(b) of the Credit Agreement shall have been satisfied with respect thereto. The Administrative Agent shall be fully protected in relying on a certificate of the Company as to whether the conditions precedent set forth in Section 5.12 of the Credit Agreement with respect thereto are applicable and have been satisfied.

(c) Upon the designation of any Guarantor as an Unrestricted Subsidiary permitted by Section 5.17 of the Credit Agreement, the Administrative Agent shall release such Guarantor from its obligations hereunder; provided that, if such Guarantor is a Borrower, each of the conditions precedent set forth in Section 5.17(a) of the Credit Agreement shall have been satisfied with respect thereto. The Administrative Agent shall be fully protected in relying on a certificate of the Company as to whether the conditions precedent set forth in Section 5.17(a) of the Credit Agreement with respect thereto are applicable and have been satisfied.

WAIVER OF NOTICE

2.5 Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any other Obligor or any other Person.

SUBROGATION

2.6 Upon making any payment with respect to any Borrower hereunder, the Guarantor making such payment shall be subrogated to the rights of the payee against such Borrower with respect to such payment; provided that such Guarantor shall not enforce or accept any payment by way of subrogation until all amounts of principal of and interest on the Notes and all other amounts payable by all Borrowers under the Financing Documents have been paid in full.

STAY OF ACCELERATION

2.7 If acceleration of the time for payment of any amount payable by any Borrower under the Credit Agreement is stayed upon the insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Banks.

MISCELLANEOUS

NOTICES

3.1 Unless otherwise specified herein, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party at its address or telex or facsimile number set forth on the signature pages hereof or such other address or telex or facsimile number as such party may hereafter specify for the purpose by notice to the other party hereto. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in or pursuant to this Section 3.1 and the appropriate answer back is received, (ii) if given by facsimile transmission, when such facsimile is transmitted to the facsimile transmission number specified in or pursuant to this Section 3.1 and telephonic confirmation of receipt thereof is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section 3.1.

NO WAIVER

3.2 No failure or delay by any Agent or Bank in exercising any right, power or privilege under this Agreement or any other Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

AMENDMENTS AND WAIVERS

3.3 Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed by each Guarantor affected thereby and by the Administrative Agent with the prior written consent of the Required Banks under the Credit Agreement.

GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF A JURY TRIAL

3.4 THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH GUARANTOR AND THE ADMINISTRATIVE AGENT HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH GUARANTOR AND THE ADMINISTRATIVE AGENT IRREVOCABLY

WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH GUARANTOR AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SUCCESSORS AND ASSIGNS

3.5 This Agreement is for the benefit of the Agents and the Banks and their respective successors and permitted assigns and in the event of an assignment of the Loans, the Notes or other amounts payable under the Credit Agreement, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

COUNTERPARTS; EFFECTIVENESS

3.6 This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when the Administrative Agent shall have received a counterpart hereof signed by each Guarantor listed on the signature page hereof and when the Credit Agreement shall become effective in accordance with its terms. Thereafter, upon execution and delivery of a counterpart of this Agreement on behalf on any other Guarantor, this Agreement shall become effective with respect to such Guarantor as of the date of such delivery.

INSTRUMENT FOR THE PAYMENT OF MONEY

3.7 Each Subsidiary Guarantor hereby acknowledges that the guarantee in Section 2 constitutes an instrument for the payment of money, and consents and agrees that any Bank or the Administrative Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

CONTINUING GUARANTEE

3.8 The Guarantee in Section 2 is a continuing guarantee, and shall apply to all Obligations whenever arising.

SEVERABILITY

3.9 If any provision of this Agreement is prohibited, unenforceable or not authorized, or to the extent that any portion of the Obligations hereunder may be voidable or subject to avoidance, in any jurisdiction, such provision or portion of the Obligations shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability, nonauthorization or portion so subject without invalidating or limiting the remaining provisions hereof or remaining portion of the Obligations or affecting the validity, enforceability or legality of such provision or such portion of the Obligations in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

CIBC INC., as Administrative Agent


By:
    ----------------------
    Name:  MARY BETH ROSS
    Title: AUTHORIZED SIGNATORY

    425 Lexington Avenue
    New York, New York 10017
    Attention:
    Facsimile number:

GUARANTORS:
NAVAJO REFINING COMPANY
BLACK EAGLE, INC.
NAVAJO CORP.
NAVAJO SOUTHERN, INC.
NAVAJO NORTHERN, INC.
LOREFCO, INC.
NAVAJO CRUDE OIL PURCHASING, INC.
NAVAJO HOLDINGS, INC.
HOLLY PETROLEUM, INC.
NAVAJO PIPELINE CO.
LEA REFINING COMPANY
NAVAJO WESTERN ASPHALT COMPANY


By
    ---------------------------
    Name:
    Title:
    100 Crescent Court, Suite 1600
    Dallas, Texas 75201-6927
    Attention:
    Facsimile number: (214) 871-3560

MONTANA REFINING COMPANY, A
   PARTNERSHIP

By Navajo Northern, Inc., its General Partner

By:
    -------------------------
    Name:
    Title:
    100 Crescent Court, Suite 1600
    Dallas, Texas 75201-6927
    Attention:
    Facsimile number: (214) 871-3560

                                                                       EXHIBIT I

                              DESIGNATED CUSTOMERS



AIG TRADING

AMERADA HESS

ARCO

ARMY AND AIR FORCE EXCHANGE SERVICE

BP AMOCO

BURLINGTON NORTHERN RAILROAD

CHEVRON USA, INC.

COASTAL

CONOCO INC.

EQUIVA TRADING COMPANY

EXXON/MOBIL CORP.

FEDERAL EXPRESS CORPORATION

FINA OIL & CHEMICAL

JP MORGAN

KOCH INDUSTRIES

MARATHON OIL

MOBIL OIL

MORGAN STANLEY DEAN WITTER

PHILLIPS PETROLEUM

SHELL OIL COMPANY

TEXACO.